FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-286968-07

Dated April 24, 2026	BBCMS 2026-5C41

Free Writing Prospectus Structural and Collateral Term Sheet
BBCMS Mortgage Trust 2026-5C41
$533,635,597 (Approximate Mortgage Pool Balance)

$472,934,000 (Approximate Offered Certificates)

Barclays Commercial Mortgage Securities LLC Depositor

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2026-5C41

Barclays Capital Real Estate Inc.

BSPRT CMBS Finance, LLC

Zions Bancorporation, N.A.

KeyBank National Association

Citi Real Estate Funding Inc.

Starwood Mortgage Capital LLC

Societe Generale Financial Corporation

Wells Fargo Bank, National Association

UBS AG New York Branch

Mortgage Loan Sellers

Barclays	Citigroup	KeyBanc Capital Markets
Société Générale	UBS Securities LLC	Wells Fargo Securities
Co-Lead Managers and Joint Bookrunners
Academy Securities Co-Manager		Mischler Financial Group, Inc. Co-Manager
THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated April 24, 2026	BBCMS 2026-5C41

This material is for your information, and none of Barclays Capital Inc., Citigroup Global Markets Inc., SG Americas Securities, LLC, UBS Securities LLC, KeyBanc Capital Markets Inc., Wells Fargo Securities, LLC, Academy Securities, Inc. or Mischler Financial Group, Inc. (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-286968) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-603-5847. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2026-5C41 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
2

Structural and Collateral Term Sheet	BBCMS 2026-5C41
Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	AAA(sf)/AAAsf/AAA(sf)	$3,964,000	30.000%	2.44	6/26-10/30	43.4%	15.4%
A-2	AAA(sf)/AAAsf/AAA(sf)	(6)	30.000%	(6)	(6)	43.4%	15.4%
A-3	AAA(sf)/AAAsf/AAA(sf)	(6)	30.000%	(6)	(6)	43.4%	15.4%
X-A	AAA(sf)/AAAsf/AAA(sf)	$373,544,000(7)	N/A	N/A	N/A	N/A	N/A
A-S	AA-(sf)/AAAsf/AAA(sf)	$49,362,000	20.750%	4.91	4/31-5/31	49.1%	13.6%
B	NR/AA-sf/AA-(sf)	$28,016,000	15.500%	4.98	5/31-5/31	52.4%	12.8%
C	NR/A-sf/A-(sf)	$22,012,000	11.375%	4.98	5/31-5/31	54.9%	12.2%

Privately Offered Certificates(8)

Class	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-B	NR/A-sf/AAA(sf)	$99,390,000(9)	N/A	N/A	N/A	N/A	N/A
X-D(10)	NR/BBBsf/BBB+(sf)	$11,340,000(11)	N/A	N/A	N/A	N/A	N/A
D(10)	NR/BBBsf/BBB+(sf)	$11,340,000	9.250%	4.98	5/31-5/31	56.3%	11.9%
E-RR(10)	NR/BBB-sf/BBB(sf)	$6,670,000	8.000%	4.98	5/31-5/31	57.0%	11.7%
F-RR	NR/BB-sf/BB+(sf)	$12,007,000	5.750%	4.98	5/31-5/31	58.4%	11.5%
G-RR	NR/B-sf/BB-(sf)	$8,005,000	4.250%	4.98	5/31-5/31	59.4%	11.3%
J-RR	NR/NR/NR	$22,679,596	0.000%	4.98	5/31-5/31	62.0%	10.8%

(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D Certificates may vary depending upon the final pricing of the Classes of Principal Balance Certificates whose Certificate Balances comprise such notional amounts, and, if as a result of such pricing, the pass-through rate of any Class of the Class X-A, Class X-B and Class X-D Certificates, as applicable, would be equal to zero at all times, such Class of Certificates will not be issued on the closing date of this securitization.
(2)	The credit support percentages set forth for the Class A-1, Class A-2 and Class A-3 Certificates represent the approximate initial credit support for the Class A-1, Class A-2 and Class A-3 Certificates in the aggregate.
(3)	Assumes 0% CPR / 0% CDR and a May 21, 2026 closing date. Based on modeling assumptions as described in the Preliminary Prospectus dated April 27, 2026 (the “Preliminary Prospectus”).
(4)	The “Certificate Principal to Value Ratio” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2 and Class A-3 Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2 and Class A-3 Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(5)	The “Underwritten NOI Debt Yield” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2 and Class A-3 Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2 and Class A-3 Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.
(6)	The exact initial certificate balances of the Class A-2 and Class A-3 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial certificate balances, expected weighted average lives and expected principal windows of the Class A-2 and Class A-3 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-2 and Class A-3 Certificates is expected to be approximately $369,580,000, subject to a variance of plus or minus 5%.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
3

Structural and Collateral Term Sheet	BBCMS 2026-5C41
Indicative Capital Structure
Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Weighted Avg. Life (Yrs)	Expected Range of Principal Window
Class A-2	$0 - $120,000,000	N/A – 4.72	N/A / 10/30-3/31
Class A-3	$249,580,000– $369,580,000	4.85 – 4.81	3/31-4/31 / 10/30-4/31
(7)	The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-3 Certificates outstanding from time to time.
(8)	The Class X-B, Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates are not being offered by the Preliminary Prospectus and this Term Sheet. The Class R Certificates are not shown above.
(9)	The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S, Class B and Class C Certificates outstanding from time to time.
(10)	The initial certificate balance of each of the Class D and Class E-RR Certificates, and the initial notional amount of the Class X-D Certificates, is subject to change based on final pricing of all Certificates and the final determination of the amounts of the Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates (collectively, the “HRR certificates”) that will be retained by BSPRT CMBS Finance, LLC (through BSP B-Equity Ventures, LLC, its “majority-owned affiliate”), as described under “Credit Risk Retention” in the Preliminary Prospectus to satisfy the U.S. risk retention requirements of BSPRT CMBS Finance, LLC, as retaining sponsor. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR certificates, see “Credit Risk Retention” in the Preliminary Prospectus.
(11)	The Notional Amount of the Class X-D Certificates will be equal to the Certificate Balance of the Class D Certificates outstanding from time to time.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
4

Structural and Collateral Term Sheet	BBCMS 2026-5C41
Summary of Transaction Terms
Securities Offered:	$472,934,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	Barclays Capital Inc., Citigroup Global Markets Inc., SG Americas Securities, LLC, UBS Securities LLC, Wells Fargo Securities, LLC and KeyBanc Capital Markets Inc.
Co-Managers:	Academy Securities, Inc. and Mischler Financial Group, Inc.
Mortgage Loan Sellers:	Barclays Capital Real Estate Inc. (“Barclays”) (24.6%), BSPRT CMBS Finance, LLC (“BSPRT”) (29.2%), Zions Bancorporation, N.A. (“ZBNA”) (11.0%), KeyBank National Association (“KeyBank”) (9.6%), Citi Real Estate Funding Inc. (“CREFI”) (9.0%), Starwood Mortgage Capital LLC (“SMC”) (5.8%), Societe Generale Financial Corporation (“SGFC”) (4.2%), Wells Fargo Bank, National Association (“WFB”) (3.7%) and UBS AG New York Branch (“UBS AG”) (2.8%).
Master Servicer:	Trimont LLC.
Special Servicer:	CWCapital Asset Management LLC.
Directing Certificateholder:	BSP B-Equity Ventures, LLC or its affiliate.
Trustee:	Deutsche Bank National Trust Company.
Certificate Administrator:	Computershare Trust Company, National Association.
Operating Advisor:	BellOak, LLC.
Asset Representations Reviewer:	BellOak, LLC.
Rating Agencies:	S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”).
U.S. Credit Risk Retention:	For a discussion on the manner in which BSPRT, as retaining sponsor, intends to satisfy the U.S. credit risk retention requirements, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about May 21, 2026.
Cut-off Date:	With respect to each mortgage loan, the related due date in May 2026, or in the case of any mortgage loan that has its first due date after May 2026, the date that would have been its due date in May 2026 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in June 2026.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in June 2026.
Assumed Final Distribution Date:	The Distribution Date in May 2031 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in May 2069.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-3, Class X-A, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-B, Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class R Certificates (the “Privately Offered Certificates” and together with the Publicly Offered Certificates, the “Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R Certificates) and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, LSEG, DealX, CRED iQ and Recursion Co.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
5

Collateral Term Sheet	BBCMS 2026-5C41
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Roll-up Aggregate Cut-off Date Balance	% of IPB
BSPRT	5	5	$155,582,014	29.2%
Barclays	9	24	$131,287,376	24.6%
ZBNA	2	2	$58,750,000	11.0%
KeyBank	5	15	$51,347,000	9.6%
CREFI	3	18	$48,200,000	9.0%
SMC	3	12	$31,100,000	5.8%
SGFC	2	2	$22,474,207	4.2%
WFB	1	1	$20,000,000	3.7%
UBS AG	3	3	$14,895,000	2.8%
Total:	33	82	$533,635,597	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$533,635,597
Number of Mortgage Loans:	33
Number of Mortgaged Properties:	82
Average Cut-off Date Balance per Mortgage Loan:	$16,170,776
Weighted Average Current Mortgage Rate:	6.51159%
10 Largest Mortgage Loans as % of IPB:	63.5%
Weighted Average Remaining Term to Maturity:	58 months
Weighted Average Seasoning:	2 months
Credit Statistics
Weighted Average UW NCF DSCR(1)(2):	1.53x
Weighted Average UW NOI Debt Yield(1):	10.8%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(1)(3):	62.0%
Weighted Average Maturity Date LTV(1)(3):	61.5%
Other Statistics
% of Mortgage Loans with Additional Debt:	12.0%
% of Mortgage Loans with Single Tenants(4):	1.5%
% of Mortgage Loans secured by Multiple Properties:	36.2%
Amortization
Weighted Average Original Amortization Term(5):	369 months
Weighted Average Remaining Amortization Term(5):	368 months
% of Mortgage Loans with Interest-Only:	81.9%
% of Mortgage Loans with Amortizing Balloon:	14.5%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	3.7%
Lockboxes(6)
% of Mortgage Loans with Springing Lockboxes:	51.7%
% of Mortgage Loans with Hard Lockboxes:	25.1%
% of Mortgage Loans with Soft (Residential); Hard (Commercial) Lockboxes:	12.0%
% of Mortgage Loans with Soft Lockboxes:	11.2%
Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	96.7%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	41.6%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	83.9%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(7):	35.1%

(1)	In the case of Loan Nos. 1, 2, 4, 5, 7, 8, 10, 11, 13 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 16, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 3, 5 and 9, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
(4)	Excludes mortgage loans that are secured by multiple properties with multiple tenants.
(5)	Excludes mortgage loans that are interest-only for the entire term. Additionally, Loan No. 13 is excluded from such calculation as it is subject to a fixed amortization schedule. Monthly debt service payments are equal to the sum of (i) the interest accrued on the outstanding principal balance accrued at the interest rate during the interest period immediately preceding such monthly payment date plus (ii) a principal pay-down of $83,333.33. Based on the principal pay-down, the outstanding principal balance of the related whole loan will be reduced by $999,999.96 on an annual basis resulting in an original amortization term of 3,720 months.
(6)	For a more detailed description of Lockboxes, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.
(7)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, retail, mixed use and industrial properties.
THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
6

Structural and Collateral Term Sheet	BBCMS 2026-5C41
Collateral Characteristics
Ten Largest Mortgage Loans
No.	Loan Name	City, State	Mortgage Loan Seller(s)	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Units / Rooms / Pads	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV(1)(2)
1	Admiral's Cove	Haverstraw, NY	BSPRT	1	$53,350,000	9.997%	245	Multifamily	1.20x	8.7%	64.4%	64.4%
2	Prospect Place Apartments	Brooklyn, NY	ZBNA	1	$53,350,000	9.997%	465	Multifamily	1.42x	9.3%	66.1%	66.1%
3	The Mirage at San Marcos	San Marcos, TX	BSPRT	1	$35,000,000	6.6%	816	Multifamily	1.89x	10.4%	57.4%	57.4%
4	Compass Storage National Portfolio	Various, Various	CREFI	15	$33,200,000	6.2%	1,111,354	Self Storage	1.52x	9.1%	65.4%	65.4%
5	Renaissance Center Park	Tampa, FL	BSPRT	1	$32,000,000	6.0%	813,798	Office	2.30x	16.4%	52.7%	52.7%
6	Texas & Iowa Industrial Portfolio	Various, Various	KeyBank	9	$30,000,000	5.6%	301,715	Industrial	1.48x	9.4%	68.9%	68.9%
7	Marriott Savannah Riverfront	Savannah, GA	Barclays	1	$29,962,376	5.6%	387	Hospitality	1.59x	15.1%	57.9%	53.1%
8	Hunter Portfolio Tranche 2	Various, Various	Barclays	4	$27,000,000	5.1%	1,024	Multifamily	1.45x	10.9%	48.7%	48.7%
9	Cedar Point	Arlington, TX	BSPRT	1	$24,732,014	4.6%	272	Multifamily	1.26x	9.0%	69.7%	67.9%
10	The Towers at Cupertino City Center	Cupertino, CA	WFB	1	$20,000,000	3.7%	357,838	Office	1.69x	11.3%	63.6%	63.6%

	Top 3 Total/Weighted Average			3	$141,700,000	26.6%			1.45x	9.3%	63.3%	63.3%
	Top 5 Total/Weighted Average			19	$206,900,000	38.8%			1.59x	10.4%	62.0%	62.0%
	Top 10 Total/Weighted Average			35	$338,594,390	63.5%			1.55x	10.7%	61.8%	61.3%
	Non-Top 10 Total/Weighted Average			47	$195,041,207	36.5%			1.49x	10.9%	62.2%	61.8%
(1)	In the case of Loan Nos. 1, 2, 4, 5, 7, 8 and 10 , the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 16, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related mezzanine loan(s).
(2)	In the case of Loan Nos. 3, 5 and 9, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
7

Structural and Collateral Term Sheet	BBCMS 2026-5C41
Collateral Characteristics
Pari Passu Companion Loan Summary
No.	Loan Name	Mortgage Loan Seller(s)	Trust Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Loan(s) Original Balance
1	Admiral’s Cove	BSPRT	$53,350,000	$84,000,000	BBCMS 2026-5C41	Trimont	CWCapital	Future Securitization(s)	$30,650,000
2	Prospect Place Apartments	ZBNA	$53,350,000	$83,000,000	BBCMS 2026-5C41	Trimont	CWCapital	Future Securitization(s)	$29,650,000
4	Compass Storage National Portfolio	CREFI	$33,200,000	$118,200,000	(1)	(1)	(1)	BMO 2026-5C14 Future Securitization(s)	$20,000,000 $65,000,000
5	Renaissance Center Park	BSPRT	$32,000,000	$97,000,000	BMO 2026-5C14	Midland	CWCapital	BMO 2026-5C14	$65,000,000
7	Marriott Savannah Riverfront	Barclays	$29,962,376	$101,872,079	(2)	(2)	(2)	Future Securitization(s)	$72,000,000
8	Hunter Portfolio Tranche 2	Barclays	$27,000,000	$43,700,000	BBCMS 2026-5C41	Trimont	CWCapital	Future Securitization(s)	$16,700,000
10	The Towers at Cupertino City Center	WFB	$20,000,000	$145,000,000	(2)	(2)	(2)	Future Securitization(s)	$125,000,000
11	HKB Portfolio	Barclays	$19,500,000	$79,500,000	BMARK 2026-V21	KeyBank	Torchlight	BMARK 2026-V21	$60,000,000
13	535 & 545 5th Avenue	SGFC	$14,983,871	$309,666,667	BMARK 2026-V20	Midland	Rialto	BMARK 2026-V20 BBCMS 2026-5C40 BMARK 2026-V21 BMO 2026-5C14 Future Securitization(s)	$75,000,000 $40,000,000 $30,000,000 $15,000,000 $135,000,000
25	Fairfield Inn by Marriott Central Park	CREFI	$7,000,000	$65,500,000	BMARK 2025-V19	Midland	Midland	BMARK 2025-V19	$58,500,000
(1)	In the case of Loan No. 4, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the BMO 2026-5C14 pooling and servicing agreement. Upon the securitization of the related controlling pari passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future transaction, which servicing agreement will become the controlling pooling/trust and servicing agreement. The initial controlling noteholder is one of the originators of the related whole loan or an affiliate.
(2)	In the case of Loan Nos. 7 and 10, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the BBCMS 2026-5C41 pooling and servicing agreement. Upon the securitization of the related controlling pari passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future transaction, which servicing agreement will become the controlling pooling/trust and servicing agreement. The initial controlling noteholder is one of the originators of the related whole loan or an affiliate.

Additional Debt Summary
No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(1)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(1)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield(1)	Total Debt UW NOI Debt Yield
1	Admiral’s Cove	$53,350,000	$30,650,000	$7,000,000	$91,000,000	1.20x	1.05x	64.4%	69.8%	8.7%	8.0%
16	70 Pier	$10,500,000	$0	$1,000,000	$11,500,000	1.23x	1.05x	60.0%	65.7%	8.3%	7.6%
(1)	Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related Pari Passu Companion Loans (if applicable) but exclude any related Subordinate Companion Loan(s) and/or mezzanine loan(s). In the case of Loan Nos. 1 and 16, subordinate debt represents a related mezzanine loan(s).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
8

Structural and Collateral Term Sheet	BBCMS 2026-5C41
Collateral Characteristics
Mortgaged Properties by Type(1)
					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(3)(4)
Multifamily	Mid Rise	4	$71,400,000	13.4%	1.23x	8.7%	63.6%	63.6%
	Garden	7	62,861,169	11.8%	1.35x	9.9%	60.3%	59.0%
	High Rise	1	53,350,000	10.0%	1.42x	9.3%	66.1%	66.1%
	Student Housing	3	45,633,181	8.6%	1.79x	10.5%	55.4%	55.4%
	Subtotal:	15	$233,244,349	43.7%	1.41x	9.5%	61.7%	61.3%
Self Storage	Self Storage	28	$103,150,000	19.3%	1.44x	9.3%	66.0%	66.0%
	Subtotal:	28	$103,150,000	19.3%	1.44x	9.3%	66.0%	66.0%
Office	Suburban	3	$57,400,000	10.8%	2.05x	14.6%	57.7%	57.7%
	Subtotal:	3	$57,400,000	10.8%	2.05x	14.6%	57.7%	57.7%
Hospitality	Full Service	4	$41,014,216	7.7%	1.63x	15.4%	58.8%	54.8%
	Select Service	3	10,015,142	1.9%	1.60x	13.4%	60.0%	59.5%
	Limited Service	4	5,433,019	1.0%	1.75x	16.1%	61.2%	59.5%
	Subtotal:	11	$56,462,376	10.6%	1.64x	15.1%	59.2%	56.1%
Industrial	Warehouse/Distribution	9	$32,311,286	6.1%	1.45x	9.6%	67.7%	67.7%
	Warehouse	2	9,550,000	1.8%	1.30x	9.5%	67.1%	67.1%
	Flex	1	5,688,714	1.1%	1.48x	9.4%	68.9%	68.9%
	Subtotal:	12	$47,550,000	8.9%	1.42x	9.6%	67.7%	67.7%
Manufactured Housing	Manufactured Housing	11	$18,445,000	3.5%	1.57x	10.6%	55.8%	55.8%
	Subtotal:	11	$18,445,000	3.5%	1.57x	10.6%	55.8%	55.8%
Mixed Use	Retail/Office	1	$14,983,871	2.8%	1.30x	9.8%	63.2%	62.2%
	Subtotal:	1	$14,983,871	2.8%	1.30x	9.8%	63.2%	62.2%
Retail	Anchored	1	$2,400,000	0.4%	5.16x	38.5%	16.7%	16.7%
	Subtotal:	1	$2,400,000	0.4%	5.16x	38.5%	16.7%	16.7%
Total / Weighted Average:		82	$533,635,597	100.0%	1.53x	10.8%	62.0%	61.5%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 4, 5, 7, 8, 10, 11, 13 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 1 and 16, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 3, 5 and 9, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
9

Structural and Collateral Term Sheet	BBCMS 2026-5C41
Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
New York	11	$158,216,358	29.6%	1.33x	9.2%	64.2%	64.1%
Texas	12	90,938,300	17.0%	1.57x	9.7%	64.6%	64.1%
Georgia	15	52,410,537	9.8%	1.61x	14.1%	58.1%	55.1%
Illinois	9	51,250,000	9.6%	1.43x	9.5%	69.0%	69.0%
Florida	3	43,879,245	8.2%	2.08x	15.3%	54.2%	54.0%
Indiana	7	23,937,115	4.5%	1.60x	12.2%	57.7%	57.5%
California	1	20,000,000	3.7%	1.69x	11.3%	63.6%	63.6%
Michigan	2	16,366,819	3.1%	1.45x	10.9%	48.7%	48.7%
Ohio	6	13,115,319	2.5%	1.56x	10.9%	65.8%	65.4%
Tennessee	2	10,102,519	1.9%	1.42x	11.3%	53.7%	50.6%
South Carolina	2	9,709,095	1.8%	1.35x	9.0%	58.6%	58.6%
Connecticut	2	9,550,000	1.8%	1.30x	9.5%	67.1%	67.1%
New Jersey	1	8,000,000	1.5%	1.35x	10.3%	64.0%	64.0%
Arizona	1	7,377,000	1.4%	1.30x	8.4%	58.5%	58.5%
Iowa	1	5,688,714	1.1%	1.48x	9.4%	68.9%	68.9%
North Carolina	3	4,445,000	0.8%	1.55x	10.3%	52.9%	52.9%
Kentucky	2	3,173,942	0.6%	1.52x	9.1%	65.4%	65.4%
Pennsylvania	1	3,075,635	0.6%	1.52x	9.1%	65.4%	65.4%
Nevada	1	2,400,000	0.4%	5.16x	38.5%	16.7%	16.7%
Total / Weighted Average:	82	$533,635,597	100.0%	1.53x	10.8%	62.0%	61.5%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 4, 5, 7, 8, 10, 11, 13 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 16, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 3, 5 and 9, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
10

Structural and Collateral Term Sheet	BBCMS 2026-5C41
Collateral Characteristics
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
$2,400,000	-	$9,999,999	16	$96,207,336	18.0%	6.64474%	58	1.52x	11.0%	60.1%	59.8%
$10,000,000	-	$14,999,999	5	60,633,871	11.4%	6.66236%	58	1.39x	9.6%	63.8%	63.5%
$15,000,000	-	$19,999,999	2	38,200,000	7.2%	6.92114%	58	1.57x	12.7%	65.2%	64.3%
$20,000,000	-	$29,999,999	4	101,694,390	19.1%	6.69545%	59	1.49x	11.8%	59.4%	57.6%
$30,000,000	-	$39,999,999	4	130,200,000	24.4%	5.90841%	58	1.80x	11.3%	60.9%	60.9%
$40,000,000	-	$53,350,000	2	106,700,000	20.0%	6.72000%	59	1.31x	9.0%	65.3%	65.3%
Total / Weighted Average:			33	$533,635,597	100.0%	6.51159%	58	1.53x	10.8%	62.0%	61.5%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
5.26500	-	5.99900	3	$98,200,000	18.4%	5.67816%	58	1.64x	9.7%	63.6%	63.6%
6.00000	-	6.49900	13	174,679,014	32.7%	6.40340%	59	1.48x	9.9%	65.8%	65.5%
6.50000	-	6.99900	12	157,922,712	29.6%	6.75227%	59	1.63x	12.5%	56.0%	54.8%
7.00000	-	7.37200	5	102,833,871	19.3%	7.12160%	58	1.35x	10.6%	63.3%	62.8%
Total / Weighted Average:			33	$533,635,597	100.0%	6.51159%	58	1.53x	10.8%	62.0%	61.5%

Original Term to Maturity Date in Months

				Weighted Average
Original Term to Maturity Date in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
60	33	$533,635,597	100.0%	6.51159%	58	1.53x	10.8%	62.0%	61.5%
Total / Weighted Average:	33	$533,635,597	100.0%	6.51159%	58	1.53x	10.8%	62.0%	61.5%

Remaining Term to Maturity Date in Months

						Weighted Average
Range of Remaining Term to Maturity Date in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
54	-	56	3	$27,383,871	5.1%	7.06270%	55	1.48x	11.7%	62.8%	62.2%
57	-	58	11	241,627,014	45.3%	6.54192%	58	1.59x	11.1%	62.3%	62.0%
59	-	60	19	264,624,712	49.6%	6.42686%	59	1.49x	10.4%	61.6%	60.9%
Total / Weighted Average:			33	$533,635,597	100.0%	6.51159%	58	1.53x	10.8%	62.0%	61.5%
(1)	In the case of Loan Nos. 1, 2, 4, 5, 7, 8, 10, 11, 13 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 16, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 3, 5 and 9, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
11

Structural and Collateral Term Sheet	BBCMS 2026-5C41
Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	28	$436,967,000	81.9%	6.43092%	59	1.54x	10.4%	62.0%	62.0%
300	2	37,452,712	7.0%	6.86560%	59	1.55x	14.5%	56.2%	51.6%
360	1	19,500,000	3.7%	7.37200%	58	1.75x	16.1%	61.2%	59.5%
480	1	24,732,014	4.6%	6.39000%	58	1.26x	9.0%	69.7%	67.9%
Fixed Amortization Schedule	1	14,983,871	2.8%	7.06000%	56	1.30x	9.8%	63.2%	62.2%
Total / Weighted Average:	33	$533,635,597	100.0%	6.51159%	58	1.53x	10.8%	62.0%	61.5%

Remaining Amortization Term in Months

					Weighted Average
Range of Remaining Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	28	$436,967,000	81.9%	6.43092%	59	1.54x	10.4%	62.0%	62.0%
299	2	37,452,712	7.0%	6.86560%	59	1.55x	14.5%	56.2%	51.6%
360	1	19,500,000	3.7%	7.37200%	58	1.75x	16.1%	61.2%	59.5%
478	1	24,732,014	4.6%	6.39000%	58	1.26x	9.0%	69.7%	67.9%
Fixed Amortization Schedule	1	14,983,871	2.8%	7.06000%	56	1.30x	9.8%	63.2%	62.2%
Total / Weighted Average:	33	$533,635,597	100.0%	6.51159%	58	1.53x	10.8%	62.0%	61.5%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	28	$436,967,000	81.9%	6.43092%	59	1.54x	10.4%	62.0%	62.0%
Amortizing Balloon	4	77,168,597	14.5%	6.75092%	58	1.41x	11.8%	61.9%	58.9%
Interest Only, Amortizing Balloon	1	19,500,000	3.7%	7.37200%	58	1.75x	16.1%	61.2%	59.5%
Total / Weighted Average:	33	$533,635,597	100.0%	6.51159%	58	1.53x	10.8%	62.0%	61.5%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
1.20x	-	1.29x	5	$103,707,014	19.4%	6.78257%	58	1.23x	8.7%	64.0%	63.5%
1.30x	-	1.49x	16	222,596,207	41.7%	6.50930%	59	1.41x	9.7%	64.0%	63.8%
1.50x	-	1.79x	8	132,532,376	24.8%	6.59204%	58	1.61x	12.3%	61.1%	59.8%
1.80x	-	1.99x	2	40,400,000	7.6%	5.49290%	59	1.89x	11.2%	58.5%	58.5%
2.00x	-	2.49x	1	32,000,000	6.0%	6.61500%	57	2.30x	16.4%	52.7%	52.7%
2.50x	-	5.16x	1	2,400,000	0.4%	6.34000%	57	5.16x	38.5%	16.7%	16.7%
Total / Weighted Average:			33	$533,635,597	100.0%	6.51159%	58	1.53x	10.8%	62.0%	61.5%
(1)	In the case of Loan Nos. 1, 2, 4, 5, 7, 8, 10, 11, 13 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 16, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 3, 5 and 9, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
12

Structural and Collateral Term Sheet	BBCMS 2026-5C41
Collateral Characteristics
LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
16.7%	-	49.9%	3	$36,890,336	6.9%	6.85499%	60	1.68x	12.9%	46.8%	45.9%
50.0%	-	54.9%	2	36,445,000	6.8%	6.59732%	57	2.21x	15.7%	52.7%	52.7%
55.0%	-	59.9%	7	108,464,376	20.3%	6.27161%	59	1.62x	11.5%	57.4%	56.1%
60.0%	-	64.9%	8	138,308,871	25.9%	6.90965%	58	1.40x	10.4%	63.3%	62.9%
65.0%	-	70.9%	13	213,527,014	40.0%	6.30168%	59	1.43x	9.5%	67.7%	67.5%
Total / Weighted Average:			33	$533,635,597	100.0%	6.51159%	58	1.53x	10.8%	62.0%	61.5%

LTV Ratios as of the Maturity Date(1)(3)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
16.7%	-	49.9%	3	$36,890,336	6.9%	6.85499%	60	1.68x	12.9%	46.8%	45.9%
50.0%	-	59.9%	10	164,409,376	30.8%	6.47433%	58	1.76x	13.0%	56.8%	55.8%
60.0%	-	64.9%	7	118,808,871	22.3%	6.83377%	58	1.34x	9.5%	63.6%	63.5%
65.0%	-	70.9%	13	213,527,014	40.0%	6.30168%	59	1.43x	9.5%	67.7%	67.5%
Total / Weighted Average:			33	$533,635,597	100.0%	6.51159%	58	1.53x	10.8%	62.0%	61.5%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Defeasance	27	$414,174,712	77.6%	6.47014%	58	1.56x	10.9%	60.9%	60.5%
Yield Maintenance	5	104,477,014	19.6%	6.59724%	59	1.44x	10.5%	66.1%	65.4%
Defeasance or Yield Maintenance	1	14,983,871	2.8%	7.06000%	56	1.30x	9.8%	63.2%	62.2%
Total / Weighted Average:	33	$533,635,597	100.0%	6.51159%	58	1.53x	10.8%	62.0%	61.5%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Refinance	23	$401,615,597	75.3%	6.61098%	59	1.55x	11.2%	60.2%	59.5%
Acquisition	8	68,820,000	12.9%	6.48678%	59	1.42x	9.5%	67.8%	67.8%
Refinance/Acquisition	2	63,200,000	11.8%	5.90696%	58	1.50x	9.2%	67.1%	67.1%
Total / Weighted Average:	33	$533,635,597	100.0%	6.51159%	58	1.53x	10.8%	62.0%	61.5%
(1)	In the case of Loan Nos. 1, 2, 4, 5, 7, 8, 10, 11, 13 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 16, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 3, 5 and 9, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
13

Structural and Collateral Term Sheet	BBCMS 2026-5C41
Collateral Characteristics
Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
1	BSPRT	Admiral's Cove	Haverstraw, NY	Multifamily	$53,350,000	9.997%	BSPDF 2025-FL2
3	BSPRT	The Mirage at San Marcos	San Marcos, TX	Multifamily	$35,000,000	6.6%	BSPRT 2025-FL12
4.01	CREFI	Liberty	Liberty, NY	Self Storage	$3,567,174	0.7%	MHP 2022-MHIL
4.02	CREFI	New Hampton	New Hampton, NY	Self Storage	$3,567,174	0.7%	MHP 2022-MHIL
4.03	CREFI	Philadelphia	Philadelphia, PA	Self Storage	$3,075,635	0.6%	CGCMT 2016-C1
4.04	CREFI	Shelbyville	Shelbyville, TN	Self Storage	$2,612,183	0.5%	CGCMT 2016-P4
4.05	CREFI	Middletown	Middletown, NY	Self Storage	$2,598,139	0.5%	MHP 2022-MHIL
4.09	CREFI	Cincinnati I	Cincinnati, OH	Self Storage	$1,938,071	0.4%	CGCMT 2016-P4
4.10	CREFI	Florence	Florence, KY	Self Storage	$1,853,807	0.3%	CGCMT 2016-GC37
4.14	CREFI	Hebron	Hebron, KY	Self Storage	$1,320,135	0.2%	CGCMT 2016-GC37
4.15	CREFI	Hamilton	Hamilton, OH	Self Storage	$1,193,739	0.2%	CGCMT 2016-P4
5	BSPRT	Renaissance Center Park	Tampa, FL	Office	$32,000,000	6.0%	JPMCC 2016-JP2 SGCMS 2016-C5 WFCM 2019-C52 BBCMS 2019-C4
7	Barclays	Marriott Savannah Riverfront	Savannah, GA	Hospitality	$29,962,376	5.6%	CGCMT 2016-C1; CGCMT 2016-P4; CFCRE 2016-C6
9	BSPRT	Cedar Point	Arlington, TX	Multifamily	$24,732,014	4.6%	BSPRT 2025-FL12
13	SGFC	535 & 545 5th Avenue	New York, NY	Mixed Use	$14,983,871	2.8%	MSBAM 2015-C24
19.01	CREFI	1st Choice Storage Miami	Miami, FL	Self Storage	$6,250,000	1.2%	WFCM 2016-C33
19.02	CREFI	1st Choice Storage Endicott	Endicott, NY	Self Storage	$1,750,000	0.3%	WFCM 2016-C33
27	ZBNA	Castle Creek I & II	Indianapolis, IN	Office	$5,400,000	1.0%	MSBAM 2016-C28
33	KeyBank	Times Square Retail Center	Las Vegas, NV	Retail	$2,400,000	0.4%	GSMS 2016-GS2
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
14

Structural and Collateral Term Sheet	BBCMS 2026-5C41
Structural Overview
■ Securities:	The Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class R Certificates (collectively, the “Certificates”) will be entitled to distributions solely with respect to the mortgage loans.
■ Accrual:	Each Class of Certificates (other than the Class R Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest.
■ Distribution of Interest:

On each Distribution Date, accrued interest for each Class Certificates (other than the Class R Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D Certificates (the “Senior Certificates”), on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to each of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates (collectively, the “Principal Balance Certificates”) on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2 and Class A-3 Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-D Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class D Certificates for the related Distribution Date.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Distribution of Principal:

On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Principal Balance Certificates will be distributed:

first, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, second, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-3 Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Principal Balance Certificates will be distributed to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
15

Structural and Collateral Term Sheet	BBCMS 2026-5C41
Structural Overview

RR Certificates have been reduced to zero as a result of the allocation of realized losses to such Classes.

The Class X-A, Class X-B and Class X-D Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-1, Class A-2 and Class A-3 Certificates, the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-S, Class B and Class C Certificates, the notional amount of the Class X-D Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class D Certificates.

■ Yield Maintenance / Fixed Penalty Allocation:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the Certificate Administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates, the product of (a) the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2 and Class A-3 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2 and Class A-3 Certificates as described above, (3) to the Class X-B Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-S, Class B and Class C Certificates as described above (4) to the Class X-D Certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above.

No yield maintenance charges or prepayment premiums will be distributed to the Class R Certificates.

■ Realized Losses:

On each Distribution Date, the losses on the mortgage loans will be allocated first to the Class J-RR, Class G-RR, Class F-RR, Class E-RR, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, based on the Certificate Balance of each such Class, until the Certificate Balance of each such Class has been reduced to zero. The notional amounts of the Class X-A, Class X-B and Class X-D will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class X-B and Class X-D Certificates, respectively.

Losses on each pari passu Whole Loan will be allocated, pro rata, between the related mortgage loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances.

■ Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from the payment of interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R
THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
16

Structural and Collateral Term Sheet	BBCMS 2026-5C41
Structural Overview
Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.
■ Appraisal Reduction Amounts:

With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Special Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or Serviced Whole Loan exceeds the amount by which (i) the sum of (a) 90% of the appraised value of the related mortgaged property, (b) the amount of any escrows and letters of credit and reserves and (c) all insurance and casualty proceeds and condemnation awards that are collateral for the related mortgage loan exceeds (ii) the outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts.

With respect to the Non-Serviced Whole Loans, any Appraisal Reduction Amount will be similarly determined pursuant to the related lead securitization trust and servicing agreement or pooling and servicing agreement, as applicable, under which the non-serviced whole loan is serviced.

In general, the Appraisal Reduction Amounts that are allocated to the mortgage loans are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Principal Balance Certificates (other than the Class A-1, Class A-2 and Class A-3 Certificates) beginning with the Class J-RR Certificates for certain purposes, including certain voting rights and the determination of the Controlling Class. As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then-outstanding (i.e., first, to the Class J-RR Certificates, second, to the Class G-RR Certificates, third, to the Class F-RR Certificates, fourth to the Class E-RR Certificates, fifth, to the Class D Certificates, sixth, to the Class C Certificates, seventh, to the Class B, and eighth, to the Class A-S Certificates and finally, pro rata based on their respective interest entitlements, to the Senior Certificates).

With respect to each serviced pari passu Whole Loan, the Appraisal Reduction Amount will be notionally allocated, pro rata, between the related mortgage loan and the related serviced Pari Passu Companion Loan(s), based upon their respective principal balances.

■ Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction Amount exists, the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on any mortgage loan will be reduced to equal the product of (x) the interest portion of the amount that would be advanced without regard to any Appraisal Reduction Amount and (y) a fraction, the numerator of which is the then-outstanding principal balance of the mortgage loan minus the Appraisal Reduction Amount and the denominator of which is the then-outstanding principal balance of the mortgage loan immediately prior to the related Distribution Date. The Master Servicer will not make any principal or interest advances with respect to any companion loan.
■ Whole Loans:

Each of the mortgaged properties identified above under “Collateral Characteristics—Pari Passu Companion Loan Summary” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Pari Passu Companion Loan Summary” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the master servicer and special servicer under such lead servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

■ Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied (after reimbursement of advances and certain trust fund expenses) first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts; second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of
THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
17

Structural and Collateral Term Sheet	BBCMS 2026-5C41
Structural Overview
Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
■ Sale of Defaulted Loans and REO Properties:

The Special Servicer is required to use reasonable efforts to solicit offers for any defaulted loan or REO property (other than a non-serviced mortgage loan), if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the certificateholders (or, in the case of any Serviced Whole Loan, the certificateholders and any holders of the related Serviced Pari Passu Companion Loans, as a collective whole, taking into account the pari passu nature of any related Serviced Companion Loan), on a net present value basis.

In the case of each non-serviced mortgage loan, under certain circumstances permitted under the related intercreditor agreement, to the extent that such non-serviced mortgage loan is not sold together with the related non-serviced companion loan by the special servicer for the related Non-Serviced Whole Loans, the Special Servicer will be entitled to sell (with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing, with respect to any mortgage loan other than an Excluded Loan) such non-serviced mortgage loan if it determines in accordance with the servicing standard that such action would be in the best interests of the certificateholders.

The Special Servicer is generally required to accept the highest cash offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”) except as described in the Preliminary Prospectus.

With respect to the Serviced Whole Loans, any such sale of the related defaulted loan is required to also include the related Pari Passu Companion Loans, if any, and the prices will be adjusted accordingly.

With respect to the mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the Special Servicer does not receive a cash offer at least equal to the Purchase Price, the Special Servicer may accept the first cash offer received from any person that is determined to be a fair price and will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy for such defaulted loan or REO property, if the highest offeror is a person other than a party to the Pooling and Servicing Agreement, the Directing Certificateholder, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, with respect to a defaulted whole loan, the depositor, Master Servicer, Special Servicer (or independent contractor engaged by the Special Servicer) or the trustee for the securitization of a Companion Loan and each holder of any related Companion Loan or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee will determine (based upon the most recent appraisal or updated appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property; provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third parties and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the Special Servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the Certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole,

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural Overview

as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender, so long as such lower offer was not made by the Special Servicer or any of its affiliates. If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on either REMIC of the trust fund or cause either REMIC of the trust fund to fail to qualify as a REMIC.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, determines to sell the related Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related non-serviced mortgage loan, included in the BBCMS 2026-5C41 Trust, and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■ Control Eligible Certificates:	Classes E-RR, F-RR, G-RR and J-RR.
■ Control Rights:

The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the Loan-Specific Directing Certificateholder and (ii) with respect to each mortgage loan (other than any Servicing Shift Mortgage Loan and any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement.

With respect to any mortgage loan (other than any non-serviced mortgage loan, any Excluded Loan or any Servicing Shift Whole Loan), unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to such mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan). With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

A “Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

An “Excluded Loan” is a mortgage loan or Whole Loan with respect to which, as of any date of determination, with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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With respect to the Serviced Whole Loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loans pursuant to the related intercreditor agreement.

With respect to any Non-Serviced Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable.

■ Directing Certificateholder:	BSP B-Equity Ventures, LLC (or its affiliate) is expected to be appointed as the initial directing certificateholder with respect to all serviced mortgage loans (other than the servicing shift mortgage loan or any Excluded Loans).
■ Controlling Class:

The “Controlling Class” will at any date of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class; provided that if at any time the principal balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate Class among the Control Eligible Certificates that has an aggregate principal balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class J-RR Certificates.

■ Control Termination Event:

A “Control Termination Event” will occur when the senior most Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; and provided, further, that prior to the applicable Servicing Shift Date, no Control Termination Event may occur with respect to the Loan-Specific Directing Certificateholder related to a Servicing Shift Whole Loan and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder related to such Servicing Shift Whole Loan.

The “Cumulative Appraisal Reduction Amount” as of any date of determination with respect to any mortgage loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

An “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

The “Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Special Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The master servicer, the operating advisor and the Certificate Administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, any Cumulative Appraisal Reduction Amounts will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce its Certificate Balance until the Certificate Balance of each such class is notionally reduced to zero (i.e., first, to the Class J-RR Certificates, second, to the Class G-RR Certificates, third, to the Class F-RR Certificates, fourth, to the Class E-RR Certificates, fifth, to the Class D Certificates, sixth, to the Class C Certificates, seventh, to the Class B Certificates and finally, to the Class A-S Certificates). In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class J-RR Certificates, second, to the Class G-RR Certificates, third, to the Class F-RR Certificates, fourth, to the Class E-RR Certificates and fifth, to the Class D Certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable Cumulative Appraisal Reduction Amount), as described in this paragraph.

■ Consultation Termination Event:

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; provided, further, that no Consultation Termination Event may occur with respect to the Loan-Specific Directing Certificateholder related to a Servicing Shift Whole Loan and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder related to such Servicing Shift Whole Loan. With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder or any Controlling Class Certificateholder will not have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event will be deemed to have occurred and be continuing and a Consultation Termination Event will be deemed to have occurred, in each case, with respect to an Excluded Loan.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all Certificateholders.

■ Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such Class, to no longer be the Controlling Class.
■ Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates that are determined at any date of determination to no longer be the Controlling Class as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that supplemental appraisal, the Special Servicer will be required to determine, in accordance with the servicing standard, whether, based on its assessment of the supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, will be required to recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based on the supplemental appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a supplemental appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■ Operating Advisor:	The Operating Advisor will initially be BellOak, LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect
THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural Overview

to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. The Operating Advisor will generally be responsible for reviewing the Special Servicer’s operational practices with respect to the resolution and liquidation of specially serviced loans. In addition, after the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will have certain consultation rights with respect to the specially serviced loans. The Operating Advisor will generally have no obligations or consultation rights under the Pooling and Servicing Agreement with respect to the Non-Serviced Whole Loans or any related REO Property.

With respect to each mortgage loan or Serviced Whole Loan (in each case, other than a non-serviced mortgage loan), the Operating Advisor will be responsible for:

■                after the occurrence and during the continuance of a Control Termination Event, consulting (on a non-binding basis) with the Special Servicer with respect to each asset status report prepared by the Special Servicer and recommending proposed alternative courses of action.

■                after the occurrence and during the continuance of a Control Termination Event, preparing an annual report addressing the Operating Advisor’s overall findings and determinations and setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement with respect to the resolution and/or liquidation of specially serviced loans that the Special Servicer is responsible for servicing under the Pooling and Servicing Agreement.

■                prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction Amount and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced loan to the Operating Advisor after such calculations have been finalized. The Operating Advisor will be required to review such calculations (with respect to Appraisal Reduction Amounts, if the Special Servicer has calculated such amounts) but will not opine on or take any affirmative action with respect to such Appraisal Reduction Amount calculations and/or net present value calculations.

■                after the occurrence and during the continuance of a Control Termination Event, recalculating and verifying, on a limited basis, the accuracy of mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas utilized in connection with any Appraisal Reduction Amount, Collateral Deficiency Amount or net present value calculations performed by the Special Servicer. In the event the Operating Advisor does not agree with the mathematical calculations or the application of the non-discretionary portion of the applicable formulas required to be utilized for such calculation, the Operating Advisor and the Special Servicer will consult with each other in order to resolve any disagreement. If there is any disagreement with respect to such calculations that the Operating Advisor and the Special Servicer are unable to resolve, the Certificate Administrator will determine which calculation is to apply.

In addition, the Operating Advisor is required to promptly review all information available to Privileged Persons on the Certificate Administrator’s website related to specially serviced loans and certain information available to Privileged Persons on the Certificate Administrator’s website related to mortgage loans included on the monthly CREFC® servicer watch list report, each final asset status report delivered to the Operating Advisor by the Special Servicer and each assessment of compliance report and attestation report prepared by the Special Servicer in order to maintain its familiarity with the mortgage loans and the performance of the Special Servicer under the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will also consult with the Special Servicer in connection with certain major decisions and propose possible alternative courses of action.

In addition, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the servicing standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time.

■ Replacement of Operating Advisor:	The Operating Advisor may be terminated or removed under certain circumstances and a replacement operating advisor appointed as described in the Preliminary Prospectus. Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an entity (A) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by S&P, Fitch and KBRA (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of S&P, Fitch and KBRA has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction publicly citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action; (B) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Directing Certificateholder, or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates; (D) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; and (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets. Any Operating Advisor is prohibited from making an investment in any Class of Certificates in the Trust as described in the Preliminary Prospectus.
■ Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the aggregate Voting Rights deliver to the Certificate Administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if more than a majority of Certificateholders voting (assuming Certificateholders

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural Overview

representing a minimum of 5% of the voting rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not come to pass within such 150-day period, then no further votes will occur unless and until (A) an additional mortgage loan becomes a Delinquent Loan after the expiration of such 150 day period, (B) an additional Asset Review Trigger occurs or an Asset Review Trigger is otherwise in effect, (C) Certificateholders representing 5% of the voting rights again elect to cause a vote of all the Certificateholders and (D) such vote has occurred within 150 after the election described in clause (C) above.

■ Replacement of the Asset Representations Reviewer:	The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.
■ Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced at any time and without cause by the Directing Certificateholder.

If the Special Servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder or the Controlling Class certificateholder on its behalf will be required to appoint (and may remove and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning Special Servicer will be required to use commercially reasonable efforts to select the related Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

After the occurrence of a Consultation Termination Event, the Operating Advisor may also recommend the replacement of the Special Servicer as described above.

■ Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such certificates) of the Principal Balance Certificates requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural Overview

at least 66-2/3% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of Certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer described above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of realized losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Classes of Principal Balance Certificates on an aggregate basis.

With respect to each Serviced Whole Loan, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to any Non-Serviced Whole Loan, the BBCMS 2026-5C41 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, by the related directing holder prior to a control event under such trust and servicing agreement or pooling and servicing agreement, as applicable. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.

■ Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a request to repurchase a mortgage loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C41
Structural Overview

Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

The “Enforcing Servicer” will be the Special Servicer.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller makes a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

■ Investor Communications:

The Certificate Administrator is required to include on any Form 10–D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – BBCMS Mortgage Trust 2026-5C41

With a copy to: trustadministrationgroup@computershare.com

■ Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related Serviced Companion Loan that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans) or Serviced Whole Loan is the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such mortgage loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related mortgage loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans) or Serviced Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan and/or related Serviced Companion Loan.

A “Workout Fee” will generally be payable with respect to each corrected loan and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a corrected loan, subject to a maximum of $1,000,000 in the aggregate with respect to any particular corrected loan. After receipt by the Special Servicer of

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C41
Structural Overview

Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected loan (including any related Serviced Companion Loan) to be $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each specially serviced loan or REO property (except with respect to any non-serviced mortgage loan) as to which the Special Servicer obtains a full or partial recovery of the related asset. The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.0% of the liquidation proceeds (exclusive of default interest) subject to a maximum of $1,000,000; provided, however, that no Liquidation Fee will be less than $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Serviced Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Non-Serviced Whole Loans under the related trust and servicing agreement or pooling and servicing agreement, as applicable.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no Liquidation Fee will be payable to the Special Servicer if a mortgage loan or Serviced Whole Loan becomes a specially serviced loan only because of a maturity default and the related liquidation proceeds are received within 90 days following the related maturity date as a result of the related mortgage loan or Serviced Whole Loan being refinanced or otherwise repaid in full.

■ Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

■                special notices,

■                summaries of any final asset status reports,

■                appraisals in connection with Appraisal Reduction Events (as defined in the Preliminary Prospectus) plus any second appraisals ordered,

■                an “Investor Q&A Forum,”

■                a voluntary investor registry, and

■                SEC EDGAR filings.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C41

No. 1 – Admiral’s Cove

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C41

No. 1 – Admiral’s Cove

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C41

No. 1 – Admiral’s Cove
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSPRT	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$53,350,000	Title(2):	Fee
Cut-off Date Principal Balance(1):	$53,350,000	Property Type – Subtype:	Multifamily – Mid Rise
% of IPB:	9.997%	Net Rentable Area (Units)(3):	245
Loan Purpose:	Refinance	Location:	Haverstraw, NY
Borrower:	Admirals Cove Holdings LLC	Year Built / Renovated:	2023 / NAP
Borrower Sponsors(4):	Martin Ginsburg and The Martin Ginsburg 1997 Trust Agreement #1, Dated January 1, 1997	Occupancy:	95.5%
Interest Rate:	7.05000%	Occupancy Date:	1/14/2026
Note Date:	2/9/2026	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	3/6/2031	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(5):	NAV
Original Term:	60 months	Most Recent NOI (As of)(6):	$6,291,587 (TTM 12/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	92.0%
Amortization Type:	Interest Only	UW Revenues:	$10,375,396
Call Protection:	L(26),D(30),O(4)	UW Expenses:	$3,090,194
Lockbox / Cash Management:	Soft (Residential); Hard (Commercial) / Springing	UW NOI(6):	$7,285,202
Additional Debt(1)(7):	Yes	UW NCF:	$7,223,952
Additional Debt Balance(1)(7):	$30,650,000; $7,000,000	Appraised Value / Per Unit:	$130,400,000 / $532,245
Additional Debt Type(1)(7):	Pari Passu; Mezzanine Debt	Appraisal Date:	9/29/2025

Escrows and Reserves(8)				Financial Information(1)(7)
	Initial	Monthly	Initial Cap		Whole Loan	Total Debt
Taxes:	$77,337	$19,334	N/A	Cut-off Date Loan / Unit:	$342,857	$371,429
Insurance:	$0	Springing	N/A	Maturity Date Loan / Unit:	$342,857	$371,429
Replacement Reserves:	$0	$5,104	N/A	Cut-off Date LTV:	64.4%	69.8%
				Maturity Date LTV:	64.4%	69.8%
				UW NCF DSCR:	1.20x	1.05x
				UW NOI Debt Yield:	8.7%	8.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$84,000,000	92.3%	Loan Payoff(9)	$84,503,606	92.9%
Mezzanine Loan(7)	7,000,000	7.7	Return of Equity	5,119,344	5.6
			Closing Costs	1,299,713	1.4
			Reserves	77,337	0.1
Total Sources	$91,000,000	100.0%	Total Uses	$91,000,000	100.0%
(1)	The Admiral’s Cove Mortgage Loan (as defined below) is part of the Admiral’s Cove Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance $84,000,000. Financial Information presented above is based on the Admiral’s Cove Whole Loan and Admiral’s Cove Mezzanine Loan (as defined below) with regard to the total debt.
(2)	The borrower entered into a lease agreement with the County of Rockland Industrial Development Agency (the “IDA”), pursuant to which the borrower retained the fee interest in the Admiral’s Cove Property, leased the Admiral’s Cove Property to the IDA and the IDA subleased the Admiral’s Cove Property back to the borrower, in each case, for the term of the PILOT.
(3)	The Admiral’s Cove Property (as defined below) consists of 245 multifamily units and 71,761 square feet of land fully leased to and occupied by the Metro-North Commuter Railroad Company. Occupancy is based on the multifamily portion of the Admiral’s Cove Property. Occupancy of the commercial space is 100.0% based on the appraisal dated October 1, 2025.
(4)	Martin Ginsburg, a sponsor of the Admiral’s Cove Mortgage Loan, is also a sponsor of the 70 Pier Mortgage Loan.
(5)	Historical cashflows are not available because the Admiral’s Cove Property was built in 2023 and was securing tenants throughout 2024.
(6)	The increase in the UW NOI from the Most Recent NOI is primarily driven by decreases in concessions and the vacancy rate.
(7)	Concurrently with the origination of the Admiral’s Cove Whole Loan (as defined below), an affiliate of BSPRT funded a five-year mezzanine loan with an original balance of $7,000,000. “Total Debt” means the Admiral’s Cove Whole Loan together with the related mezzanine loan. For a full description of the mezzanine loan, see “Subordinate and Mezzanine Debt” below.
(8)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(9)	The prior loan originated by Benefit Street Partners (or an affiliate) consisted of a senior loan and mezzanine loan with an initial combined balance of $83,000,000. In October 2025, Benefit Street Partners (or an affiliate) provided an additional $2,000,000 to the borrower under the prior mezzanine loan, increasing the total debt to $85,000,000. The Loan Payoff refers to the payoff of the prior senior loan and the prior mezzanine loan.
THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C41

No. 1 – Admiral’s Cove

The Loan. The Admiral’s Cove mortgage loan (the “Admiral’s Cove Mortgage Loan”) is part of a whole loan (the “Admiral’s Cove Whole Loan”) evidenced by two pari passu promissory notes that are secured by the borrower’s fee interest in a 245-unit multifamily property located in Haverstraw, New York (the “Admiral’s Cove Property”). The Admiral’s Cove Whole Loan was originated on February 9, 2026 by BSPRT CMBS Finance, LLC (“BSPRT”). The Admiral’s Cove Whole Loan has a five-year term, is interest-only for the full term and accrues interest at a fixed rate of 7.0500% per annum on an actual/360 basis. The scheduled maturity date of the Admiral’s Cove Whole Loan is March 6, 2031. The Admiral’s Cove Mortgage Loan is evidenced by the controlling Note A-1 with an aggregate outstanding principal balance of $53,350,000.

The table below identifies the promissory notes that comprise the Admiral’s Cove Whole Loan. The relationship between the holders of the Admiral’s Cove Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool — The Whole Loans — The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$53,350,000	$53,350,000	BBCMS 2026-5C41	Yes
A-2(1)	$30,650,000	$30,650,000	BSPRT	No
Whole Loan	$84,000,000	$84,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Admiral’s Cove Property is a Class A, 245-unit mid-rise apartment complex located in Haverstraw, New York. Each building contains its own lobby and fitness center, while the complex includes shared amenities including a swimming pool with a cabana and sundeck area, a fire pit and BBQ area, two community club lounges, a children’s playground, as well as outdoor and garage parking. The Admiral’s Cove Property is situated on a peninsula and provides immediate access to the commuter ferry to the Metro-North Railroad (“Metro-North”) stop in Ossining, New York. The Admiral’s Cove Property has access to a private marina as well as the Hudson River Promenade and Sculpture Trail. Unit amenities include stainless steel appliances, white lacquer cabinetry, quartz countertops, luxury plank flooring, walk-in closets, washer/dryers, and balconies in select units. The Admiral’s Cove Property is served by two elevators, 198 open parking spaces, 126 garage parking spaces, and an electric vehicle charging station, resulting in a parking ratio of approximately 1.3 spaces per unit. The Admiral’s Cove Property generates additional income from parking rent, storage rent, amenity fees, and marina slips. As of January 14, 2026, the Admiral’s Cove Property was 95.5% occupied.

In addition, the Admiral’s Cove Property includes commercial space (approximately 71,761 square feet of land) leased to the Metro-North Railroad which includes the ferry terminal and dock space for the Haverstraw-Ossining Ferry landing. The annual base rent under the Metro-North lease is approximately $423,564.27 through an expiration date of December 31, 2026, with annual rent increases of 5%. The Metro-North lease includes a portion of the parking area for use as commuter parking for the Haverstraw-Ossining Ferry landing. The parking in this portion of the parking area is in addition to the 317 total parking spaces available to tenants of the apartment buildings.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 1 – Admiral’s Cove

The following table presents detailed information with respect to the multifamily unit mix at the Admiral’s Cove Property:

Multifamily Unit Mix(1)
Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Avg. Monthly Rental Rate(2)	Avg. Monthly Rental Rate per SF(2)
Studio	36	14.7%	36	100.0%	517	$2,278	$4.41
1 BR / 1 BA	107	43.7%	101	94.4%	677	$2,707	$4.00
2 BR / 2 BA	85	34.7%	82	96.5%	1,089	$3,822	$3.51
3 BR / 2 BA	17	6.9%	15	88.2%	1,280	$3,974	$3.10
Total/Wtd. Avg.	245	100.0%	234	95.5%	838	$3,113	$3.72
(1)	Based on the underwritten rent roll dated January 14, 2026.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate per SF are calculated using the in-place contract rent of the Occupied Units.

The following table presents certain information relating to the historical and current occupancy of the multifamily component of the Admiral’s Cove Property:

Historical and Current Occupancy(1)
2022(2)	2023	2024	2025	Current(3)
NAP	27.4%	72.7%	94.7%	95.5%
(1)	Historical occupancies are as of December 31 for each respective year.
(2)	Occupancy not available for 2022 as the Admiral’s Cove Property was built in 2023.
(3)	Current Occupancy is based on the underwritten rent roll dated January 14, 2026.

Environmental. According to the Phase I environmental assessment dated December 18, 2025, there was no evidence of any recognized environmental conditions at the Admiral’s Cove Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 1 – Admiral’s Cove

The following table presents certain information relating to the operating history and underwritten cash flows of the Admiral’s Cove Property:

Operating History and Underwriting Net Cash Flow(1)
	TTM 12/31/2025(2)	Underwritten	Per Unit	%(3)
Rents in Place – Multifamily	$9,204,323	$9,209,078	$37,588	82.0%
Rents in Place – Commercial	479,395	503,564	2,055	4.5%
Gross Potential Rent	$9,683,718	$9,712,642	$39,643	86.5%
Other Income – Multifamily	558,191	1,160,900	4,738	10.3%
Total Reimbursements	307,185	355,200	1,450	3.2%
Net Rental Income	$10,549,093	$11,228,742	$45,832	100.0%
(Vacancy/Credit Loss) – Multifamily	(1,976,268)	(732,491)	(2,990)	(7.1%)
(Vacancy/Credit Loss) – Commercial	0	(120,855)	(493)	(1.2%)
Effective Gross Income	$8,572,825	$10,375,396	$42,349	100.0%
Total Expenses	2,281,238	3,090,194	12,613	29.8%
Net Operating Income	$6,291,587	$7,285,202	$29,736	70.2%
Replacement Reserves	0	61,250	250	0.6%
Net Cash Flow	$6,291,587	$7,223,952	$29,486	69.6%
(1)	Based on the underwritten rent roll dated January 14, 2026.
(2)	The increase in the Underwritten Net Operating Income from the TTM 12/31/2025 Net Operating Income is primarily driven by decreases in concessions and the vacancy rate.
(3)	% column represents the percentage of Net Rental Income for all revenue lines and represents the percentage of Effective Gross Income for the remaining fields.

The Market. The Admiral’s Cove Property is located within the Village of Haverstraw, part of the Town of Haverstraw and Rockland County, New York and forms part of the New York-Newark-Jersey City-White Plains Metropolitan Statistical Area (the “New York MSA”). The top three industries within the New York MSA are services, finance/insurance/real estate and retail trade, which represent a combined total of 73% of the workforce.

The Admiral’s Cove Property is located along the Hudson River in the Village of Haverstraw. The Village of Haverstraw is also located within Rockland County and is part of the New York MSA. The neighborhood is bounded by Stony Point to the north, Congers to the south, Haverstraw Bay and Hudson River to the east and Garnerville to the west. Primary access is provided by Round Pointe Drive, Harbor Pointe Drive and Riverside Avenue / West Street. The two major arteries for the region are Interstate Highway 87 (New York State Thruway) and the Palisades Interstate Parkway. Interstate 87 also connects with Interstate Highway 84 and, farther north, Interstate Highway 90 and Interstate Highway 88. Stewart International Airport and Orange County Airport are located north of the Admiral’s Cove Property.

According to the appraisal, the Admiral’s Cove Property is located in the Rockland County multifamily submarket within the New York Metro multifamily market. As of the second quarter of 2025, the New York market had a vacancy rate of 2.8%, with an asking rent of $3,163 per and an inventory of approximately 3.0 million units. The Rockland County submarket had a vacancy rate of 2.5%, with an asking rent of $2,380 per month and an inventory of 21,082 units.

According to the appraisal, the estimated 2025 population within a one-, three-, and five-mile radius of the Admiral’s Cove Property was 10,367, 45,354, and 121,773, respectively, and an average household income within the same radii of $120,384, $143,879, and $164,099, respectively.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C41

No. 1 – Admiral’s Cove

The following table presents multifamily rental data at comparable properties with respect to the Admiral’s Cove Property:

Comparable Rental Summary(1)
Property / Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Admiral's Cove	2023 / NAP	95.5%(2)	245(2)	Studio	517(2)	$4.41(2)	$2,278(2)
1100 Admirals Cove Boulevard				1 BR / 1BA	677(2)	$4.00(2)	$2,707(2)
Haverstraw, NY				2 BR / 2 BA	1,089(2)	$3.51(2)	$3,822(2)
				3 BR / 2 BA	1,280(2)	$3.10(2)	$3,974(2)
The Sheldon at Suffern Station	2019 / NAP	92.0%	92	1 BR / 1 BA	709	$3.88	$2,752
120 Orange Avenue				1 BR / 1 BA	1,039	$3.11	$3,235
Suffern, NY				2 BR / 2 BA	982	$3.28	$3,217
				2 BR / 2 BA	964	$5.39	$5,200
The Henry	2000 / NAP	91.0%	169	1 BR / 1.5 BA	1,310	$2.51	$3,285
1 Crystal Hill Dr.				1 BR / 2 BA	1,310	$3.36	$4,400
Pomona, NY				2 BR / 2 BA	1,247	$2.31	$2,885
Harbor Square	2016 / NAP	93.0%	189	1 BR / 1 BA	707	$4.60	$3,250
3 Westerly Rd.				1 BR / 1.5 BA	979	$3.88	$3,795
Ossining, NY				2 BR / 2 BA	1,053	$3.66	$3,850
				2 BR / 2.5 BA	1,317	$4.67	$6,150
Terraces on the Hudson	2014 / NAP	93.0%	168	1 BR / 1 BA	754	$3.74	$2,817
217 North Highland Avenue				2 BR / 2 BA	1,369	$2.72	$3,725
Ossining, NY
Woodgrove at Sterlington	2020 / NAP	98.0%	384	1 BR / 1 BA	790	$3.52	$2,778
950 Woodmont Ln				1 BR / 1 BA	900	$3.21	$2,888
Sloatsburg, NY				2 BR / 2 BA	1,050	$3.05	$3,206
One Five on Washington	2023 / NAP	73.0%	60	Studio	693	$3.46	$2,400
15, 19, and 21 Washington Avenue				1 BR / 1 BA	687	$4.00	$2,750
Suffern, NY				1 BR / 1 BA	735	$3.88	$2,853
				1 BR / 1 BA	924	$3.43	$3,165
Riverside at Harbors	2015 / NAP	95.0%	106	Studio	656	$3.62	$2,375
4100 Southernly Pointe				1 BR / 1 BA	953	$2.89	$2,750
Haverstraw, NY				2 BR / 2 BA	1,277	$3.41	$4,350
				2 BR / 2.5 BA	1,546	$2.91	$4,495
Parkside at the Harbors	2011 / NAP	98.0%	110	1 BR / 1.5 BA	899	$3.11	$2,795
2100 Round Pointe Drive				1 BR / 1.5 BA	1,139	$3.16	$3,595
Haverstraw, NY				2 BR / 2 BA	1,360	$2.90	$3,950
(1)	Based on the appraisal dated October 1, 2025.
(2)	Based on the underwritten rent roll dated January 14, 2026.

The Borrower. The borrower is Admirals Cove Holdings LLC, a bankruptcy remote, special purpose New York limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Admiral’s Cove Mortgage Loan.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C41

No. 1 – Admiral’s Cove

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Martin Ginsburg and The Martin Ginsburg 1997 Trust Agreement #1, Dated January 1, 1997, whose Co-Trustee is Douglas Ramsay. Martin Ginsburg is the founder and principal of Ginsburg Development Companies (“GDC”). Headquartered in Valhalla, New York and founded in 1963, GDC is a vertically integrated, full-service multifamily, retail, and hospitality investment, acquisition, development, and management company. GDC grew from a part-time endeavor between Mr. Ginsburg and his two brothers with initial purchases of single-family lots in Greenburgh, New York, to acting as a developer of residential and multifamily properties in Westchester County and the northern suburbs of New York City for more than 60 years.

Property Management. The Admiral’s Cove Property is managed by GDC Management Inc., an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrower deposited approximately $77,337 into a real estate tax reserve.

Tax Reserve – On a monthly basis, the borrower is required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $19,334 per month).

Insurance Reserve – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance premiums payable upon renewal of policy upon (i) an event of default or (ii) failure by the borrower to provide evidence to the lender that the Admiral’s Cove Property is insured under a blanket policy that is acceptable to the lender and that satisfies the insurance requirements of the Admiral’s Cove Mortgage Loan. As of the origination date, an acceptable blanket policy is in place.

Replacement Reserves – On a monthly basis, the borrower is required to deposit approximately $5,104 into the replacement reserve.

Lockbox / Cash Management. The Admiral’s Cove Mortgage Loan is structured with a hard lockbox for commercial tenants and a soft lockbox for residential tenants and springing cash management. At origination, the borrower was required to establish a lender-controlled lockbox account. The borrower is required to deposit (or cause the property manager to deposit) all revenue generated by the multifamily units at the Admiral’s Cove Property into the lender-controlled lockbox account. Pursuant to tenant direction letters, the commercial tenants are required to deposit all rents and other sums due under their respective leases into the lender-controlled lockbox account. During the continuance of a Cash Sweep Period (as defined below), funds deposited into the lockbox account are required to be swept on a daily basis into a lender-controlled cash management account and applied in accordance with the Admiral’s Cove Mortgage Loan documents. Pursuant to the Admiral’s Cove Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the Admiral’s Cove Mortgage Loan documents) are required to be applied as follows: (a) if a Cash Sweep Period is not in effect, to the borrower, (b) if a Cash Sweep Period is in effect due to the continuance and occurrence of a mezzanine loan event of default, to or at the direction of the mezzanine lender in accordance with disbursement instructions by the mezzanine lender to the lender, (c) if a Cash Sweep Period is in effect solely due to the occurrence and continuance of a Specified Tenant Sweep Event (as defined below) (or due to the existence of a Specified Tenant Sweep Event and the occurrence of a mezzanine loan event of default), to the lease sweep reserve account or (d) to the extent that any other Cash Sweep Period has occurred and is continuing, to the excess cash flow account.

A “Cash Sweep Period” will commence upon (i) the occurrence and continuance of an event of default, (ii) at any time from and after July 1, 2027, the debt service coverage ratio being less than 1.15x, (iii) the occurrence of a Specified Tenant Sweep Event and (iv) the occurrence of a mezzanine loan event of default. A Cash Sweep Period will end upon (A) with respect to clause (i) above, a cure of such event of default, (B) with respect to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters, (C) with respect to clause (iii) above, the expiration of all Specified Tenant Sweep Periods and (D) with respect to clause (iv) above, upon lender’s receipt that the mezzanine event of default has been cured.

A “Specified Tenant” means, individually and collectively, the Metro-North tenant and any other tenant under a lease covering 50,000 or more rentable square feet at the Admiral’s Cove Property (and any parent company of the foregoing, and guarantor of any such tenant’s lease).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 1 – Admiral’s Cove

A “Specified Tenant Sweep Period” means any period commencing upon the occurrence of a Specified Tenant Sweep Event and expiring upon the occurrence of a Specified Tenant Sweep Event Cure with respect to each outstanding Specified Tenant Sweep Event.

A “Specified Tenant Sweep Event” will commence upon any of the following: (i) a Specified Tenant defaults under its lease beyond all applicable notice and/or cure periods; (ii) a Specified Tenant going dark, vacating, abandoning, ceasing ordinary business operations or otherwise failing to occupy 50% or more of its leased space for a period of 60 days (as such period may be extended for up to two successive periods of 30 days each in the event the applicable Specified Tenant is diligently pursuing alterations or renovations to its demised premises in accordance with the terms of its lease), or giving written notice of its intent to do any of the foregoing; (iii) any bankruptcy or similar insolvency of a Specified Tenant; (iv) a Specified Tenant terminating, cancelling or surrendering its lease, or giving notice of its intent to do any of the foregoing; (v) the earlier of (a) the date that is 90 days prior to the scheduled expiration of such Specified Tenant’s lease or (b) the date under such Specified Tenant’s lease by which such Specified Tenant is required to give notice of its exercise of a renewal option, unless such applicable cure has already occurred; and (vi) if a Specified Tenant is rated by any rating agency, such Specified Tenant has its rating downgraded by at least two notches by any rating agency from its rating as of origination, or if the lease is entered after origination, the date that such lease is entered into or if the Specified Tenant is rated after origination or the date the lease is entered into, as applicable, as of the date such Specified Tenant is so rated (the applicable date, the “Specified Tenant Rating Date”).

A Specified Tenant Sweep Event will end upon the occurrence of a “Specified Tenant Sweep Event Cure”, with respect to: (A) clause (i), the cure of such event of default has been accepted by the borrower; (B) clause (ii), the Specified Tenant has (a) resumed ordinary business operations at all of its leased space during customary hours and (b) delivered to the lender an acceptable tenant estoppel certificate; (C) clause (iii), the Specified Tenant no longer is insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed its lease pursuant to a final, non-appealable order of a court of competent jurisdiction; (D) clause (iv), the Specified Tenant (a) revokes any notification of any termination, cancellation or surrender of its lease and resumes ordinary course business operations during customary hours at all of its leased space and (b) has delivered to the lender an acceptable tenant estoppel certificate; (E) clause (v) (a) the borrower has delivered to the lender acceptable evidence that such Specified Tenant has extended its lease or given notice of renewal under terms of its lease, and all landlord obligations (including the payment of any leasing commissions) have been satisfied in full (or sufficient funds have been reserved for such purposes and to cover all such costs) and such Specified Tenant is in occupancy, open for business and paying full, unabated rent under its lease (or sufficient funds have been reserved for such purposes and to cover any operating shortfalls relating to the delay in the commencement of full rent payments) and (b) the Specified Tenant delivers to the lender an acceptable tenant estoppel certificate; and (F) clause (vi), the Specified Tenant’s rating is increased to at least the same rating assigned to such Specified Tenant as of the Specified Tenant Rating Date and remains at or above such rating for two consecutive calendar quarters thereafter. With respect to any Specified Tenant Sweep Event, a Specified Tenant Sweep Event will end if (a) substantially all of the space leased to the Specified Tenant is leased to one or more replacement tenants on terms acceptable to the lender, and all landlord obligations (including the payment of any leasing commissions) have been satisfied in full (or sufficient funds have been reserved for such purposes and to cover all such costs) and such replacement tenant or tenants, as applicable, are in occupancy, open for business and paying full, unabated rent under their respective lease(s) (or sufficient funds have been reserved for such purposes and to cover any operating shortfalls relating to the delay in the commencement of full rent payments) and (b) such replacement tenants have delivered to the lender acceptable tenant estoppel certificate(s).

PILOT Agreement. The Property is subject to a 16-year payment in lieu of taxes (“PILOT”) agreement (the “PILOT Agreement”) that commenced during the 2022/2023 tax year, pursuant to which the borrower is obligated to make discounted payments in lieu of taxes based on a fixed assessed property value, with annual 2% increases in the applicable tax rates. In order for the Admiral’s Cove Property to qualify for exemption from property taxes and the PILOT structure, the borrower entered into a lease agreement (the “IDA Lease”) with the County of Rockland Industrial Development Agency (the “IDA”), pursuant to which the borrower retained the fee interest in the Admiral’s Cove Property, leased the Admiral’s Cove Property to the IDA and the IDA subleased the Admiral’s Cove Property back to the borrower, in each case, for the term of the PILOT. During the initial three years of the PILOT period (through December 2026), the borrower is required to make PILOT payments based on the “land only” assessed value of $1,638,600. Thereafter, the assessed property value for the remaining PILOT term will be $17,000,000. After the first three years, the PILOT payments increase over the remainder of the PILOT term as follows: 15% increase per year for years four and five; 5% increase per year for years six through 13 and 10% increase per year for years 14 through 16. The borrower is also entitled to certain sales tax benefits with respect to qualifying personal property purchased for incorporation into or use in connection with the development of the Admiral’s

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C41

No. 1 – Admiral’s Cove

Cove Property. The sales tax reserve was established with an upfront amount deposited by the borrower equal to the estimated sales tax liability required by the qualified purchases of personal property in connection with the development of the Admiral’s Cove Property that exceed the aggregate amount of sales tax exemptions granted by the PILOT Agreement. Property taxes were underwritten based on the assessed value of $17,000,000 and 15% taxes on the improvements. The borrower has the option to purchase the IDA’s interest in the Admiral’s Cove Property and terminate the PILOT Agreement at any time by paying all amounts then due under the IDA Lease plus a purchase price of $1. For additional information, see “Description of the Mortgage Pool — Mortgage Pool Characteristics — Property Types — Multifamily Properties” in the Preliminary Prospectus.

Subordinate and Mezzanine Debt. Contemporaneously with the origination of the Admiral’s Cove Whole Loan, Admirals Cove Holdings Mezz LLC, the sole member of the borrower, obtained a mezzanine loan from an affiliate of BSPRT with an original principal balance and outstanding balance as of the Cut-off Date of $7,000,000. The Admiral’s Cove Mezzanine Loan has five-year term, is interest-only for the full term and accrues interest at a rate of 12.50000% per annum.

Permitted Future Subordinate or Mezzanine Debt. Not permitted. Notwithstanding the foregoing, the Admiral’s Cove Mortgage Loan documents permit insurance premiums to be financed through a third-party premium financing company under a premium finance agreement provided the borrower submits to the lender evidence of payment of each and every installment due under such premium finance agreement as each installment becomes due and payable. Insurance premiums are currently being financed. The premium financing company has agreed to provide the lender with 10 days’ prior written notice in the event of cancellation of the insurance policies that are subject to such premium finance agreement due to non-payment of the payments due under the premium finance agreement.

Partial Release. Not permitted.

Ground Lease. In connection with the PILOT Agreement structure, the borrower retained the fee interest in the Admiral’s Cove Property, leased the Admiral’s Cove Property to the IDA and the IDA subleased the Admiral’s Cove Property back to the borrower, in each case, for the term of the PILOT, as described under “PILOT Agreement” above.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C41

No. 2 – Prospect Place Apartments

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C41

No. 2 – Prospect Place Apartments

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C41

No. 2 – Prospect Place Apartments
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	ZBNA	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$53,350,000	Title:	Fee
Cut-off Date Principal Balance(1):	$53,350,000	Property Type – Subtype:	Multifamily – High Rise
% of Pool by IPB:	9.997%	Net Rentable Area (Units):	465
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrowers(2):	Various	Year Built / Renovated:	1930 / 2012
Borrower Sponsor(3):	Efstathios Valiotis	Occupancy:	99.6%
Interest Rate:	6.39000%	Occupancy Date:	3/5/2026
Note Date:	4/14/2026	4th Most Recent NOI (As of):	$7,383,996 (12/31/2022)
Maturity Date:	5/6/2031	3rd Most Recent NOI (As of):	$7,466,308 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$7,084,312 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$7,884,878 (12/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	98.0%
Amortization Type:	Interest Only	UW Revenues:	$11,495,440
Call Protection:	L(24),YM1(32),O(4)	UW Expenses:	$3,742,644
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$7,752,796
Additional Debt(1):	Yes	UW NCF:	$7,636,546
Additional Debt Balance(1):	$29,650,000	Appraised Value / Per Unit(5):	$125,500,000 / $269,892
Additional Debt Type(1):	Pari Passu	Appraisal Date:	2/19/2026

Escrows and Reserves(4)				Financial Information(1)(7)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$178,495
Taxes:	$421,050	$70,175	N/A	Maturity Date Loan / Unit:	$178,495
Insurance:	$375,000	$75,000	N/A	Cut-off Date LTV:	66.1%
Replacement Reserve:	$455,000	$9,688	N/A	Maturity Date LTV:	66.1%
Immediate Repair Reserve:	$153,625	$0	N/A	UW NCF DSCR:	1.42x
Low DSCR Avoidance Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	9.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$83,000,000	99.3%	Existing Debt(6)	$80,466,642	96.2%
Borrower Equity	$607,614	0.7%	Closing Costs(7)	$1,736,297	2.1%
			Reserves	$1,404,675	1.7%
Total Sources	$83,607,614	100.0%	Total Uses	$83,607,614	100.0%
(1)	The Prospect Place Apartments Mortgage Loan (as defined below) is part of a whole loan that is comprised of three pari passu promissory notes with an aggregate original principal balance and Cut-off Date balance of $83,000,000 (“Prospect Place Apartments Whole Loan”). The financial information presented above is based on Prospect Place Apartments Whole Loan.
(2)	The borrowers are 480 St. Marks Ave LLC, 500 St. Marks Ave LLC, 545 Prospect Pl, LLC, 565 Prospect Pl, LLC and 713 Classon Ave LLC, each a New York limited liability company and single purpose entity. The borrowers and non-recourse carveout guarantors are required by the Prospect Place Apartments Whole Loan documents to have recourse liability for 15% of the debt (totaling $12,450,000).
(3)	The borrower sponsor is Efstathios Valiotis and the non-recourse carveout guarantors are Efstathios Valiotis and Stamatiki Valiotis.
(4)	See “Escrows and Reserves” below.
(5)	The Prospect Place Apartments Property has an appraised land value of $93.4 million, representing a Prospect Place Apartments Whole Loan loan-to-land value of 88.9%.
(6)	The previous lender, Flagstar Bank, N.A. (“Flagstar Bank”), approached the borrower sponsor and offered an approximately $4,800,000 discounted pay off if the loan was repaid by April 2026. The Existing Debt figure above reflects said discounted payoff amount. Please refer to “The Property” section below for a further discussion of the circumstances surrounding the discounted payoff.
(7)	Closing Costs include an origination fee and interest rate buydown totaling $622,500.

The Loan. The Prospect Place Apartments mortgage loan (the “Prospect Place Apartments Mortgage Loan”) is part of the Prospect Place Apartments Whole Loan, which is evidenced by three pari passu notes that are secured by the borrowers’ fee interest in a 99.6% occupied, rent stabilized multifamily complex comprising five buildings located in Brooklyn, New York (the “Prospect Place Apartments Property”). Zions Bancorporation, N.A. (“ZBNA”) originated the Prospect Place Apartments Whole Loan on April 14, 2026, which accrues interest at a fixed rate of 6.39000% per annum on an Actual/360 basis with an initial term of five years and is interest-only for the full term.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C41

No. 2 – Prospect Place Apartments

The Prospect Place Apartments Mortgage Loan is evidenced by controlling Note A-1 with an outstanding principal balance as of the Cut-off Date of $53,350,000. As of the Cut-off Date, the non-controlling Note A-2 has an outstanding principal balance of $20,000,000, which is currently held by BSPRT CMBS Finance, LLC (“BSPRT”) and the non-controlling Note A-3 has an outstanding principal balance of $9,650,000, which is currently held by ZBNA and is expected to be sold to a third party or contributed to one or more future securitization trust(s).

In March 2023, the previous lender, Flagstar Bank, a wholly owned subsidiary of New York Community Bancorp, Inc. (“NYCB”), purchased approximately $38.4 billion of Signature Bridge Bank, N.A.'s assets, including loans of approximately $12.9 billion purchased at a discount of $2.7 billion. In March 2024, NYCB publicly reiterated its pledge to reduce its commercial real estate exposure. In 2025, Flagstar Bank approached the borrower sponsor, Mr. Efstathios Valiotis, and offered an approximately $4,800,000 discounted pay off if the loan was repaid by April 2026. At the time of the pay off, the loan was in good standing and fully performing.

The Prospect Place Apartments Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BBCMS securitization 2026-5C41 trust. The relationship between the holders of the Prospect Place Apartments Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Prospect Place Apartments Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$53,350,000	$53,350,000	BBCMS 2026-5C41	Yes
A-2(1)	$20,000,000	$20,000,000	BSPRT	No
A-3(1)	$9,650,000	$9,650,000	ZBNA	No
Whole Loan	$83,000,000	$83,000,000
(1)	Expected to be sold to a third party or contributed to one or more future securitization trusts.

The Property. The Prospect Place Apartments Property is a 465-unit, high-rise multifamily complex located in Brooklyn, New York. The Prospect Place Apartments Property contains 2,300 SF of ground floor commercial space leased to two tenants, including a restaurant and a borrower sponsor-affiliate ground floor laundromat. In addition to the commercial space, the Prospect Place Apartments Property contains an on-site parking garage with 410 spaces and three antennas. The Prospect Place Apartments Property was constructed in 1930. The Prospect Place Apartments Property has an appraised land value of $93.4 million, representing a loan-to-land value of 88.9%.

Originally a hospital and nurse training center, the borrower sponsor purchased the Prospect Place Apartments Property in 2003 and subsequently converted the Prospect Place Apartments Property into residential apartments in and around 2012, incurring a total cost of approximately $42,000,000 for the conversion.

The borrower sponsor entered into a regulatory agreement with The City of New York, acting by and through New York City Department of Housing Preservation and Development (“HPD”) in June 2017, with a 30-year term. The regulatory agreement states that all apartment units are rent stabilized after the initial leasing and specifies occupancy restrictions, which identify the apartment-size distributions and respective rent limits based on a percentage of the area median income.

The Prospect Place Apartments Property benefits from the Article XI of the Private Housing Law of the State of New York (“Article XI”) tax incentive. The Article XI tax incentive was secured in 2017 and has approximately 21 years remaining, currently scheduled to expire in 2047 (the “Restriction Period”). Under Article XI, the New York City Council grants a complete exemption from real property taxes in exchange for the property being operated as affordable housing and subject to rent stabilization during the term of the regulatory agreement. During such term (30 years from the effective date of the applicable regulatory agreement), each building must comply with rent stabilization and other affordability restrictions, including filing rent registrations with the New York State Division of Housing and Community Renewal in connection with limits on rent increases and certain other tenant protections. In lieu of standard property taxes, the owner must pay an annual “shelter rent tax” equal to a specified percentage of the total residential and commercial rents (including subsidies) less the cost of utilities provided to tenants. The Prospect Place Apartment Property’s shelter rent taxes range from 5% to 10%, depending on the building. The regulatory agreements run with the land and bind all future owners during the Restriction Period, during which HPD retains enforcement and oversight authority. At the time of origination of the Prospect

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C41

No. 2 – Prospect Place Apartments

Place Apartments Whole Loan, HPD entered into a subordination agreement with ZBNA, providing that benefits from the Article XI tax incentive are required to remain in place after a foreclosure or a conveyance in lieu of foreclosure. The Article XI tax incentive has no partial burn off schedule and is expected to remain fully in-place until 2047. The appraisal’s total estimated unabated tax assessment for the 2025-2026 year is approximately $3,616,353. If the Prospect Place Apartments Property fails to maintain or receive tax abatement benefits pursuant to Article XI, the Prospect Place Apartments Whole Loan documents require the debt to be full recourse to the borrower and non-recourse carveout guarantors until such time as the tax abatement benefits are fully reinstated.

The Prospect Place Apartments Property comprises 459 rent-stabilized units, two Section 8 tenants and two tenants currently participating in the New York City Fighting Homelessness and Eviction Prevention Supplement program, with the remaining two units designated as free-market. The Prospect Place Apartments Property features a diverse unit mix of studio, one-, two-, and three-bedroom apartments distributed across five buildings, all of which are operated as a single integrated property. Additionally, the Prospect Place Apartments Property benefits from several amenities such as Key Foods Grocer (non-collateral), a full laundromat (borrower sponsor affiliated commercial tenant), the Neptune Diner (restaurant commercial tenant) and an on-site parking garage with 410 spaces. Apartment units feature a mixture of parquet tile, hardwood, linoleum and ceramic tile floors, with elevators servicing all units within the Prospect Place Apartments Property.

The Prospect Place Apartments Property was 99.6% occupied as of March 5, 2026. The unit mix includes 43 studio units, 240 one-bedroom units, 126 two-bedroom units, 44 three-bedroom units, 1 four-bedroom unit and 11 duplex units.

The following table presents certain information relating to the historical and current occupancy of the Prospect Place Apartments Property:

Historical and Current Occupancy (1)
2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	Current(2)
99.1%	99.1%	99.3%	99.3%	99.3%	99.8%	99.8%	99.8%	99.8%	99.6%	99.6%
(1)	Source: Third party market research provider, excluding the current occupancy. Historical occupancies are as of December 31st of each respective year.
(2)	Based on the rent roll dated March 5, 2026.

The following table presents detailed information with respect to the residential units at the Prospect Place Apartments Property:

Unit Mix Summary(1)
Unit Type	No. of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Avg. Occupied Contract Rent	Avg Contract Rent per SF	Concluded Monthly Market Rental Rate	Concluded Monthly Market Rental Rate per SF
Studio	43	9.2%	42	97.7%	350	$1,427	$4.07	$2,500	$7.13
1 Bed / 1 Bath	240	51.6%	239	99.6%	497	$1,783	$3.59	$2,900	$5.84
2 Bed / 1 Bath	84	18.1%	84	100.0%	691	$2,371	$3.43	$3,700	$5.35
2 Bed / 2 Bath	42	9.0%	42	100.0%	777	$2,394	$3.08	$3,700	$4.76
Duplex / 1 Bath	9	1.9%	9	100.0%	617	$2,317	$3.75	$3,700	$5.99
Duplex / 2 Bath	1	0.2%	1	100.0%	946	$1,993	$2.11	$3,700	$3.91
2 Bed Duplex / 1 Bath	1	0.2%	1	100.0%	642	$2,643	$4.12	$3,700	$5.76
3 Bed / 1 Bath	14	3.0%	14	100.0%	964	$2,731	$2.83	$4,100	$4.25
3 Bed / 1.5 Bath	10	2.2%	10	100.0%	1,022	$2,824	$2.76	$4,100	$4.01
3 Bed / 2 Bath	20	4.3%	20	100.0%	996	$2,829	$2.84	$4,100	$4.12
4 Bed / 2 Bath	1	0.2%	1	100.0%	1,080	$3,964	$3.67	$4,100	$3.80
Total/Wtd. Avg.	465	100.0%	463	99.6%	595	$2,027	$3.40	$3,215	$5.40
(1)	Based on the underwritten rent roll dated March 5, 2026.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C41

No. 2 – Prospect Place Apartments

The following table presents certain information relating to the operating history and underwritten cash flows of the Prospect Place Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	2025	Underwritten	Per Unit	%(1)
In-Place Rents(2)	$10,292,213	$10,527,953	$10,338,827	$11,022,638	$11,259,466	$24,214	99.7%
Gross Potential Rent(3)	$10,292,213	$10,527,953	$10,338,827	$11,022,638	$11,297,930	$24,297	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(225,959)	(486)	(2.0)
Net Rental Income	$10,292,213	$10,527,953	$10,338,827	$11,022,638	$11,071,971	$23,811	98.0%
Commercial Income(4)	$142,651	$145,131	$147,686	$116,109	$156,755	337	1.4%
Commercial Reimbursements	$4,914	$23,596	$18,461	$11,891	$15,231	33	0.1%
Commercial Vacancy	0	0	0	0	(8,599)	(18)	(0.1)
Net Commercial Income	$147,565	$168,727	$166,147	$128,000	$163,387	$351	1.4%
Other Income(5)	$211,587	$245,244	$208,579	$235,186	$260,082	559	2.3%
Effective Gross Income	$10,651,365	$10,941,924	$10,713,553	$11,385,824	$11,495,440	$24,721	100.0%

Real Estate Taxes(6)	$702,756	$715,277	$723,604	$733,631	$801,999	1,725	7.0%
Property Insurance Expense	$545,412	$642,038	$691,277	$649,890	$820,235	1,764	7.1%
Other Operating Expenses(7)	$2,019,201	$2,118,301	$2,214,360	$2,117,425	$2,120,410	4,560	18.4%
Total Expenses	$3,267,369	$3,475,616	$3,629,241	$3,500,946	$3,742,644	$8,049	32.6%
Net Operating Income	$7,383,996	$7,466,308	$7,084,312	$7,884,878	$7,752,796	$16,673	67.4%
Replacement Reserve	0	0	0	0	$116,250	250	1.0
Net Cash Flow	$7,383,996	$7,466,308	$7,084,312	$7,884,878	$7,636,546	$16,423	66.4%
(1)	% column represents percent of Gross Potential Rent for revenue fields and Effective Gross Income for the remaining fields.
(2)	Underwritten In-Place Rents is based on the underwritten rent roll dated March 5, 2026.
(3)	Underwritten Gross Potential Rent includes a $38,463 vacancy gross-up.
(4)	Commercial Income also includes laundry income.
(5)	Other Income comprises the contractual antenna, storage, parking and cable income.
(6)	Real Estate Taxes represent the abated amount actually due or paid in connection with the Article XI tax incentive pursuant to the regulatory agreement discussed in “The Property” section above. The Article XI tax incentive has no partial burn off schedule and is expected to remain fully in-place until 2047. The appraisal’s total estimated unabated tax assessment for the 2025-2026 year is approximately $3,616,353.
(7)	Other Operating Expenses include utilities, repairs and maintenance, payroll and benefits, general and administrative and management fees.

Environmental. According to the Phase I environmental assessments dated February 18, 2026 and February 19, 2026, there was evidence of recognized environmental conditions at the Prospect Place Apartments Property related to historical uses including asphalt work, auto service operations, a hospital and former above ground and potential underground storage tanks lacking closure documentation. The lender obtained environmental insurance in lieu of a Phase II environmental assessment and the subsurface investigations recommended by the Phase I environmental assessments. The lender’s consultant estimated a remedial cost range of $225,000 to $595,000 and the borrower procured a $2,000,000 coverage amount. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

The Market. The Prospect Place Apartments Property is located in Brooklyn, New York within the New York-Newark-Jersey City metropolitan statistical area multifamily market and the crown Heights submarket. The property is in Brooklyn’s Crown Heights neighborhood, offering convenient access to major destinations such as the Brooklyn Botanic Garden and the Brooklyn Museum, both an approximately 10-minute drive away. The area provides strong connectivity to surrounding Brooklyn neighborhoods and Manhattan through nearby subway lines, including the 2, 3, 4 and 5 services accessible within Crown Heights.

The Prospect Place Apartments Property is located within the broader New York City regional economy. The New York City metro area added 95,300 jobs over the past year, leading all metro areas nationwide, and now maintains employment above pre-pandemic levels. Kings County (Brooklyn) reported an unemployment rate of 5.5% as of late 2025. The property benefits from proximity to major employment centers in Manhattan, which contains a concentration of office-using employment, totaling approximately 1.5 million jobs citywide as of Q4 2024. Brooklyn itself supports an employment base, reaching approximately 871,600 jobs in late 2024, with ongoing growth driven by investments in infrastructure and industrial redevelopment.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C41

No. 2 – Prospect Place Apartments

Crown Heights is a centrally located Brooklyn neighborhood with an estimated population of approximately 143,000 residents. The area surrounding the property is urban and densely developed, consisting of historic brownstones, multi-family apartment buildings, and newer mid-rise mixed-use properties, particularly along Nostrand and Franklin Avenues. Development activity continues to occur at a moderate but steady pace. Recent permit filings include a ten-story mixed-use building at 964 Franklin Avenue, a fifteen-story mixed-use project at 1733 Bergen Street, and a six-story mixed-use building at 701 Washington Avenue.

The Prospect Park multifamily submarket vacancy rate ranged from 1.6% to 3.8% between 2022 and 2025 and currently stands at 4.4% as of Q2 2026. Vacancy is expected to decline to below 3.0% through 2030. Asking rents increased from $3,135 in 2022 to $3,285 as of Q2 2026 in the Prospect Park submarket. The Prospect Park submarket contains approximately 69,127 units, with 3,702 units delivered over the past twelve months and 2,551 units absorbed during the same period.

Primary vehicular access is provided via Linden Boulevard, with additional major corridors including Eastern Parkway, Ralph Avenue, Utica Avenue, New York Avenue, Nostrand Avenue, Rogers Avenue, and Bedford Avenue. Crown Heights is well-served by multiple MTA subway lines, including the 2, 3, 4, 5 and S lines along Eastern Parkway, as well as the A and C lines along Fulton Street and the Franklin Avenue Shuttle. These routes offer direct access to major employment centers in Lower and Midtown Manhattan. Travel times include approximately 40 minutes to Midtown Manhattan, 30 minutes to LaGuardia Airport, and 40 minutes to John F. Kennedy International Airport.

The following table presents certain information relating to comparable multifamily rentals to the Prospect Place Apartments Property:

Market Rental Rate Conclusion(1)
Unit Type	Market Rent Monthly	Market Rent PSF per Month
Studio One Bedroom Two Bedroom Three Bedroom	$2,500 $2,900 $3,700 $4,100	$61.35 $51.48 $49.72 $39.14
(1)	Source: Appraisal.

The following table presents certain information relating to comparable multifamily sales to the Prospect Place Apartments Property, identified by the appraisal:

Comparable Sales(1)
Property Name	Location	Rentable Area (SF)	Sale Date	Concluded Sale Price (PSF)
7410 & 7420 Ridge Blvd 202 8th Street 237 11th Street 80 Dekalb Avenue	Brooklyn, NY Brooklyn, NY Brooklyn, NY Brooklyn, NY	176,064 56,868 92,722 314,980	Jun-2025 Apr-2025 Mar-2025 Oct-2024	$173 $333 $391 $359
(1)	Source: Appraisal.

The Borrowers. The borrowers are 480 St. Marks Ave LLC, 500 St. Marks Ave LLC, 545 Prospect Pl, LLC, 565 Prospect Pl, LLC and 713 Classon Ave LLC, each a New York limited liability company and single purpose entity with two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Prospect Place Apartments Whole Loan. The borrowers and non-recourse carveout guarantors are required by the Prospect Place Apartments Whole Loan documents to have recourse liability for 15% of the debt (totaling $12,450,000).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C41

No. 2 – Prospect Place Apartments

The Borrower Sponsor. The borrower sponsor is Efstathios Valiotis and the non-recourse carveout guarantors are Efstathios Valiotis and Stamatiki Valiotis. So long as the Prospect Place Apartments Whole Loan and any of the obligations set forth in the Prospect Place Apartments Whole Loan documents remain outstanding, the non-recourse carveout guarantors are required to maintain a minimum net worth of not less than $20,000,000 and liquidity of not less than $10,000,000.

Mr. Efstathios Valiotis is the founder and chief executive officer of Alma Realty Corp. (“Alma”) and co-founder of Marathon National Bank and Alma Bank, which has 14 branches and over $1.5 billion in assets. Mr. Valiotis’ holdings include 84 residential properties totaling approximately 8,562 units, 24 commercial properties totaling approximately 2.6 million square feet. Mr. Valiotis also has interests in six development projects, including an expected 861-unit and 60-unit multifamily development, primarily located in New York, New Jersey and Connecticut. The borrower sponsor and non-recourse carveout guarantors have been involved in mortgage loan defaults and litigation. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

Property Management. The Prospect Place Apartments Property is managed by Alma Realty Corp., an affiliate of the borrower sponsor. Founded in 1983, Alma has managed and operated a broad portfolio of multifamily, retail, office, and industrial properties, in addition to undertaking full ground-up development projects and complex rehabilitation and conversion efforts, including the Prospect Place Apartments Property. Alma oversees over 15,000 residential units, 5 million square feet of office, retail and industrial space, and employs over 1,000 individuals across New York, New Jersey and Connecticut.

Escrows and Reserves. As of the date of origination of the Prospect Place Apartments Whole Loan, the borrowers were required to deposit (i) $421,050 in a real estate tax reserve account, (ii) $375,000 in a property insurance reserve account, (iii) $455,000 in a replacement reserve account and (iv) $153,625 in an immediate repair reserve account.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially approximately $70,175.

Insurance Reserve – The borrowers are required to deposit into a property insurance reserve, on a monthly basis in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof in order to accumulate sufficient funds to pay all such premiums at least thirty (30) days’ prior to the expiration of the policies (initially approximately $75,000).

Replacement Reserve – The Prospect Place Apartments Whole Loan documents require ongoing monthly replacement reserve deposits of $9,688 for multifamily replacements, which the lender may require the borrowers to increase (not more than once per year) upon 30 days’ notice to the borrowers if the lender reasonably determines such increase is necessary to maintain the proper operation of the Prospect Place Apartments Property.

Low DSCR Avoidance Reserve – as discussed in the “Lockbox and Cash Management” section below, the borrowers are entitled to avoid a Low DSCR Event (as defined below) by making springing deposits into said account as described below.

Lockbox and Cash Management. The Prospect Place Apartments Whole Loan is structured with a springing lockbox and springing cash management. Within 30 days from receipt of written notice from the lender that a Cash Trap Event Period (as defined below) has commenced, the borrowers are required to, among other things, (i) execute a deposit account control agreement to establish a deposit account with a clearing bank and (ii) send executed letters directing all commercial tenants to deposit all sums due under their respective leases directly into such deposit account. During the continuance of a Cash Trap Event Period, all funds in the deposit account are required to be swept periodically to a lender-controlled cash management account. If the borrowers or property manager receive any rents or income directly, each is required to deposit such amounts into the deposit account within one business day of receipt. So long as a Cash Trap Event Period is in effect, all excess funds will be swept to an excess cash flow subaccount controlled by the lender and held for so long as such a Cash Trap Event Period is continuing. Notably, the Prospect Place Apartments Whole Loan documents require that after the termination of an initial Cash Trap Event Period, the cash management account will be closed, but upon the occurrence of any subsequent Cash Trap Event Period, the cash management account will remain open until the Prospect Place Apartments Whole Loan debt has been paid in full.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C41

No. 2 – Prospect Place Apartments

A “Cash Trap Event Period” will commence upon the occurrence of any of the following:

(i)	the occurrence of an event of default; or
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.15x (tested quarterly) (a “Low DSCR Event”), provided, however, if within five business days of written notice from the lender, the borrowers have delivered cash or a letter of credit in an amount equal to the difference of (a) $3,225,000 less (b) the net cash flow for the trailing six-month period (“Low DSCR Event Collateral”), no Low DSCR Event will be deemed to have occurred. For the avoidance of doubt, if the borrowers deposit with the lender any Low DSCR Event Collateral, the borrowers are not required to be subject to an additional Low DSCR Event for a period of six months after such deposit.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default and the lender’s acceptance of such cure; or
●	with regard to clause (ii), the NCF DSCR being equal to or greater than 1.20x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
46

Structural and Collateral Term Sheet	BBCMS 2026-5C41

No. 3 – The Mirage at San Marcos

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
47

Structural and Collateral Term Sheet	BBCMS 2026-5C41

No. 3 – The Mirage at San Marcos

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C41

No. 3 – The Mirage at San Marcos
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSPRT	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$35,000,000	Title:	Fee
Cut-off Date Principal Balance:	$35,000,000	Property Type – Subtype:	Multifamily – Student Housing
% of IPB:	6.6%	Net Rentable Area (Beds)(1):	816
Loan Purpose:	Refinance	Location:	San Marcos, TX
Borrower:	PREX Mirage Student Housing DST	Year Built / Renovated:	2003 / 2025
Borrower Sponsor:	Palladius Real Estate Fund II, LP	Occupancy:	95.5%
Interest Rate:	5.26500%	Occupancy Date:	3/13/2026
Note Date:	4/7/2026	4th Most Recent NOI (As of)(2):	$1,890,695 (12/31/2023)
Maturity Date:	5/6/2031	3rd Most Recent NOI (As of)(2):	$3,346,277 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$3,460,765 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$3,448,497 (TTM 1/31/2026)
Original Amortization Term:	None	UW Economic Occupancy:	93.6%
Amortization Type:	Interest Only	UW Revenues:	$7,164,744
Call Protection:	L(24),D(32),O(4)	UW Expenses:	$3,541,083
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$3,623,661
Additional Debt:	No	UW NCF:	$3,537,261
Additional Debt Balance:	N/A	Appraised Value(3) / Bed:	$61,000,000 / $74,755
Additional Debt Type:	N/A	Appraisal Date:	2/26/2026

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Bed:	$42,892
Taxes:	$1,437,880	$80,709	N/A	Maturity Date Loan / Bed:	$42,892
Insurance:	$136,993	$34,248	N/A	Cut-off Date LTV(4):	57.4%
Replacement Reserves:	$360,000	$7,200	N/A	Maturity Date LTV(4):	57.4%
Engineering Reserve:	$75,000	$0	N/A	UW NCF DSCR:	1.89x
				UW NOI Debt Yield:	10.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$35,000,000	75.0%	Loan Payoff(5)	$36,903,090	79.1%
Borrower Equity	11,676,926	25.0	Closing Costs(6)	7,763,963	16.6
			Upfront Reserves	2,009,873	4.3
Total Sources	$46,676,926	100.0%	Total Uses	$46,676,926	100.0%
(1)	The Mirage at San Marcos Property (as defined below) consists of 288 units and 816 beds.
(2)	The increase in the 3rd Most Recent NOI from the 4th Most Recent NOI is due to the cashflow only being based on the months between (and including) May 2023 to December 2023 as the sponsor acquired the property in May 2023.
(3)	The Appraised Value is a “hypothetical value as-if unrestricted” of $61,000,000 as of February 26, 2026, which assumes that (i) the Mirage at San Marcos Property is unencumbered by a regulatory agreement and declaration of restrictive covenant (the “Restrictive Covenant”), (ii) units are leased at unrestricted market rents and (iii) the related Mortgaged Property is not operating under a ground lease. As of April 7, 2026, the Mirage at San Marcos Property is no longer subject to the Restrictive Covenant and the ground lease has been terminated. The “as-is” appraised value of the Mirage at San Marcos Property is $60,100,000.
(4)	Based on the hypothetical value as-if unrestricted of $61,000,000. Based on the “as is” appraised value of $60,100,000, the Cut-off Date LTV and Maturity Date LTV are 58.2% and 58.2%, respectively.
(5)	Loan Payoff is inclusive of $1,930,298.99 in expenses related to the DST structure formed for the purposes of the current loan.
(6)	$2,023,913 of the Closing Costs covered an interest rate buydown.

The Loan. The Mirage at San Marcos mortgage loan (the “Mirage at San Marcos Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $35,000,000 and is secured by the borrower’s fee interest in an 816-bed, 288-unit student housing property located in San Marcos, Texas (the “Mirage at San Marcos Property”). The Mirage at San Marcos Mortgage Loan has a five-year term, is interest-only for the full term and accrues interest at a rate of 5.2650% per annum.

The Property. The Mirage at San Marcos Property is an 816-bed, 288-unit, student housing property, located at 1610 North Interstate 35 in San Marcos, Texas that was built in 2003 on a 23.60-acre site and was renovated in 2025. The Mirage at

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C41

No. 3 – The Mirage at San Marcos

San Marcos Property is comprised of twelve, three-story apartment buildings and a clubhouse. The Mirage at San Marcos Property is located approximately 2.1 miles east from Texas State University (“TXST”). All student leases at the Mirage at San Marcos Property require a parental guaranty demonstrating income of at least three times the base rent, unless the tenant independently meets the applicable income requirements or elects to utilize a surety bond program. Amenities at the Mirage at San Marcos Property include a swimming pool, business center, fitness center, BBQ and picnic area, dog park, sports court, electronics room, spa and sauna, and game room. Unit amenities include air conditioning, garbage disposals, washers and dryers, balconies and patios, ceiling fans, premium appliances and granite countertops. As of March 13, 2026, the Mirage at San Marcos Property was 95.5% occupied.

The following table presents detailed information with respect to the unit mix at the Mirage at San Marcos Property:

Unit Mix(1)
Unit Type	No. of Units	No. of Beds	Occupied Beds	Occupancy	Average Unit Size (SF)	Avg. Monthly Rental Rate Per Bed	Avg. Monthly Market Rent Per Bed	Avg. Monthly Rental Rate per Unit	Avg. Monthly Market Rate per Unit
1x1	48	48	48	100.0%	611	$1,253	$1,249	$1,253	$1,249
2x2	84	168	157	93.5%	807	$775	$786	$1,549	$1,572
3x3 - A	12	36	36	100.0%	1,135	$711	$710	$2,133	$2,130
3x3 - B	12	36	35	97.2%	1,193	$709	$710	$2,128	$2,130
4x4	132	528	499	94.5%	1,442	$658	$660	$2,631	$2,639
Total/Wtd. Avg.	288	816	775	95.0%	1,095	$723	$725	$2,038	$2,054
(1)	Based on the underwritten rent roll dated March 13, 2026.

Environmental. According to the Phase I environmental assessment dated March 5, 2026, there was no evidence of any recognized environmental conditions at the Mirage at San Marcos Property.

The following table presents certain information relating to the historical and current occupancy of the Mirage at San Marcos Property:

Historical and Current Occupancy(1)
2023	2024	2025	Current(2)
97.8%	98.0%	96.6%	95.5%
(1)	Historical occupancies are as of December 31 for each respective year.
(2)	Current Occupancy is based on the underwritten rent roll dated March 13, 2026.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C41

No. 3 – The Mirage at San Marcos

The following table presents certain information relating to the operating history and underwritten cash flows of the Mirage at San Marcos Property:

Operating History and Underwriting Net Cash Flow(1)
	2023(2)	2024(2)	2025	TTM 1/31/2026	Underwritten	Per Bed	%(3)
Gross Potential Rent	$3,888,304	$6,338,250	$6,845,241	$6,859,530	$7,069,026	$8,663.02	98.7%
(Vacancy/Credit Loss)	(285,058)	(281,687)	(365,916)	(363,568)	(449,181)	(550.47)	(6.3%)
Other Income(4)	487,606	622,509	559,735	544,899	544,899	667.77	7.6%
Effective Gross Income	$4,090,852	$6,679,073	$7,039,060	$7,040,860	$7,164,744	$8,780.32	100.0%
Management Fee	123,828	203,194	211,055	213,193	214,942	263.41	3.0%
Real Estate Taxes	505,278	774,791	830,388	850,705	968,512	1,186.90	13.5%
Insurance	253,585	438,610	574,684	570,468	399,010	488.98	5.6%
Other Expenses(5)	1,317,466	1,916,200	1,962,168	1,957,997	1,958,618	2,400.27	27.3%
Total Expense	$2,200,157	$3,332,795	$3,578,296	$3,592,363	$3,541,083	$4,339.56	49.4%
Net Operating Income	$1,890,695	$3,346,277	$3,460,765	$3,448,497	$3,623,661	$4,440.76	50.6%
Replacement Reserves	0	0	0	0	86,400	105.88	1.2%
Net Cash Flow	$1,890,695	$3,346,277	$3,460,765	$3,448,497	$3,537,261	$4,334.88	49.4%
(1)	Based on the underwritten rent roll dated March 13, 2026.
(2)	The increase in the 3rd Most Recent NOI from the 4th Most Recent NOI is due to the cashflow only being based on the months between (and including) May 2023 to December 2023 as the sponsor acquired the property in May 2023.
(3)	% column represents the percentage of Effective Gross Income.
(4)	Other Income includes application, administrative, lease violation, transfer, month-to-month, parking/garage, community, pet, relet, and key and access card fees, tenant reimbursements, telephone, interest and damages income, legal and collections, and additional rent.
(5)	Other Expenses includes utilities, repairs and maintenance, general and administrative, payroll, marketing and franchise taxes.

The Market. The Mirage at San Marcos Property is located at 1610 North Interstate 35 in San Marcos, Texas, approximately 2.1 miles east of the Texas State University main campus and 28 miles southwest of downtown Austin. Founded in 1899, Texas State University is a public research institution that offers over 200 undergraduate, graduate, and doctoral degree programs to more than 44,000 students on its main San Marcos campus. Texas State University requires all freshmen under the age of 20 with fewer than 30 credit hours to live on-campus, with 6,753 beds available in on-campus residence halls as of fall 2024. The off-campus purpose-built student housing market serving Texas State University comprises 7,144 units and 19,832 beds as of the same period, a figure that has been stable since 2021 as no new supply has been built. No properties are currently under construction in the Texas State University student housing market. One prospective property (50 units / 145 beds) and two planned properties (326 units / 767 beds) represent the total identified pipeline. Texas State University enrollment has grown from approximately 37,812 students in 2020 to 44,419 in 2025 and is projected to continue increasing through 2030.

The Mirage at San Marcos Property is located in the Texas State University, San Marcos student housing market. As of the fourth quarter of 2025, the Texas State University, San Marcos student housing market had a vacancy rate of 11.9%, with an asking rent of $719 per bed. The Texas State University, San Marcos student housing market had an inventory of approximately 19,832 beds.

According to the appraisal, the 2024 population within a one-, three-, and five-mile radius of the Mirage at San Marcos Property was 16,511, 43,090 and 83,198, respectively, and an average household income within the same radii of $55,142, $59,192 and $76,753, respectively.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C41

No. 3 – The Mirage at San Marcos

The following table presents multifamily rental data at comparable properties with respect to the Mirage at San Marcos Property:

Student Housing Rent Comparables(1)
Property Name	Year Built / Renovated	Occupancy	Number of Beds	Average Rent Per Bed
The Mirage at San Marcos	2003 / 2025	95.5%(2)	816	$723(2)
Villagio Apartments	2006 / NAP	94.1%	492	$717
The Lodge	2000 / NAP	96.2%	696	$768
The Oasis	2005 / 2024	90.3%	672	$742
Union San Marcos	2015 / NAP	100.0%	512	$1,123
Arba	2014 / NAP	95.8%	747	$700
(1)	Based on the appraisal dated March 11, 2026.
(2)	Based on the underwritten rent roll dated March 13, 2026.

The Borrower. The borrower is PREX Mirage Student Housing DST, a Delaware statutory trust (“DST”). The borrower intends to syndicate 100% of its interest to up to 499 1031 investors (that are accredited investors). The borrower entered into a master lease with a newly formed single purpose entity that owns the signatory trustee of the borrower (the “Master Lessee”). The Master Lessee has leased the entire Mirage at San Marcos Property from the borrower and is responsible for handling the day-to-day management, leasing and maintenance activities that the DST borrower is prohibited from doing. The master lease has been collaterally assigned to the lender and has been subordinated to the Mirage at San Marcos Mortgage Loan documents. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Mirage at San Marcos Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Palladius Real Estate Fund II, LP. Palladius Real Estate Fund II, LP is the second institutional investment fund raised and operated by Palladius, a vertically integrated, Austin, Texas-based real estate investment manager that acquires, operates, and manages multifamily, student housing, hospitality properties across the United States. Palladius maintains full in-house acquisition, construction management, asset management, and capital markets capabilities, with corporate headquarters located in Austin, TX. The firm's senior management team has invested into, managed, and divested over $4 billion of commercial real estate assets, representing more than $2 billion in real estate transactions across 23 states.

Property Management. The Mirage at San Marcos Property is managed by PREX Manager, LLC, an affiliate of the borrower. The Mirage at San Marcos Property is also sub-managed by Asset Campus USA, LLC.

Escrows and Reserves. At origination, the borrower deposited approximately (i) $1,437,880 into a real estate tax reserve, (ii) $136,993 into a reserve account for insurance premiums, (iii) $360,000 for replacement reserves, and (iv) $75,000 for immediate repairs.

Tax Reserve – On a monthly basis, the borrower is required to deposit into a real estate tax reserve 1/12th of the property taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $80,709).

Insurance Reserve – On a monthly basis, the borrower is required to deposit into an insurance reserve 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $34,248).

Replacement Reserve – On a monthly basis, the borrower is required to deposit approximately $7,200 into the replacement reserve.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C41

No. 3 – The Mirage at San Marcos

Lockbox / Cash Management. The Mirage at San Marcos Mortgage Loan is structured with a soft lockbox and springing cash management. Funds on deposit in the lockbox account will be transferred to the borrower unless a Cash Sweep Period (as defined below) exists, in which case such funds will be transferred daily to an account with the lender and applied by the lender as set forth in the Mirage at San Marcos Mortgage Loan documents. During a Cash Sweep Period, all excess cash flow, after the payment of required reserves and other amounts due with respect to the Mirage at San Marcos Mortgage Loan, will be held by the lender as additional collateral for the Mirage at San Marcos Mortgage Loan; provided that any excess cash flow so collected will be released to the borrower upon the cessation of such Cash Sweep Period, provided no other Cash Sweep Period exists.

A “Cash Sweep Period” will commence upon (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio being less than 1.25x. A Cash Sweep Period will end upon (A) with respect to clause (i) above, a cure of such event of default and (B) with respect to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.30x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C41

No. 4 – Compass Storage National Portfolio

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C41

No. 4 – Compass Storage National Portfolio

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C41

No. 4 – Compass Storage National Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$33,200,000	Title:	Fee
Cut-off Date Principal Balance(1):	$33,200,000	Property Type – Subtype:	Self Storage - Self Storage
% of IPB:	6.2%	Net Rentable Area (SF):	1,111,354
Loan Purpose(2):	Refinance / Acquisition	Location(6):	Various, Various
Borrowers(3):	Various	Year Built / Renovated(6):	Various / Various
Borrower Sponsor:	Amsdell Group, LLC	Occupancy(7):	83.5%
Interest Rate:	5.85000%	Occupancy Date(7):	Various
Note Date:	2/12/2026	4th Most Recent NOI (As of):	NAV
Maturity Date:	3/6/2031	3rd Most Recent NOI (As of)(8):	$10,083,992 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(8):	$11,126,186 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(9):	$10,753,973 (TTM Various)
Original Amortization Term:	None	UW Economic Occupancy:	86.3%
Amortization Type:	Interest Only	UW Revenues:	$16,243,331
Call Protection(4):	L(26),D(27),O(7)	UW Expenses:	$5,440,822
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$10,802,509
Additional Debt(1):	Yes	UW NCF:	$10,671,896
Additional Debt Balance(1):	$85,000,000	Appraised Value / Per SF:	$180,610,000 / $163
Additional Debt Type(1):	Pari Passu	Appraisal Date:	Various

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$106
Taxes:	$148,430	$74,215	N/A	Maturity Date Loan / SF:	$106
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	65.4%
Replacement Reserves:	$0	$10,884	$391,840	Maturity Date LTV:	65.4%
Deferred Maintenance:	$83,192	$0	N/A	UW NCF DSCR:	1.52x
				UW NOI Debt Yield:	9.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$118,200,000	86.1%	Purchase Price(2)	$103,833,250	75.6%
Borrower Sponsor Equity	19,158,925	13.9	Loan Payoff(2)	32,042,051	23.3
			Closing Costs	1,252,002	0.9
			Upfront Reserves	231,622	0.2
Total Sources	$137,358,925	100.0%	Total Uses	$137,358,925	100.0%
(1)	The Compass Storage National Portfolio Mortgage Loan (as defined below) is part of the Compass Storage National Portfolio Whole Loan (as defined below), which is comprised of four pari passu promissory notes with an aggregate original principal balance of $118,200,000. Financial Information presented above is based on the Compass Storage National Portfolio Whole Loan.
(2)	Loan proceeds were used to acquire eight properties between December 2025 and January 2026 and to refinance seven properties in February 2026.
(3)	See “The Borrowers” below.
(4)	Defeasance of the Compass Storage National Portfolio Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Compass Storage National Portfolio Whole Loan to be securitized and (b) February 12, 2030. The assumed defeasance lockout period of 26 payments is based on the anticipated closing date of the BBCMS 2026-5C41 securitization in May 2026. The actual lockout period may be longer.
(5)	See “Escrows and Reserves” below for further discussion of reserve information.
(6)	See “Portfolio Summary” table below.
(7)	Occupancy dates are as of the underwritten rent rolls dated between November 30, 2025 and January 15, 2026.
(8)	3rd Most Recent NOI excludes NOI attributable to the Carolina Forest and Warrensville Heights properties, as financials were not available due to their recent acquisitions. In addition, 3rd Most Recent NOI includes T-7 annualized NOIs for the Liberty and New Hampton properties and T-6 annualized NOI for the Middletown property because these properties were acquisitions and the related sellers only provided partial year financials for 2023. The increase from 3rd Most Recent NOI to 2nd Most Recent NOI is primarily attributable to including financials for the Carolina Forest and Warrensville Heights properties.
(9)	Most Recent NOI represents the rolled-up NOI as of various trailing 12 month periods ending between September 30, 2025 and December 31, 2025.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C41

No. 4 – Compass Storage National Portfolio

The Loan. The Compass Storage National Portfolio mortgage loan (the “Compass Storage National Portfolio Mortgage Loan”) is part of a whole loan (the “Compass Storage National Portfolio Whole Loan”) evidenced by four pari passu promissory notes that are secured by the borrowers’ fee interests in 15 self-storage properties, totaling 8,636 units and 1,111,354 square feet, located across Ohio, Indiana, New York, Kentucky, Pennsylvania, South Carolina, and Tennessee (the “Compass Storage National Portfolio Properties”). The Compass Storage National Portfolio Whole Loan was originated on February 12, 2026 by Citi Real Estate Funding Inc. (“CREFI”). The Compass Storage National Portfolio Whole Loan has an initial term of five years, is interest-only for the full term and accrues interest at a fixed rate of 5.85000% per annum on an actual/360 basis. The scheduled maturity date of the Compass Storage National Portfolio Whole Loan is March 6, 2031. The Compass Storage National Portfolio Mortgage Loan is evidenced by the non-controlling Notes A-3 and A-4 with an aggregate outstanding principal balance of $33,200,000.

The table below identifies the promissory notes that comprise the Compass Storage National Portfolio Whole Loan. The relationship between the holders of the Compass Storage National Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Compass Storage National Portfolio Whole Loan will be serviced under the pooling and servicing agreement for the BMO 2026-5C14 securitization trust until the securitization of the controlling Note A-1, at which point it will be serviced under the pooling and servicing agreement for such securitization. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$65,000,000	$65,000,000	CREFI	Yes
A-2	$20,000,000	$20,000,000	BMO 2026-5C14	No
A-3	$20,000,000	$20,000,000	BBCMS 2026-5C41	No
A-4	$13,200,000	$13,200,000	BBCMS 2026-5C41	No
Whole Loan	$118,200,000	$118,200,000
(1)	Expected to be contributed to one or more future securitization(s).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C41

No. 4 – Compass Storage National Portfolio

The Properties. The Compass Storage National Portfolio Properties consist of 15 self-storage properties, totaling 8,636 units and 1,111,354 square feet, located across New York, Ohio, Indiana, Kentucky, Pennsylvania, Tennessee and South Carolina. The Compass Storage National Portfolio Properties were built between 1954 and 2024 and have an average facility size of approximately 74,090 square feet. As of the rent rolls dated between November 30, 2025 and January 15, 2026, the Compass Storage National Portfolio Properties were 83.5% occupied with an underwritten weighted average revenue per available square foot (“RevPAF”) of $14.62. The Compass Storage National Portfolio Properties’ unit mix includes 4,808 non-climate controlled storage units, 3,461 climate-controlled units, and 367 other units, and no individual property accounts for more than 10.9% of UW NOI or 12.5% of total net rentable area.

The following table presents certain information relating to the Compass Storage National Portfolio Properties:

Portfolio Summary
Property Name	City, State	Year Built / Renovated(1)	Allocated Cut-off Date Mortgage Loan Amounts ($)	Total SF(2)	Total Occ. %(2)	As-is Appraised Value(1)	UW NOI(2)	% of UW NOI
Liberty	Liberty, NY	2004, 2006, 2020-2024 / NAP	$3,567,174	74,250	87.3%	$20,200,000	$1,170,952	10.8%
New Hampton	New Hampton, NY	1999 / NAP	$3,567,174	76,386	90.2%	$19,700,000	$1,179,583	10.9%
Philadelphia	Philadelphia, PA	1960 / 2016	$3,075,635	112,756	77.9%	$19,300,000	$970,494	9.0%
Shelbyville	Shelbyville, TN	2005 / 2009	$2,612,183	138,959	80.1%	$13,250,000	$931,994	8.6%
Middletown	Middletown, NY	2007 / NAP	$2,598,139	44,335	89.0%	$14,800,000	$804,437	7.4%
Carolina Forest	Myrtle Beach, SC	2019 / NAP	$2,584,095	67,201	94.7%	$13,700,000	$823,054	7.6%
Michigan City	Michigan City, IN	1998 / NAP	$2,078,511	71,175	92.2%	$11,450,000	$663,212	6.1%
Merrillville	Merrillville, IN	2006 / NAP	$2,078,511	86,485	87.9%	$10,610,000	$659,434	6.1%
Cincinnati I	Cincinnati, OH	2001 / NAP	$1,938,071	62,200	76.3%	$9,700,000	$674,642	6.2%
Florence	Florence, KY	1999 / NAP	$1,853,807	64,840	80.2%	$9,500,000	$590,937	5.5%
Warrensville Heights	Warrensville Heights, OH	2013 / NAP	$1,825,719	44,050	89.2%	$9,200,000	$581,341	5.4%
Cincinnati II	Cincinnati, OH	1954, 1971, 1998 / NAP	$1,516,751	66,154	80.1%	$7,800,000	$503,868	4.7%
South Bend	South Bend, IN	1996 / NAP	$1,390,355	81,700	76.2%	$7,700,000	$451,848	4.2%
Hebron	Hebron, KY	1998 / NAP	$1,320,135	51,041	84.5%	$7,300,000	$411,461	3.8%
Hamilton	Hamilton, OH	1999 / NAP	$1,193,739	69,822	75.9%	$6,400,000	$385,250	3.6%
Total			$33,200,000	1,111,354	83.5%	$180,610,000	$10,802,509	100.0%
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated between November 30, 2025 and January 15, 2026. Total Occ. % presented above is based on total SF. Occupancy based on self-storage units is 82.2%.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 4 – Compass Storage National Portfolio

The following table presents certain information relating to the unit mix at the Compass Storage National Portfolio Properties:

Compass Storage National Portfolio Properties Unit Mix(1)
Property Name	Available Units	% of Available Units	Available SF	% of Available SF	% of Climate Controlled Self-Storage Units	% of Climate Controlled Self-Storage SF	Current Occupancy(2)	TTM RevPAF(3)
Liberty	604	7.0%	74,250	6.7%	50.7%	46.2%	87.3%	$21.97
New Hampton	618	7.2%	76,386	6.9%	27.2%	28.5%	90.2%	$20.55
Philadelphia	1163	13.5%	112,756	10.1%	89.5%	77.7%	77.9%	$15.02
Shelbyville	922	10.7%	138,959	12.5%	14.8%	5.2%	80.1%	$9.29
Middletown	453	5.2%	44,335	4.0%	42.6%	33.8%	89.0%	$25.12
Carolina Forest	608	7.0%	67,201	6.0%	100.0%	100.0%	94.7%	$18.46
Michigan City	554	6.4%	71,175	6.4%	29.4%	20.1%	92.2%	$13.68
Merrillville	597	6.9%	86,485	7.8%	34.5%	22.7%	87.9%	$12.00
Cincinnati I	454	5.3%	62,200	5.6%	11.9%	12.9%	76.3%	$16.04
Florence	467	5.4%	64,840	5.8%	18.2%	13.1%	80.2%	$13.19
Warrensville Heights	410	4.7%	44,050	4.0%	100.0%	100.0%	89.2%	$24.37
Cincinnati II	440	5.1%	66,154	6.0%	5.2%	0.9%	80.1%	$11.35
South Bend	567	6.6%	81,700	7.4%	12.0%	9.0%	76.2%	$9.30
Hebron	349	4.0%	51,041	4.6%	0.0%	0.0%	84.5%	$12.22
Hamilton	430	5.0%	69,822	6.3%	0.0%	0.0%	75.9%	$9.05
Total	8,636	100.0%	1,111,354	100.0%	40.1%	30.2%	83.5%	$14.62
(1)	Based on the underwritten rent rolls dated between November 30, 2025 and January 15, 2026.
(2)	Current Occupancy presented above is based on total SF. Current Occupancy for the Compass Storage National Portfolio based on self-storage units is 82.2%.
(3)	TTM RevPAF is as of various trailing twelve-month periods ending between September 30, 2025 and December 31, 2025.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C41

No. 4 – Compass Storage National Portfolio

Appraisals. The Compass Storage National Portfolio Properties had an “as-is” appraised value of $180,610,000 as of various dates between September 29, 2025 and January 12, 2026. Based on the “as-is” value of $180,610,000, the Cut-off Date LTV and Maturity Date LTV for the Compass Storage National Portfolio Whole Loan are each 65.4%.

Compass Storage National Portfolio Appraised Value(1)
Property	Value	Capitalization Rate
Liberty	$20,200,000	5.50%
New Hampton	$19,700,000	5.50%
Philadelphia	$19,300,000	5.33%
Middletown	$14,800,000	5.25%
Carolina Forest	$13,700,000	5.75%
Shelbyville	$13,250,000	7.00%
Michigan City	$11,450,000	6.50%
Merrillville	$10,610,000	6.50%
Cincinnati I	$9,700,000	6.14%
Florence	$9,500,000	6.15%
Warrensville Heights	$9,200,000	6.00%
Cincinnati II	$7,800,000	6.18%
South Bend	$7,700,000	6.75%
Hebron	$7,300,000	6.25%
Hamilton	$6,400,000	6.16%
Total / Wtd. Avg.	$180,610,000	5.94%
(1)	Source: Appraisals.

Environmental. According to the Phase I environmental reports dated between October 10, 2025 and January 22, 2026, there was no evidence of any recognized environmental conditions at the Compass Storage National Portfolio Properties. According to the Phase I environmental report dated October 10, 2025, there was a controlled recognized environmental condition at the Middletown Mortgaged Property relating to a release of diesel fuel to groundwater from an underground storage tank in 2001. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 4 – Compass Storage National Portfolio

The following table presents certain information relating to the occupancy of the Compass Storage National Portfolio Properties:

Occupancy(1)
Property	Current(2)
Liberty	87.3%
New Hampton	90.2%
Philadelphia	77.9%
Shelbyville	80.1%
Middletown	89.0%
Carolina Forest	94.7%
Michigan City	92.2%
Merrillville	87.9%
Cincinnati I	76.3%
Florence	80.2%
Warrensville Heights	89.2%
Cincinnati II	80.1%
South Bend	76.2%
Hebron	84.5%
Hamilton	75.9%
Compass Storage National Portfolio	83.5%
(1)	Historical Occupancies are not available because the borrower sponsor recently acquired eight of the Compass Storage National Portfolio Properties between December 2025 and January 2026.
(2)	Based on the underwritten rent rolls dated between November 30, 2025 and January 15, 2026.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C41

No. 4 – Compass Storage National Portfolio

The following table presents certain information relating to the operating history and underwritten net cash flows of the Compass Storage National Portfolio Properties:

Operating History and Underwritten Net Cash Flow(1)
	12/31/2023(2)	12/31/2024(2)	TTM(3)	Underwritten	Per Square Foot	%(4)
Storage Rental Income	$14,491,953	$16,616,467	$16,293,407	$15,680,754	$14.11	88.4%
Discounts	(366,268)	(483,821)	(425,692)	(409,216)	($0.37)	(2.3%)
Credit Loss	(296,077)	(290,177)	(290,348)	(281,560)	($0.25)	(1.6%)
Net Rental Income	$13,829,607	$15,842,468	$15,577,366	$14,989,979	$13.49	84.5%
Vacancy Gross Up	0	0	0	2,741,112	$2.47	15.5%
Gross Potential Rent	$13,829,607	$15,842,468	$15,577,366	$17,731,091	$15.95	100.0%
Vacancy	(228,760)	(273,506)	(277,928)	(2,431,652)	($2.19)	(13.7%)
Insurance Revenue	191,595	224,454	231,785	231,785	$0.21	1.3%
Merchandise	57,649	61,095	57,335	57,335	$0.05	0.3%
Other Income(5)	660,285	637,584	654,772	654,772	$0.59	3.7%
Effective Gross Income	$14,510,376	$16,492,095	$16,243,331	$16,243,331	$14.62	91.6%
Management Fee	680,140	804,874	795,234	705,168	$0.63	4.3%
Real Estate Taxes	873,166	1,106,166	1,100,398	1,284,080	$1.16	7.9%
Insurance	160,761	237,988	260,162	213,841	$0.19	1.3%
Payroll	1,221,907	1,350,604	1,416,039	1,320,209	$1.19	8.1%
General & Administrative	553,988	642,541	604,338	604,338	$0.54	3.7%
Other Expenses(6)	936,422	1,223,736	1,313,186	1,313,186	$1.18	8.1%
Total Expenses	$4,426,384	$5,365,909	$5,489,358	$5,440,822	$4.90	33.5%

Net Operating Income	$10,083,992	$11,126,186	$10,753,973	$10,802,509	$9.72	66.5%
Replacement Reserves	128,181	130,613	130,613	130,613	$0.12	0.8%
Net Cash Flow	$9,955,811	$10,995,573	$10,623,360	$10,671,896	$9.60	65.7%
(1)	Based on the underwritten rent rolls dated between November 30, 2025 and January 15, 2026.
(2)	12/31/2023 NOI excludes NOI attributable to the Carolina Forest and Warrensville Heights properties, as financials were not available due to their recent acquisitions. In addition, 12/31/2023 NOI includes T-7 annualized NOIs for the Liberty and New Hampton properties and T-6 annualized NOI for the Middletown property because these properties were acquisitions and the related sellers only provided partial year financials for 2023. The increase from 12/31/2023 NOI to 12/31/2024 NOI is primarily attributable to including financials for the Carolina Forest and Warrensville Heights properties.
(3)	TTM represents the T-12 cash flows ending between September 2025 and December 2025 for the 15 assets.
(4)	Revenue-related figures are calculated as a percentage of Gross Potential Rent. All non-revenue related figures are calculated as a percentage of Effective Gross Income.
(5)	Other Income consists of administrative fees, late fees, truck rental income, service charges, and convenience fee payments.
(6)	Other Expenses include utilities, marketing, repairs and maintenance expenses and cost of sales.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C41

No. 4 – Compass Storage National Portfolio

The Market. The Compass Storage National Portfolio Properties are located within New York (three properties, 29.2% of underwritten NOI), Ohio (four properties, 19.9% of underwritten NOI), Indiana (three properties, 16.4% of underwritten NOI), Kentucky (two properties, 9.3% of underwritten NOI), Pennsylvania (one property, 9.0% of underwritten NOI), Tennessee (one property, 8.6% of underwritten NOI), and South Carolina (one property, 7.6% of underwritten NOI).

The following table presents certain geographical information relating to the Compass Storage National Portfolio Properties:

Portfolio Summary(1)
State	Number of Properties	Square Feet	% of Total Square Feet	UW NOI	% of UW NOI
New York	3	194,971	17.5%	$3,154,972	29.2%
Ohio	4	242,226	21.8%	$2,145,102	19.9%
Indiana	3	239,360	21.5%	$1,774,494	16.4%
Kentucky	2	115,881	10.4%	$1,002,398	9.3%
Pennsylvania	1	112,756	10.1%	$970,494	9.0%
Tennessee	1	138,959	12.5%	$931,994	8.6%
South Carolina	1	67,201	6.0%	$823,054	7.6%
Total	15	1,111,354	100.0%	$10,802,509	100.0%
(1)	Based on the underwritten rent rolls dated between November 30, 2025 and January 15, 2026.

The following table includes certain information regarding the demographics of each immediate trade area for the individual Compass Storage National Portfolio Properties:

Demographic Summary(1)
		Population(2)			Median Household Income(2)
Property Name	Location	1-Mile	3-Mile	5-Mile	1-Mile	3-Mile	5-Mile
Liberty	Liberty, NY	NAV	NAV	14,158	NAV	NAV	$84,511
New Hampton	New Hampton, NY	442	14,561	63,802	$156,091	$119,339	$113,200
Philadelphia	Philadelphia, PA	31,070	293,840	706,692	$85,658	$105,772	$94,976
Shelbyville	Shelbyville, TN	NAV	NAV	31,969	NAV	NAV	$72,881
Middletown	Middletown, NY	10,589	45,056	67,083	$89,984	$101,470	$109,187
Carolina Forest	Myrtle Beach, SC	6,064	37,468	67,080	$106,554	$114,739	$107,136
Michigan City	Michigan City, IN	5,711	34,563	45,807	$72,771	$69,588	$78,263
Merrillville	Merrillville, IN	714	10,548	75,028	$102,983	$97,754	$97,688
Cincinnati I	Cincinnati, OH	5,066	69,384	227,954	$173,103	$133,687	$109,864
Florence	Florence, KY	6,027	60,836	137,359	$69,197	$97,781	$109,326
Warrensville Heights	Warrensville Heights, OH	7,151	60,113	181,595	$62,298	$106,892	$118,053
Cincinnati II	Cincinnati, OH	7,042	49,813	116,473	$81,580	$110,690	$114,159
South Bend	South Bend, IN	811	10,791	49,493	$123,446	$96,413	$81,837
Hebron	Hebron, KY	NAV	22,339	61,457	NAV	$139,177	$126,548
Hamilton	Hamilton, OH	NAV	41,062	144,633	NAV	$108,480	$115,233
Wtd. Avg. (based on UW NOI)		8,034	65,750	138,772	105,568	107,891	100,276
(1)	Source: Appraisals.
(2)	Population and Median Household Income are 2025 estimates for the Liberty, New Hampton, Middletown, Carolina Forest and Warrensville Heights properties. The remaining properties are based on 2024 estimates.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C41

No. 4 – Compass Storage National Portfolio

The Borrowers. The borrowers are Amsdell Storage Ventures 93, LLC, Amsdell Storage Ventures 94, LLC, Amsdell Storage Ventures 95, LLC, Amsdell Storage Ventures 96, LLC, Amsdell Storage Ventures V, LLC, Amsdell Storage Ventures VI, LLC and Amsdell Storage Ventures XLIII, LLC, each a Delaware limited liability company and single purpose entity with one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Compass Storage National Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor is Amsdell Group, LLC (“Amsdell”) and the non-recourse carveout guarantor is Todd C. Amsdell, who is the president and Chief Executive Officer of Amsdell. Founded in 1928, Amsdell is a full service, privately owned real estate company, specializing in the construction, development and management of self-storage facilities, business parks, and related commercial real estate, with a portfolio of 119 self-storage properties located across 15 states.

Property Management. The Compass Storage National Portfolio Properties are managed by Compass Self Storage, LLC, a borrower-affiliated property management company.

Escrows and Reserves. At origination of the Compass Storage National Portfolio Whole Loan, the borrowers deposited approximately (i) $148,430 into a reserve account for real estate taxes and (ii) $83,192 into a reserve account for immediate repairs.

Tax Reserve. The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $74,215 per month).

Insurance Reserve. At the option of the lender, if the insurance policies which cover the Compass Storage National Portfolio Properties (or any portion thereof) do not constitute an approved blanket or umbrella policy pursuant to the Compass Storage National Portfolio Whole Loan documents, or the lender requires the applicable borrower(s) to obtain a separate policy, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of an amount which would be sufficient to pay the insurance premiums due for the renewal of the coverage afforded by such policies upon the expiration thereof. At origination of the Compass Storage National Portfolio Whole Loan, an acceptable blanket policy was in place.

Replacement Reserve. The borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $10,884; provided, however, the borrowers will have no obligation to make the replacement reserve monthly deposit on any monthly payment date if the balance of the replacement reserve funds equals or exceeds 36 months of replacement reserve monthly deposits.

Lockbox / Cash Management. The Compass Storage National Portfolio Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrowers are required to establish a lender-controlled lockbox account for the Compass Storage National Portfolio Properties (the “Restricted Account”) and thereafter, the borrowers are required to (i) immediately deposit (or cause the property manager to immediately deposit) all revenue derived from the Compass Storage National Portfolio Properties into the Restricted Account and (ii) instruct the property manager to deposit, within three business days, all revenue derived from the Compass Storage National Portfolio Properties collected by the property manager (other than any tenant insurance premium collected by the property manager pursuant to a self-storage lease on behalf of a third-party tenant insurance provider) and all funds otherwise payable to the borrowers by the property manager into the Restricted Account. All funds deposited into the Restricted Account are required to be transferred on each business day to the borrowers, unless a Trigger Period exists, in which case the funds are required to be transferred each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Compass Storage National Portfolio Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Compass Storage National Portfolio Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Compass Storage National Portfolio Whole Loan. Upon the cure of the applicable Trigger Period, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the Compass Storage National Portfolio Whole Loan documents, the lender may apply funds to the debt in such priority as it may determine.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 4 – Compass Storage National Portfolio

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Compass Storage National Portfolio Whole Loan documents, or (ii) the date that the debt service coverage ratio falls below 1.15x and (B) expiring upon (x) with regard to clause (A)(i) above, the cure (if applicable) of such event of default, and (y) with regard to clause (A)(ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not Permitted.

Partial Release. The borrowers have the right at any time (x) after the earlier of (a) the end of the two-year period commencing on the closing date of the last securitization involving any portion of the Compass Storage National Portfolio Whole Loan and (b) February 12, 2030, and (y) before September 6, 2030, to obtain the release of any one or more of the individual Compass Storage National Portfolio Properties, provided that, among other conditions, (i) the Compass Storage National Portfolio Whole Loan is partially defeased in an amount equal to the greater of (a) 120% of the allocated loan amount of the related individual Compass Storage National Portfolio Properties being released and (b) the net sales proceeds applicable to such individual Compass Storage National Portfolio Properties, (ii) after giving effect to the release, the debt service coverage ratio with respect to the remaining Compass Storage National Portfolio Properties must be greater than the greater of (a) the debt service coverage ratio of all the related Compass Storage National Portfolio Properties immediately prior to the release, and (b) 1.52x, (iii) after giving effect to the release, the debt yield with respect to the remaining Compass Storage National Portfolio Properties must be greater than the greater of (a) the debt yield of all the related Compass Storage National Portfolio Properties immediately prior to the release, and (b) 9.04%, (iv) after giving effect to the release, the loan-to-value ratio with respect to the remaining Compass Storage National Portfolio Properties must be no greater than the lesser of (a) the loan-to-value ratio with respect to all of the related Compass Storage National Portfolio Properties immediately prior to the release, and (b) 65.4% and (v) compliance with REMIC related conditions.

In addition, the borrowers have the right, without prepayment or defeasance, but subject to compliance with REMIC related conditions, to: (i) make transfers of immaterial portions of the Compass Storage National Portfolio Properties to governmental authorities for dedication or public use or to third parties for private use as roadways or for access, ingress or egress, and (ii) grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for signage, use, access, utilities, and telecommunications leases, provided that no such grant, conveyance or encumbrance may materially impair the utility and operation of the Compass Storage National Portfolio Properties or have a material adverse effect on the related individual Compass Storage National Portfolio Property or the ability of the related borrower to perform its obligations.

Ground Lease. None.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Collateral Term Sheet	BBCMS 2026-5C41
No. 5 – Renaissance Center Park

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Collateral Term Sheet	BBCMS 2026-5C41
No. 5 – Renaissance Center Park

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Collateral Term Sheet	BBCMS 2026-5C41
No. 5 – Renaissance Center Park
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSPRT	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$32,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$32,000,000	Property Type – Subtype:	Office – Suburban
% of IPB:	6.0%	Net Rentable Area (SF)(3):	813,798
Loan Purpose:	Refinance	Location:	Tampa, FL
Borrower:	Ren Center Tampa LLC	Year Built / Renovated:	1997-2020 / NAP
Borrower Sponsors:	Various(2)	Occupancy(3):	99.0%
Interest Rate:	6.61500%	Occupancy Date:	1/1/2026
Note Date:	2/4/2026	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	2/6/2031	3rd Most Recent NOI (As of):	$16,233,213 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(5):	$15,574,981 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(5)(6):	$12,722,702 (12/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	92.0%
Amortization Type:	Interest Only	UW Revenues:	$26,265,530
Call Protection:	L(27),D(26),O(7)	UW Expenses:	$10,317,522
Lockbox / Cash Management:	Hard / Springing	UW NOI(6):	$15,948,008
Additional Debt(1):	Yes	UW NCF:	$14,963,312
Additional Debt Balance(1):	$65,000,000	Appraised Value(7) / Per SF:	$184,000,000 / $226
Additional Debt Type(1):	Pari Passu	Appraisal Date:	12/22/2026

Escrows and Reserves(8)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$119
Taxes:	$624,473	$208,158	N/A	Maturity Date Loan / SF:	$119
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	52.7%
Replacement Reserves:	$0	$13,563	N/A	Maturity Date LTV:	52.7%
TI / LC Reserve:	$0	Springing	N/A	UW NCF DSCR:	2.30x
Unfunded Obligations(8):	$11,000,940	$0	N/A	UW NOI Debt Yield:	16.4%
Gap Rent Reserve:	$3,250,294	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$97,000,000	97.1%	Loan Payoff	$82,243,522	82.3%
Borrower Equity	2,922,281	2.9	Reserves(9)	14,875,707	14.9
			Closing Costs	2,803,052	2.8
Total Sources	$99,922,281	100.0%	Total Uses	$99,922,281	100.0%
(1)	The Renaissance Center Park Mortgage Loan (as defined below) is part of a whole loan evidenced by six pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $97.0 million (the “Renaissance Center Park Whole Loan”). The Financial Information in the chart above reflects the Renaissance Center Park Whole Loan. For additional information, see “The Loan” below.
(2)	The borrower sponsors for the Renaissance Center Park Whole Loan are DT GRAT JAT, LLC, The Dennis Troesh 2009 Grantor Retained Annuity Trust FBO Jeffrey Troesh and The Carol Troesh 2009 Grantor Retained Annuity Trust FBO Jeffrey Troesh.
(3)	The net rentable square feet and occupancy are inclusive of the Expansion Premises (as defined below). Without including the Expansion Premises, the occupancy is 98.7%. The net rentable square feet and occupancy also include the AAA (as defined below) dark space.
(4)	Historical cashflows prior to 2023 were not available as they were not provided by the borrower.
(5)	The decrease in the Most Recent NOI from the 2nd Most Recent NOI is primarily attributed to free rent offered to Fisher Investments associated with their lease in Ren III (as defined below).
(6)	The increase in the UW NOI from the Most Recent NOI is primarily attributed to by straight line rent from Centene (as defined below), AAA (as defined below) and New York Life (as defined below) including 12 months of rent steps totaling approximately $482,288.
(7)	The “prospective as economically stabilized” appraised value of $184,000,000 assumes all tenant improvements have been completed and all tenants are in occupancy pursuant to their respective leases. As of the Cut-off Date, the borrower delivered a letter of credit in the amount of approximately $11,000,940 to the lender for unfunded tenant improvement obligations and $3,250,294 is reserved for gap rent obligations. The Renaissance Center Park Property (as defined below) has an as-is value of $169,000,000 resulting in an LTV of 57.4%.
(8)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(9)	Subsequent to origination, the borrower delivered a letter of credit in the amount of approximately $11,000,940 and the upfront unfunded obligations cash escrow was returned to the borrower.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Collateral Term Sheet	BBCMS 2026-5C41
No. 5 – Renaissance Center Park

The Loan. The Renaissance Center Park Mortgage Loan (the “Renaissance Center Park Mortgage Loan”) is part of the Renaissance Center Park Whole Loan, which is evidenced by six pari passu promissory notes with an aggregate original principal balance of $97,000,000. The Renaissance Center Park Whole Loan is secured by a first priority fee mortgage encumbering an 813,798 square foot office property located in Tampa, Florida (the “Renaissance Center Park Property”). The Renaissance Center Park Whole Loan was originated on February 4, 2026 by BSPRT CMBS Finance, LLC (“BSPRT”). The Renaissance Center Park Whole Loan has a 5-year interest-only term and accrues interest at a rate of 6.61500% per annum on an Actual/360 basis. The Renaissance Center Park Mortgage Loan is evidenced by the non-controlling Note A-3, A-4, and A-5 with an aggregate original principal balance as of the Cut-off Date of $32,000,000. The scheduled maturity date of the Renaissance Center Park Mortgage Loan is February 6, 2031. The Renaissance Center Park Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2026-5C14 trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Renaissance Center Park Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BMO 2026-5C14	Yes
A-2	$20,000,000	$20,000,000	BMO 2026-5C14	No
A-3	$15,000,000	$15,000,000	BBCMS 2026-5C41	No
A-4	$10,000,000	$10,000,000	BBCMS 2026-5C41	No
A-5	$7,000,000	$7,000,000	BBCMS 2026-5C41	No
A-6	$5,000,000	$5,000,000	BMO 2026-5C14	No
Whole Loan	$97,000,000	$97,000,000

The Property. The Renaissance Center Park Property is a seven building, Class-A, office property totaling 813,798 square feet that was developed between 1997 and 2020 and is situated on an approximately 65.67-acre site located in Tampa, Florida. The Renaissance Center Park Property also consists of the fee interest in a 11.06-acre leasehold parcel adjacent to the Renaissance Center Park Property, which parcel was leased (pursuant to two ground leases) to affiliates of the borrower sponsor in order to demise separate land parcels and obtain financing to develop “Ren Center VIII”, a 2.38-acre site that is expected to be the developed into an eighth office building totaling approximately 197,570 square feet, along with an adjacent 8.68-acre site for a proposed 297-unit multifamily property (see “Ground Lease”). The Renaissance Center Park Property amenities consist of a café and a fitness center that includes a basketball court, racquetball court, tennis court, nature trail and a walking track. Parking is provided via approximately 4,810 open and covered parking spaces, resulting in a parking ratio of approximately 5.91 parking spaces per 1,000 square feet of net rentable area. As of the January 1, 2026 underwritten rent roll, the Renaissance Center Park Property was 99.0% occupied by six tenants.

Major Tenants. The three largest tenants based on underwritten base rent are Fisher Investments, Centene Corporation and Auto Club Group, Inc. (AAA).

Fisher Investments (321,999 square feet, 39.6% of NRA, 45.9% of underwritten base rent): Fisher Investments is a privately held global investment management firm founded in 1979 that provides portfolio management and wealth planning services to institutional and private clients. Headquartered in Plano, Texas, Fisher Investments manages tens of billions in client assets across equity, fixed income and multi-asset strategies and maintains offices in the United States, Europe and Asia, serving a diversified base of institutional and individual investors. As of March 31, 2026, Fisher Investments and its affiliates manage more than $387 billion in assets under management.

Fisher Investments leases three suites at the Renaissance Center Park Property, consisting of (i) a 105,110 square foot suite in building two (“Ren II”), a portion of which is being renovated and a portion of which will commence renovations upon Centene (as defined below) vacating the space, (ii) a 142,881 square foot suite in building three (“Ren III”) and (iii) a 74,008 square foot suite in building four (“Ren IV”, together with Ren II, the “Expansion Premises”) that will be renovated upon Centene vacating the space in May 2026. The three suites are leased pursuant to a lease dated as of January 6, 2025, which expires on November 30, 2036 and provides for two, five-year renewal options (the “Fisher Investments Lease”). Fisher Investments is in occupancy and paying rent on Ren III, and is not in occupancy of and is not paying rent on the Expansion Premises. Pursuant to the Fisher Investments Lease, the Expansion Premises are expected to be delivered on June 1, 2026 (the “Estimated Delivery Date”), with rent commencing on the earlier of (i) the date that is 180 days after the

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Expansion Delivery Date (as defined below) or (ii) the date on which Fisher Investments opens for business in the Expansion Premises. If the Expansion Premises are not delivered by February 26, 2027, which is 270 days from the Estimated Delivery Date, then Fisher Investments may elect to terminate the portion of the Fisher Investment Lease covering the Expansion Premises, provided the tenant sends written notice before 280 days has passed from the Expansion Delivery Date and effective on the date of such notice. Additionally, if the tenant terminates with respect to the entire Expansion Premises, the remaining term of the Fisher Investments Lease will automatically end on April 29, 2035. Pursuant to the Fisher Investments Lease, the estimated cost of the work is expected to be $8,696,725 and the borrower delivered a letter of credit (“LOC”) in the amount of $11,000,939.80, $10,748,881.37 of which is allocated to cover the borrower’s obligation to reimburse the tenant for such improvements. The “Expansion Delivery Date” is the date the borrower delivers the Expansion Premises to Fisher Investments in “delivery condition”. Fisher Investments has an option to terminate its lease with respect the Ren IV premises, effective as of April 30, 2032, upon 18 months’ prior written notice. The Renaissance Center Park Mortgage Loan provides for a gap rent reserve and an unfunded obligations reserve for outstanding tenant improvement allowance and leasing commissions. See “Escrows and Reserves” below.

Centene Corporation (201,670 square feet, 24.8% of NRA, 19.2% of underwritten base rent) (Fitch/Moody’s/S&P: BBB-/Ba1/BBB-): Centene Corporation (“Centene”) is a publicly traded managed-care company founded in 1984 and headquartered in St. Louis, Missouri. Centene is a healthcare enterprise focused on providing a full spectrum of managed healthcare products and services, primarily through Medicaid, Medicare, and commercial programs. Centene currently occupies 105,165 and 37,004 square feet in buildings one and four, respectively, pursuant to a single lease. Centene has exercised its early termination rights with respect to a portion of its space at the Ren II building (approximately 105,000 square feet, which space is expected to be occupied by Fisher Investments, as described above) and a portion of its space at the Ren IV building (approximately 74,000 square feet, which space is expected to be occupied by Fisher Investments, as described above), totaling approximately 179,000 square feet with surrender of such space scheduled to occur on or before May 31, 2026. In connection with the early termination, Centene is obligated to pay an aggregate termination fee of approximately $19.0 million, of which approximately $12.4 million has been paid to date, with the remaining approximately $6.7 million due on or prior to May 31, 2026 (such remaining payment, the “Centene Termination Payment”). In addition, Centene has subleased all of its space on the second and third floors of building five (approximately 47,000 square feet in the aggregate) to Elite Insurance pursuant to a sublease extending through the balance of Centene’s lease term, which expires in June 2033. As part of the $11,000,939.80 LOC provided by the borrower, $252,058.43 was allocated to cover Elite Insurance’s unfunded obligations. The Renaissance Center Park Mortgage Loan provided for approximately $509,788 of gap rent reserves to cover underwritten base rental revenues equal to contractual rent obligations during the delivery and commencement period under the Elite Insurance lease.

Auto Club Group, Inc. (AAA) (150,000 square feet, 18.4% of NRA, 18.4% of underwritten base rent): Auto Club Group, Inc (AAA) (“AAA”) is a membership organization that serves millions of its members across multiple U.S. states, offering a broad suite of automotive, travel, insurance, financial and roadside assistance services. AAA has been a tenant at the Renaissance Center Park Property since April 2018 under a lease that expires in March 2033 and has two, 10-year extension options remaining. AAA currently pays rent on the entirety of its space; however, approximately 75,000 square feet is currently dark.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the historical and current occupancy of the Renaissance Center Park Property:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	2025(1)	Current(2)
94.0%	100.0%	99.4%	98.2%	99.0%
(1)	Historical occupancy is the annual average physical occupancy for each respective year.
(2)	Current Occupancy is based on the underwritten rent roll dated January 1, 2026. Includes the Expansion Premises and the AAA dark space.

The following table presents certain information relating to the largest tenants at Renaissance Center Park Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date	Renewal Options Remaining
Fisher Investments(3)	NR/NR/NR	321,999	39.6%	$31.21	$10,049,589	45.9%	11/30/2036	Two, 5-year options
Centene(4)	Ba1/BB+/BBB-	201,670	24.8	$20.79	$4,193,717	19.2	Various(5)	Two, 5-year options
Auto Club Group, Inc. (AAA)(6)	NR/NR/NR	150,000	18.4	$26.77	$4,015,684	18.4	3/31/2033	Two, 10-year options
New York Life	Aa1/AA+/AA+	114,807	14.1	$29.44	$3,380,294	15.5	3/31/2035	Two, 10-year options
Major Tenants		788,476	96.9%	$27.44	$21,639,284	98.9%
Other Tenants		17,322	2.1	$13.56	$234,918	1.1
Occupied Total Collateral / Wtd. Avg.		805,798	99.0%	$27.15	$21,874,202	100.0%
Vacant Space		8,000	1.0%
Collateral Total		813,798	100.0%
(1)	Based on the underwritten rent roll dated January 1, 2026, which includes (i) base rent totaling approximately $20,930,148, (b) rent steps totaling approximately $482,288 and (iii) straight line rent totaling approximately $461,765 for Centene, AAA and New York Life.
(2)	Ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Fisher Investments is expected to occupy three suites across the Renaissance Center Park Property (i) 142,881 square feet Ren III (currently in occupancy) and (ii) the Expansion Premises. The Expansion Premises is expected to be delivered on June 1, 2026 with rent commencing the earlier of (i) the date that is 180 days after the Expansion Delivery Date or (ii) the date upon which Fisher Investments opens for business in the Expansion Premises. In addition, Fisher Investments has an option to terminate its lease with respect the Ren IV building, effective April 30, 2032, upon 18 months’ prior written notice. For additional information regarding the Expansion Premises and termination options, see “Major Tenants—Fisher Investments” above.
(4)	Centene has exercised its early termination option with respect to a portion of its space at the Ren II building (approximately 105,000 square feet) and a portion of its space at the Ren IV building (approximately 74,000 square feet), totaling 179,000 square feet, with surrender scheduled to occur on or prior to May 31, 2026. In addition, Centene has subleased all of its space on the second and third floors of building five (approximately 47,000 square feet in the aggregate) to Elite Insurance pursuant to a sublease extending through Centene’s lease term for such space, which expires in June 2033.
(5)	Centene occupies space under leases expiring on June 30, 2031 (105,165 square feet; 10.0%; UW base rent), December 31, 2032 (37,004 square feet; 3.5% UW base rent) and June 30, 2033 (59,501 square feet; 5.6% UW base rent).
(6)	AAA currently pays rent on the entirety of its space; however, approximately 75,000 square feet is currently dark.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the Renaissance Center Park Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	8,000	1.0%	NAP	NAP	8,000	1.0%	NAP	NAP
2026 & MTM	0	0	0.0%	0	0.0%	8,000	1.0%	$0	0.0%
2027	0	0	0.0%	0	0.0%	8,000	1.0%	$0	0.0%
2028	0	0	0.0%	0	0.0%	8,000	1.0%	$0	0.0%
2029	0	0	0.0%	0	0.0%	8,000	1.0%	$0	0.0%
2030	1	14,391	1.8%	$96,000	0.4%	22,391	2.8%	$96,000	0.4%
2031	1	105,165	12.9%	$2,186,315	10.0%	127,556	15.7%	$2,282,315	10.4%
2032	1	37,004	4.5%	$776,164	3.5%	164,560	20.2%	$3,058,479	14.0%
2033	5	212432	26.1%	$5,385,840	24.6%	376,992	46.3%	$8,444,319	38.6%
2034	0	0	0.0%	$0	0.0%	376,992	46.3%	$8,444,319	38.6%
2035	1	114,807	14.1%	$3,380,294	15.5%	491,799	60.4%	$11,824,613	54.1%
2036	3	321,999	39.6%	$10,049,589	45.9%	813,798	100.0%	$21,874,202	100.0%
2037 & Beyond	0	0	0.0%	$0	0.0%	813,798	100.0%	$21,874,202	100.0%
Total/Wtd. Avg.	12	813,798	100.0%	$21,874,202	100.0%
(1)	Based on the underwritten rent roll dated January 1, 2026, which includes (i) base rent totaling approximately $20,930,148, (b) rent steps totaling approximately $482,288 and (iii) straight line rent totaling approximately $461,765 for Centene, AAA and New York Life.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the Lease Rollover Schedule.

The following table presents certain information relating to the operating history and underwritten cash flows of the Renaissance Center Park Property:

Operating History and Underwriting Net Cash Flow
	2023	2024	TTM(1)(2)	Underwritten	Per Square Foot	%(3)
Gross Potential Rent(4)	$17,409,144	$16,867,772	$17,188,165	$22,146,202	$27.21	77.9%
Total Reimbursements	8,063,511	8,155,046	7,864,151	6,060,326	7.45	21.3
Ground Lease Income	0	0	0	240,000	0.29	0.8
Net Rental Income	$25,472,655	$25,022,818	$25,052,316	$28,446,528	$34.96	100.0%
(Vacancy/Credit Loss)(5)	(114,000)	(106,000)	(2,246,418)	(2,180,998)	(2.68)	(8.3)
Effective Gross Income	$25,358,655	$24,916,818	$22,805,898	$26,265,530	$32.28	100.0%
Total Expenses	9,125,442	9,341,837	10,083,196	10,317,522	12.68	39.3
Net Operating Income(6)	$16,233,213	$15,574,981	$12,722,702	$15,948,008	$19.60	60.7%
Replacement Reserves	0	0	0	170,898	0.21	0.7
TI/LC	0	0	0	813,798	1.00	3.1
Net Cash Flow	$16,233,213	$15,574,981	$12,722,702	$14,963,312	$18.39	57.0%
(1)	TTM reflects the trailing 12-month period ending December 31, 2025.
(2)	TTM Net Cash Flow is net of the $12.36 million termination fee in association with Centene's early termination option.
(3)	% column represents the percentage of Net Rental Income for all revenue lines and represents the percentage of Effective Gross Income for the remaining fields.
(4)	Underwritten Rents in Place include (i) base rent totaling approximately $20,930,148, (b) rent steps totaling approximately $482,288 and (iii) straight line rent totaling approximately $461,765 for Centene, AAA and New York Life.
(5)	Vacancy/Credit Loss includes free rent.
(6)	The increase in the underwritten NOI from the TTM is primarily attributed to straight line rent from Centene, AAA and New York Life totaling approximately $461,765 and rent steps totaling approximately $482,288.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Appraisal. According to the appraisal, the Renaissance Center Property has a “Prospective As Economically Stabilized” appraised value of $184,000,000 as of December 22, 2026 and an “as-is” appraised value of $169,000,000 as of December 22, 2025.

The table below shows the appraisal’s “Prospective As Economically Stabilized” appraised value conclusions:

Appraisal Valuation Summary (1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$184,000,000	8.00%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated December 30, 2025, there was no evidence of any recognized environmental conditions at the Renaissance Center Property.

The Market. The Renaissance Center Park Property is located in Tampa-St. Petersburg-Clearwater, FL Metropolitan Statistical Area (the “Tampa MSA”). The Renaissance Center Park Property is situated in a suburban location within an established area and is part of the Westshore area, which is located approximately eight miles northwest of the Tampa central business district. Westshore is the largest commercial district in the Tampa Bay district, comprising 7,600 hotel rooms across 39 hotels, more than 250 restaurants, more than 6 million square feet of retail space and 4,000 businesses that employ more than 97,000 people. Regional access to the Renaissance Center Park Property is provided via Veteran’s Expressway (SR 589), a north-south tollway connecting the neighborhood to Interstate 275, which provides access to downtown Tampa and Interstate 75. Additional north-south access is provided by Sheldon Road, Hanley Road, Anderson Road, and Dale Mabry Highway, while east-west access is provided by Hillsborough Avenue, Waters Avenue, Linebaugh Avenue, and Gunn Highway. Tampa International Airport is located immediately east of the Renaissance Center Park Property’s neighborhood and is the largest airport in the region, serving over 21.2 million passengers last year.

According to a third party market research report, the 2024 population within a one, three and five-mile radius of the Renaissance Center Park Property was 6,118, 112,745 and 254,987, respectively. The 2024 average household income within the same radii was $116,751, $93,515 and $108,145, respectively.

According to a third party market research report, the Renaissance Center Park Property is located within the Northwest Tampa office submarket within the Tampa office market. As of the third quarter of 2025 the Northwest Tampa submarket contained approximately 11.5 million square feet of inventory, a vacancy rate of 10.5% and asking rent of $28.45 per square foot.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the office rent comparable for the Renaissance Center Park Property:

Comparable Office Rental Summary(1)
Property Name/Location	Year Built / Renovated	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Yrs.)	Lease Type
Renaissance Center Park	1997-2020 / NAP	99.0%(2)	813,798(2)	Fisher Investments(2)	321,999(2)	$31.21(2)	Dec-26(2)	10.0(2)	Modified Gross(2)
8705-8741 Henderson Road				Centene(2)	201,670(2)	$20.79(2)	Jan-21(2)	10.5(2)	NNN(2)
Tampa, FL				Auto Club Group, Inc. (AAA)(2)	150,000(2)	$26.77(2)	Apr-18(2)	15.0(2)	NNN(2)
One Independence Park	1983 / 2009	100.0%	115,740	Wipro, LLC	34,350	$25.00	Jan-22	7.4	Full Service
4110 George Road				HealthPlan Services	78,032	$25.00	Jan-22	7.4	Full Service
Tampa, FL
Memorial Center I and II	1983 / NAP	71.0%	186,439
4919 and 4921 Memorial Highway				Immunologix	48,253	$23.69	Feb-24	15.0	Full Service
Tampa, FL
Fountain Square II	1989 / NAP	85.0%	133,887	Michael Steinberg & Assoc	3,200	$29.50	Feb-24	5.3	Full Service
4925 Independence Parkway				Wise	23,800	$28.25	Jan-23	7.0	Full Service
Tampa, FL
Sunforest I & II	1984 / 2015	48.0%	181,336	K2 Medical	11,656	$27.50	Sep-25	7.3	Full Service
5110 and 5130 Eisenhower Boulevard				AmeriNational	3,361	$27.00	Jun-25	3.4	Full Service
Tampa, FL				L&E Research	7,231	$27.50	Jun-25	5.6	Full Service
				Soaring Logistics	2,169	$29.00	Sep-24	5.5	Full Service
6550 Innovation Center	1999 / NAP	93.0%	158,036	Florida Financial Advisors	11,378	$27.00	Jun-25	5.0	Full Service
6550 West Hillsborough Avenue				AFCO Steel	4,027	$27.50	Nov-24	10.0	Full Service
Tampa, FL				National Louis	21,363	$27.00	Nov-24	10.7	Full Service
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated January 1, 2026.

The Borrower. The borrower is Ren Center Tampa LLC, a single purpose Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Renaissance Center Park Whole Loan.

The Borrower Sponsors. The borrower sponsors are DT GRAT JAT, LLC, The Dennis Troesh 2009 Grantor Retained Annuity Trust FBO Jeffrey Troesh and The Carol Troesh 2009 Grantor Retained Annuity Trust FBO Jeffrey Troesh. The ownership of the borrower sponsors is split between Vision Properties (1.0%) and Quarry Capital (99.0%). Vision Properties is a full-service commercial real estate investment and operating firm that was established in 2009 and has built a portfolio of over eight million square feet of Class A office assets nationwide. The firm was created to provide a flexible investment platform capable of operating in U.S. markets and is actively involved throughout the entire lifecycle of its investments, from acquisition through disposition. Vision Properties’ portfolio spans markets across the East Coast and Rocky Mountain regions, with headquarters in Tampa, Florida, and regional offices including Morristown, New Jersey and Charlotte, North Carolina. Quarry Capital is an entity associated with the Troesh Family Foundation.

The non-recourse carveout guarantor is DT GRAT JAT, LLC (the “Guarantor”), a Nevada limited liability company managed by Dennis Troesh which serves as a principal real estate holding entity. Dennis Troesh controls a diversified national real estate portfolio comprised primarily of office, multifamily, hotel, retail, and land assets. Mr. Troesh’s portfolio spans multiple major U.S. markets, including Florida, California, Nevada, Arizona, Colorado, North Carolina, and Maryland, among others. The assets include office properties, multifamily communities, hospitality assets, retail and mixed-use properties, and development and land holdings. The Renaissance Center Park Mortgage Loan is recourse to the Guarantor for the amount of any outstanding LOC, as described below under “Escrows and Reserves—Unfunded Obligations Reserve”. As of the Cut-off Date, the borrower delivered to lender a LOC in the amount of $11,000,939.80. For additional information regarding the borrower sponsor, see “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Property Management. The Renaissance Center Park Property is managed by CBRE, Inc., a third-party management company.

Escrows and Reserves. At origination, the borrower deposited approximately (i) $624,473 into a real estate tax reserve, (ii) $11,000,940 into an unfunded obligations reserve and (iii) $3,250,294 into a gap rent reserve. The amount in the unfunded obligations reserve was returned to the borrower upon delivery to the lender of a LOC in such amount.

Tax Reserve – On a monthly basis, the borrower is required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $208,158 per month).

Insurance Reserve – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance premiums payable upon renewal of policy upon (i) an event of default or (ii) the failure by the borrower to provide evidence to the lender that the Renaissance Center Park Property is insured under a blanket policy that is acceptable to the lender and that satisfies the insurance requirements of the Renaissance Center Park Whole Loan (such failure, the “Insurance Trigger Event”). As of the origination date, an acceptable blanket policy is in place.

Replacement Reserves – On a monthly basis, the borrower is required to deposit approximately $13,563 into the replacement reserve.

TI/LC Reserve – On a monthly basis occurring on or after the Lease Reserve Trigger Date (as defined below), the borrower is required to deposit approximately $67,817 TI/LC reserve. The borrower is required to deposit any amount received by the borrower or the property manager in connection with any rejection, termination, surrender, cancellation or buy-out of any lease, in whole or in part, excluding the Centene Termination Payment, into the TI/LC reserve account, in each case for tenant improvements and leasing commissions that may be incurred. The lender may reassess its estimate of the amount necessary for tenant improvements and leasing commissions from time to time and may require the borrower to increase the monthly deposits upon 30-days’ notice to the borrower if the lender determines in its reasonable discretion that an increase is necessary to maintain proper operation of the Renaissance Center Park Property.

Unfunded Obligations Reserve – The borrower is required to promptly upon receipt (but in any event, within three business days), deposit the Centene Termination Payment into the unfunded obligations reserve, which amount is required to be paid and deposited into the reserve on or prior to May 31, 2026. Pursuant to the Renaissance Center Park Mortgage Loan, the borrower is permitted to post a LOC in lieu of cash to cover amounts required to be deposited in the unfunded obligations reserve designated for Fisher Investments and Elite Insurance, provided there is no event of default and the LOC is in an amount equal to the Required Funding Amount (as defined below). As of the Cut-off Date, the borrower has substituted a LOC for the upfront unfunded obligations reserve that was deposited at origination. The LOC will be held solely by the lender as collateral and will remain in place until all associated obligations covered under the unfunded obligations reserve are fully satisfied. As the borrower incurs and pays such costs out of pocket, the borrower may deliver a replacement LOC in a lower amount reflecting such payments. The LOC replacement process takes the place of traditional cash disbursements. In addition, after the Centene Termination Payment is deposited into the reserve, the borrower may deliver a replacement letter of credit that reduces the LOC total by such payment amount. Once all required obligations related to the leases have been completed and the Unfunded Obligations LOC Release Conditions (as defined below) are satisfied, the LOC will be returned to the borrower. All LOC amounts are guaranteed by the Guarantor.

“Required Funding Amount” means $11,000,939.80, which has been satisfied by an LOC in such amount in lieu of the upfront reserve, and which amount may be reduced from time to time to reflect (i) payments of unfunded obligations made by the borrower and (ii) the deposit of any remaining Centene Termination Payment into the unfunded obligations reserve.

“Unfunded Obligations LOC Release Conditions” means (i) no event of default has occurred and is continuing, (ii) all borrower obligations related to tenant improvements and leasing commissions as set forth in the Fisher Investments Lease and Elite Insurance lease have been paid or otherwise satisfied in full and (iii) Fisher Investments and Elite Insurance delivers an estoppel evidencing the foregoing in form and substance acceptable to the lender.

A “Lease Reserve Trigger Date” means the date on which the physical occupancy of the Renaissance Center Park Property falls below 90%; however, (i) with respect to the Expansion Premises under the Fisher Investments Lease, Fisher Investments will be deemed to be in physical occupancy of the Expansion Premises until the earlier of (x) the date Fisher Investments takes actual physical occupancy of such Expansion Premises or (y) the date Fisher Investments is required to

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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take physical occupancy pursuant to its lease (so long as such lease remains in full force and effect and no event of default has occurred and remains uncured thereunder), and (ii) the AAA Dark Space (as defined below) will be deemed occupied for purposes of calculating occupancy so long as the AAA lease remains in full force and effect and no event of default has occurred and remains uncured thereunder.

Lockbox / Cash Management. The Renaissance Center Park Whole Loan documents require a hard lockbox and springing cash management. The borrower was required to establish a lender-controlled lockbox at origination. The borrower is required to deposit or cause to deposit all revenue generated at the Renaissance Center Park Property into the lender-controlled lockbox account. Funds on deposit in the lender-controlled lockbox account will be transferred to the borrower unless a Cash Sweep Period (as defined below) exists, in which case such funds will be transferred on each business day to a cash management account. During a Cash Sweep Period (other than a Cash Sweep Period due solely to a Specified Tenant Sweep Event (as defined below)), all excess cash flow, after the payment of required reserves and other amounts due with respect to the Renaissance Center Park Whole Loan, will be held by the lender as additional collateral for the Renaissance Center Park Whole Loan; provided that any excess cash flow so collected will be released to the borrower upon the cessation of such Cash Sweep Period, provided no other Cash Sweep Period exists. During a Specified Tenant Sweep Event, all excess cash flow, after payment of required reserves and other amounts due with respect to the Renaissance Center Park Whole Loan, will be reserved with the lender and made available to the borrower to pay for tenant improvements and leasing commissions related to re-tenanting the space previously leased to the Specified Tenant (as defined below); provided that any excess cash flow so collected and not used to re-tenant such Specified Tenant space will be released to the borrower upon the cessation of such Specified Tenant Sweep Event provided no other Cash Sweep Period exists.

A “Cash Sweep Period” will commence upon (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio being less than 1.30x, (iii) the occurrence and continuance of a Specified Tenant Sweep Event and (iv) the occurrence and continuance of an Insurance Trigger Event; and will end upon (w) with respect to clause (i) above, a cure of such event of default, (x) with respect to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.35x for two calendar quarters, (y) with respect to clause (iii) above, the expiration of all Specified Tenant Sweep Periods and (z) with respect to clause (iv) above, upon the delivery of all policies required.

A “Specified Tenant” means, individually and collectively, (i) AAA, (ii) Fisher Investments, (iii) Centene, (iv) New York Life and (v) any other tenant under a lease covering 80,000 square feet or more of the Renaissance Center Park Property (and any parent company of any of the foregoing, and any guarantor of any such tenant’s lease, as applicable) and any replacement tenant occupying all or any portion of the space at the Renaissance Center Park Property leased as of origination to any such tenant (and any parent company thereof, and any guarantor of such replacement tenant’s lease, as applicable).

A “Specified Tenant Sweep Event” will commence upon any of the following: (i) a Specified Tenant defaults under its lease beyond all applicable notice and/or cure periods; (ii) a Specified Tenant going dark, vacating, abandoning, ceasing ordinary course business operations or otherwise failing to occupy 25% or more of its leased space or giving written notice of its intent to do any of the foregoing (unless the same is a temporary cessation of operations) (x) in connection with remodeling, renovation or restoration by such Specified Tenant or its leased premises and such Specified Tenant has not given notice of its intent to not resume ordinary course business operations following completion of such remodeling, renovation or restoration (as applicable) or (y) as of a result of a pandemic regulation (a “Lease Sweep Go Dark Trigger”); provided, however that a Lease Sweep Go Dark Trigger will not be deemed to have occurred with respect to (1) that certain portion of premises to the Specified Tenant known as AAA and located on the third and fourth floors of the Renaissance Center VI building (the “AAA Dark Space”) of the Renaissance Center Park Property, which was vacated prior to the origination of the Renaissance Center Park Whole Loan, provided further that a Specified Tenant Sweep Event will occur if AAA vacates, abandons, or otherwise “goes dark” at any more of the space (other than the AAA Dark Space) leased under the AAA lease or gives notice of its intent to do any of the foregoing (unless the same is a temporary cessation of operations as described, and subject to the conditions in the Renaissance Center Park Mortgage Loan documents or (2) prior to the earlier to occur of (x) Fisher Investments taking actual physical occupancy of the Expansion Premises and (y) the date that Fisher Investments is required to take physical occupancy of the Expansion Premises pursuant to the Fisher Investments Lease, Fisher Investments not being in physical occupancy of the Expansion Premises provided that the Fisher Investments Lease remains in full force and effect and subject to all applicable notice and cure rights contained therein, no events of default will have occurred and remain uncured thereunder; (iii) any bankruptcy or similar insolvency of a Specified Tenant; (iv) a Specified Tenant terminating, cancelling or surrendering its lease, or giving notice of its intent to do any of the foregoing; (v)

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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the earlier of (a) the date that is 12 months prior to the scheduled expiration of such Specified Tenant’s lease or (b) the date under such Specified Tenant’s lease by which such Specified Tenant is required to give notice of its exercise of a renewal option, unless such applicable cure has already occurred; or (vi) if a Specified Tenant is rated by any rating agency, such Specified Tenant has its rating reduced, downgraded or lowered by at least two notches by any rating agency from its rating as of origination, (or, if the applicable lease is entered into after origination, on the date such lease is entered into) by any applicable rating agency.

A Specified Tenant Sweep Event will end, with respect to: (A) clause (i), the cure of such event of default has been accepted by the borrower; (B) clause (ii), the Specified Tenant has (a) resumed occupancy and normal business operations at not less than 90% of its leased space during customary hours and (b) delivered to the lender an acceptable tenant estoppel certificate; (C) clause (iii), the Specified Tenant no longer is insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed its lease pursuant to a final, non-appealable order of a court of competent jurisdiction; (D) clause (iv), the Specified Tenant (a) revokes any notification of any termination, cancellation or surrender of its lease and resumes ordinary course business operations during customary hours at not less than 90% of the leased space under such Specified Tenant’s space and (b) has delivered to the lender an acceptable tenant estoppel certificate; (E) clause (v) (a) the borrower has delivered to the lender acceptable evidence that such Specified Tenant has extended its lease or given notice of renewal under terms of its lease, and all landlord obligations (including the payment of any leasing commissions) have been satisfied in full (or sufficient funds have been reserved for such purposes and to cover all such costs) and such Specified Tenant is in occupancy, open for business and paying full, unabated rent under its lease (or sufficient funds have been reserved for such purposes and to cover any operating shortfalls relating to the delay in the commencement of full rent payments) and (b) the Specified Tenant delivers to the lender an acceptable tenant estoppel certificate; (F) clause (vi), the credit rating (or the equivalent thereof) of the applicable Specified Tenant, as assigned by the applicable rating agency, rising to at least the same rating assigned to such Specified Tenant as of origination, or if the applicable lease is entered into following origination, on the date such lease was entered into and (G) clause (i), (ii), (iv), (v) and (vi) the lender receives (1) evidence, that (A) the entire space leased to the applicable Specified Tenant is leased to one or more replacement tenants on terms acceptable to the lender, and all landlord obligations (including the payment of any leasing commissions) have been satisfied in full (or sufficient funds have been reserved for such purposes and to cover all such costs) and such replacement tenant or tenants, as applicable, are in occupancy, open for business and paying full, unabated rent under their respective lease(s) (or sufficient funds have been reserved for such purposes and to cover any operating shortfalls relating to the delay in the commencement of full rent payments) or (B) at least 90% of the space leased to the applicable Specified Tenant is leased to one or more replacement tenants on terms acceptable to the lender, and all landlord obligations (including the payment of any leasing commissions) have been satisfied in full (or sufficient funds have been reserved for such purposes and to cover all such costs) and such replacement tenant or tenants, as applicable, are in occupancy, open for business and paying full, unabated rent under their respective lease(s) (or sufficient funds have been reserved for such purposes and to cover any operating shortfalls relating to the delay in the commencement of full rent payments) and the debt service coverage ratio is equal to or greater than 2.33x, such evidence to include a fully-executed copy of each replacement lease and (2) such replacement tenants have delivered to the lender acceptable tenant estoppel certificate(s).

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. At origination, the borrower leased a portion of the Renaissance Center Park Property consisting of 11.06 acres to affiliates of the borrower sponsor pursuant to two, 99-year ground leases in order to demise separate land parcels so that such affiliates may obtain financing to develop “Ren Center VIII”, an eighth office building expected to be developed on a 2.38-acre site and a proposed 297-unit multifamily property expected to be developed on an 8.68-acre site. Aggregate annual ground rent under the ground leases is $240,000 with no annual increases.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$30,000,000	Title:	Fee
Cut-off Date Principal Balance:	$30,000,000	Property Type - Subtype:	Industrial – Various
% of IPB:	5.6%	Net Rentable Area (SF):	301,715
Loan Purpose(1):	Refinance/Acquisition	Location(5):	Various, Various
Borrowers(2):	Various	Year Built / Renovated(5):	Various / Various
Borrower Sponsor:	GBP Properties	Occupancy:	95.9%
Interest Rate:	5.97000%	Occupancy Date(6):	Various
Note Date:	1/16/2026	4th Most Recent NOI (As of)(7):	NAV
Maturity Date:	2/1/2031	3rd Most Recent NOI (As of)(7):	$1,802,965 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(7):	$2,276,030 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(7):	$2,316,682 (TTM 10/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	93.0%
Amortization Type:	Interest Only	UW Revenues:	$4,085,277
Call Protection:	L(27),D(27),O(6)	UW Expenses:	$1,265,405
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,819,873
Additional Debt:	No	UW NCF:	$2,692,163
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$43,540,000 / $144
Additional Debt Type:	N/A	Appraisal Date(8):	Various

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$99
Taxes:	$152,393	$69,216	N/A	Maturity Date Loan / SF:	$99
Insurance:	$34,480	$10,704	N/A	Cut-off Date LTV:	68.9%
Replacement Reserves:	$75,000	Springing	$75,000	Maturity Date LTV:	68.9%
TI/LC Reserve:	$750,000	Springing	$750,000	UW NCF DSCR:	1.48x
Deferred Maintenance:	$12,875	$0	N/A	UW NOI Debt Yield:	9.4%
Other(4):	$299,473	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$30,000,000	100.0%	Loan Payoff(1)	$19,432,771	64.8%
			Purchase Price(1)	7,480,817	24.9
			Closing Costs(9)	1,680,234	5.6
			Upfront Reserves	1,324,220	4.4
			Return of Equity	81,958	0.3
Total Sources	$30,000,000	100.0%	Total Uses	$30,000,000	100.0%
(1)	The Texas & Iowa Industrial Portfolio Mortgage Loan (as defined below) facilitated (i) the acquisition of the 27435 Oak Ridge School Road Property (as defined below) and the 18632 Kermier Road Property (as defined below) and (ii) the refinance of the remaining seven Texas & Iowa Industrial Portfolio Properties (as defined below).
(2)	The borrowers are GBP II APG, LLC, GBP II JK3&4, LLC and GBP II SIP, LLC, each a Delaware limited liability company.
(3)	See “Escrows and Reserves” below.
(4)	Other reserves include (i) $154,000 for outstanding tenant improvements and leasing commissions and (ii) $145,473 for gap rent and free rent.
(5)	See “Portfolio Summary” below.
(6)	Occupancy Date ranges from December 3, 2025, through January 16, 2026.
(7)	4th Most Recent NOI is not available since the borrower sponsor acquired five of the Texas & Iowa Industrial Portfolio Properties in January 2023, one in February 2024, one in May 2024 and two in January 2026 at origination of the Texas & Iowa Industrial Portfolio Mortgage Loan. Accordingly, 3rd Most Recent NOI includes five of the Texas & Iowa Industrial Portfolio Properties, and 2nd Most Recent NOI and Most Recent NOI include seven of the Texas & Iowa Industrial Portfolio Properties.
(8)	The appraisal dates range from December 8, 2025, through December 12, 2025.
(9)	Closing Costs include an interest rate buydown of $600,000.

The Loan. The Texas & Iowa Industrial Portfolio mortgage loan (“Texas & Iowa Industrial Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $30,000,000 and is secured by the borrowers’ fee simple interests in a portfolio of nine industrial properties, totaling approximately 301,715 square feet across two states (individually, the “4551 East Richey Road Property”, the “5265 Rockwell Drive Northeast Property”, the “630 Frazier Commerce Drive Property”, the “27435 Oak Ridge School Road Property”, the “1612 Southcreek Lane Property”, the “18632 Kermier Road Property”, the “1616 Southcreek Lane Property”, the “19350 East Hardy Road Property”, the “14603 Blue Ash

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Drive Property”, or collectively, the “Texas & Iowa Industrial Portfolio Properties”). The Texas & Iowa Industrial Portfolio Mortgage Loan has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 5.97000% per annum on an Actual/360 basis.

The Properties. The Texas & Iowa Industrial Portfolio Properties consist of nine industrial properties totaling 301,715 square feet, with eight located across the Houston, Texas metropolitan statistical area (“MSA”) (collectively, the “Texas Properties”) and one located in Cedar Rapids, Iowa. As of rent roll dates ranging from December 3, 2025, to January 16, 2026, the Texas & Iowa Industrial Portfolio Properties were 95.9% occupied, with all but one of the Texas & Iowa Industrial Portfolio Properties 100.0% occupied. Seven of the Texas & Iowa Industrial Portfolio Properties are leased to single tenants.

The borrower sponsor acquired seven of the Texas & Iowa Industrial Portfolio Properties between January 2023 and May 2024 and acquired the two remaining Texas & Iowa Industrial Portfolio Properties at closing of the Texas & Iowa Industrial Portfolio Mortgage Loan, for an aggregate purchase price of approximately $40.5 million. Since the various acquisitions, the borrower sponsor has invested approximately $1.2 million in capital improvements across the portfolio.

The following table presents certain information relating to the Texas & Iowa Industrial Portfolio Properties:

Portfolio Summary
Property Name	Location(1)	Year Built / Renovated(1)	SF(2)	Occ. %(2)	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value(1)	% of Appraised Value(1)
4551 East Richey Road	Humble, TX	2022 / NAP	60,000	100.0%	$6,433,963	21.4%	$8,500,000	19.5%
5265 Rockwell Drive Northeast	Cedar Rapids, IA	1979 / 2020-2025	100,240	87.8%	5,688,714	19.0%	10,000,000	23.0%
630 Frazier Commerce Drive	Conroe, TX	2024 / NAP	24,500	100.0%	3,865,051	12.9%	5,200,000	11.9%
27435 Oak Ridge School Road	Conroe, TX	2024 / NAP	23,100	100.0%	3,363,963	11.2%	4,480,000	10.3%
1612 Southcreek Lane	Houston, TX	2014 / NAP	27,150	100.0%	3,290,154	11.0%	4,300,000	9.9%
18632 Kermier Road	Hockley, TX	2025 / NAP	15,950	100.0%	2,284,596	7.6%	3,220,000	7.4%
1616 Southcreek Lane	Houston, TX	2013 / NAP	20,400	100.0%	2,224,865	7.4%	3,080,000	7.1%
19350 East Hardy Road	Houston, TX	2008 / NAP	20,135	100.0%	1,711,760	5.7%	3,160,000	7.3%
14603 Blue Ash Drive	Houston, TX	2022 / NAP	10,240	100.0%	1,136,934	3.8%	1,600,000	3.7%
Total / Wtd. Avg.			301,715	95.9%	$30,000,000	100.0%	$43,540,000	100.0%
(1)	Information obtained from the appraisals.
(2)	Information based on the underwritten rent rolls dated between December 3, 2025, and January 16, 2026.

The 4551 East Richey Road Property is a 60,000 square foot industrial warehouse/distribution facility located in Humble, Texas, approximately 20 miles north of the Houston central business district (“CBD”). The 4551 East Richey Road Property consists of two, single-story buildings constructed in 2022. The improvements include approximately 1.9% of the square footage built out as office space, 21 drive-in loading doors and 25-foot clear ceiling heights. The site features 46 surface parking spaces, resulting in a parking ratio of 0.8 spaces per 1,000 square feet of net rentable area (“NRA”). As of January 16, 2026, the 4551 East Richey Road Property was 100.0% leased to one tenant that occupies 40,000 square feet and subleases 20,000 square feet to another tenant.

The 5265 Rockwell Drive Northeast Property is a 100,240 square foot industrial flex facility located in Cedar Rapids, Iowa. The 5265 Rockwell Drive Northeast Property consists of one, single-story building constructed in 1979 and renovated between 2020 and 2025. The improvements include approximately 35.7% of the square footage built out as office space, seven dock high loading doors, three drive-in loading doors and 22- to 27-foot clear ceiling heights. The site features 263 surface parking spaces, resulting in a parking ratio of 2.6 spaces per 1,000 square feet of NRA. As of December 3, 2025, the 5265 Rockwell Drive Northeast Property was 87.8% occupied by two tenants.

The 630 Frazier Commerce Drive Property is a 24,500 square foot industrial warehouse/distribution facility located in Conroe, Texas, within the Houston MSA. The 630 Frazier Commerce Drive Property consists of one, single-story building constructed in 2024. The improvements include approximately 14.7% of the square footage built out as office space, four drive-in loading doors and 28-foot clear ceiling heights. The site features 30 surface parking spaces, resulting in a parking ratio of 1.2 spaces per 1,000 square feet of NRA. As of January 16, 2026, the 630 Frazier Commerce Drive Property was 100.0% occupied by one tenant.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The 27435 Oak Ridge School Road Property is a 23,100 square foot industrial warehouse/distribution facility located in Conroe, Texas, within the Houston MSA. The 27435 Oak Ridge School Road Property consists of three, single-story buildings constructed in 2024. The improvements include approximately 10.0% of the square footage built out as office space, three drive-in loading doors and 22-foot clear ceiling heights. The site features 45 surface parking spaces, resulting in a parking ratio of 1.9 spaces per 1,000 square feet of NRA. As of December 4, 2025, the 27435 Oak Ridge School Road Property was 100.0% occupied by three tenants.

The 1612 Southcreek Lane Property is a 27,150 square foot industrial warehouse/distribution facility located approximately 21 miles north of the Houston, Texas CBD. The 1612 Southcreek Lane Property consists of one, single-story building constructed in 2014. The improvements include approximately 4.5% of the square footage built out as office space, three drive-in loading doors and 32-foot clear ceiling heights. The site features 33 surface parking spaces, resulting in a parking ratio of 1.2 spaces per 1,000 square feet of NRA. As of January 16, 2026, the 1612 Southcreek Lane Property was 100.0% occupied by one tenant.

The 18632 Kermier Road Property is a 15,950 square foot industrial warehouse/distribution facility located in Hockley, Texas, within the Houston MSA. The 18632 Kermier Road Property consists of one, single-story building constructed in 2025. The improvements include approximately 7.8% of the square footage built out as office space, three dock high loading doors, one drive-in loading door and 30-foot clear ceiling heights. The site features 18 surface parking spaces, resulting in a parking ratio of 1.1 spaces per 1,000 square feet of NRA. As of January 16, 2026, the 18632 Kermier Road Property was 100.0% occupied by one tenant.

The 1616 Southcreek Lane Property is a 20,400 square foot industrial warehouse/distribution facility located approximately 21 miles north of the Houston, Texas CBD. The 1616 Southcreek Lane Property consists of one, single-story building constructed in 2013. The improvements include approximately 7.4% of the square footage built out as office space, three drive-in loading doors and 32-foot clear ceiling heights. The site features 25 surface parking spaces, resulting in a parking ratio of 1.2 spaces per 1,000 square feet of NRA. As of January 16, 2026, the 1616 Southcreek Lane Property was 100.0% occupied by one tenant.

The 19350 East Hardy Road Property is a 20,135 square foot industrial warehouse/distribution facility located approximately 19 miles north of the Houston, Texas CBD. The 19350 East Hardy Road Property consists of one, single-story building constructed in 2008. The improvements include approximately 18.1% of the square footage built out as office space, three drive-in loading doors and 22-foot clear ceiling heights. The site features 18 surface parking spaces, resulting in a parking ratio of 0.9 spaces per 1,000 square feet of NRA. As of January 16, 2026, the 19350 East Hardy Road Property was 100.0% occupied by one tenant.

The 14603 Blue Ash Drive Property is a 10,240 square foot industrial warehouse/distribution facility located approximately 17 miles north of the Houston, Texas CBD. The 14603 Blue Ash Drive Property consists of one, single-story building constructed in 2022. The improvements include approximately 6.4% of the square footage built out as office space, two drive-in loading doors and 30-foot clear ceiling heights. The site features 17 surface parking spaces, resulting in a parking ratio of 1.7 spaces per 1,000 square feet of NRA. As of January 16, 2026, the 14603 Blue Ash Drive Property was 100.0% occupied by one tenant.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents detailed information with respect to the historical and current occupancy of the Texas & Iowa Industrial Portfolio Properties:

Historical and Current Occupancy(1)
Property Name	2023	2024	Current(2)
4551 East Richey Road	NAP(3)	NAP(3)	100.0%
5265 Rockwell Drive Northeast	88.0%	88.0%	87.8%
630 Frazier Commerce Drive	NAV	100.0%	100.0%
27435 Oak Ridge School Road	NAV	NAV	100.0%
1612 Southcreek Lane	100.0%	100.0%	100.0%
18632 Kermier Road	NAV	NAV	100.0%
1616 Southcreek Lane	100.0%	100.0%	100.0%
19350 East Hardy Road	100.0%	100.0%	100.0%
14603 Blue Ash Drive	NAV	100.0%	100.0%
Portfolio Total	93.0%	94.2%	95.9%
(1)	Historical occupancies are as of December 31 of each respective year and include only the Texas & Iowa Industrial Portfolio Properties that were owned by the borrower sponsor as of such occupancy date.
(2)	Current occupancy is based on the underwritten rent rolls dated between December 3, 2025, and January 16, 2026.
(3)	The sole tenant at the 4551 East Richey Road Property, J-Kraft, Inc., executed its lease in 2020, prior to the construction of the 4551 East Richey Road Property in 2022. The borrower sponsor acquired the 4551 East Richey Road Property in January 2023 and J-Kraft, Inc.’s lease commenced in January 2024. The tenant subsequently built out its space, then took occupancy in February 2025.

Major Tenants.

Trapeze Group (66,000 square feet; 21.9% of portfolio NRA; 15.3% of underwritten rent; rated BBB/BBB+ by S&P/Fitch): Trapeze Group provides integrated software and technology solutions that help public transport authorities and operators improve planning, scheduling, fleet and asset management, and overall passenger experiences. Trapeze Group is a subsidiary of Constellation Software, Inc., which is headquartered in Toronto, Canada. Vontas, a division of Trapeze Group, operates and maintains its headquarters at the 5265 Rockwell Drive Northeast Property. Trapeze Group launched Vontas in 2021 as its new business division focused exclusively on meeting the intelligent transportation systems needs of transit agencies in North America. Trapeze Group has been in occupancy at the 5265 Rockwell Drive Northeast Property since March 2019 and leases 66,000 SF through February 28, 2029. The tenant is currently paying $10.76 per square foot on a triple net basis and has one, 59-month option to extend the lease at a rent of $7.25 per square foot for the first year of the renewal term. The tenant has no termination options.

J-Kraft, Inc. (60,000 square feet; 19.9% of portfolio NRA; 21.7% of underwritten rent): J-Kraft, Inc. is a custom cabinet manufacturer based in Houston, Texas. Founded in 2003, J-Kraft, Inc. specializes in the design, fabrication, and installation of built-in cabinetry, wall units and custom kitchens across residential and commercial projects within the Houston, San Antonio and Austin markets. J-Kraft, Inc.’s lease commenced in January 2024 and the tenant commenced occupancy at the 4551 East Richey Road Property in February 2025. J-Kraft, Inc. leases 60,000 square feet through December 31, 2034, and is currently paying $11.29 per square foot per year on a triple net basis. The tenant has no renewal options and no termination options. J-Kraft, Inc. currently subleases 20,000 square feet to Grander Distributing LLC through January 1, 2030, at a current rental rate of $12.36 per square foot per year.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents a summary of the tenants at the Texas & Iowa Portfolio Properties:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Trapeze Group	NR/BBB/BBB+	66,000	21.9%	$7.25	$478,500	15.3%	2/28/2029
J-Kraft, Inc.(4)	NR/NR/NR	60,000	19.9	$11.29	677,100	21.7	12/31/2034
Drilling Tools International, Inc.	NR/NR/NR	27,150	9.0	$13.20	358,380	11.5	11/30/2031
Action Gypsum Supply, LP	NR/NR/NR	24,500	8.1	$15.66	383,670	12.3	5/31/2031
TURPOC, LLC	NR/NR/NR	22,000	7.3	$5.64	124,080	4.0	5/31/2030
DEEPOCEAN US, LLC	B1/BB-/BB-	20,400	6.8	$11.13	227,052	7.3	6/30/2029
ICE Thermal Harvesting	NR/NR/NR	20,135	6.7	$8.80	177,188	5.7	9/30/2027
Burckhardt Compression, Inc	NR/NR/NR	15,950	5.3	$15.00	239,250	7.7	5/31/2033
Latino's Food Imports, LLC	NR/NR/NR	10,240	3.4	$11.94	122,266	3.9	5/31/2029
Loadscan, LLC	NR/NR/NR	9,900	3.3	$13.77	136,323	4.4	8/31/2030
Ten Largest Tenants		276,275	91.6%	$10.58	$2,923,809	93.8%
Remaining Occupied		13,200	4.4	$14.67	193,644	6.2
Total Occupied		289,475	95.9%	$10.77	$3,117,453	100.0%
Vacant Space		12,240	4.1
Collateral Total		301,715	100.0%

(1)	Based on the underwritten rent rolls dated between December 3, 2025, and January 16, 2026.
(2)	Ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are inclusive of contractual rent steps underwritten through January 2027.
(4)	J-Kraft, Inc. subleases 20,000 square feet to Grander Distributing LLC. The Grander Distributing LLC sublease expires January 1, 2030, and has a current rental rate of $12.36 per square foot.

The following table presents information relating to the tenant lease expirations at the Texas & Iowa Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	12,240	4.1%	NAP	NA	P	12,240	4.1%	NAP	NAP
MTM & 2026	0	0	0.0	$0	0.0%		12,240	4.1%	$0	0.0%
2027	1	20,135	6.7	177,188	5.7		32,375	10.7%	$177,188	5.7%
2028	0	0	0.0	0	0.0		32,375	10.7%	$177,188	5.7%
2029	4	103,240	34.2	930,844	29.9		135,615	44.9%	$1,108,032	35.5%
2030	2	31,900	10.6	260,403	8.4		167,515	55.5%	$1,368,435	43.9%
2031	2	51,650	17.1	742,050	23.8		219,165	72.6%	$2,110,485	67.7%
2032	0	0	0.0	0	0.0		219,165	72.6%	$2,110,485	67.7%
2033	1	15,950	5.3	239,250	7.7		235,115	77.9%	$2,349,735	75.4%
2034	4	66,600	22.1	767,718	24.6		301,715	100.0%	$3,117,453	100.0%
2035	0	0	0.0	0	0.0		301,715	100.0%	$3,117,453	100.0%
2036	0	0	0.0	0	0.0		301,715	100.0%	$3,117,453	100.0%
2037 & Beyond	0	0	0.0	0	0.0		301,715	100.0%	$3,117,453	100.0%
Total	14	301,715	100.0%	$3,117,453	100.0%
(1)	Based on the underwritten rent rolls dated between December 3, 2025, and January 16, 2026.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are inclusive of contractual rent steps underwritten through January 2027.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C41
No. 6 – Texas & Iowa Industrial Portfolio

Environmental. According to the Phase I environmental reports dated between December 1, 2025, and December 23, 2025, there was no evidence of any recognized environmental conditions at the Texas & Iowa Industrial Portfolio Properties.

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Texas & Iowa Industrial Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2023(1)	2024(1)	TTM 10/31/2025(1)	Underwritten	Per SF	%(2)
In Place Rent	$2,061,885	$2,404,636	$2,615,391	$3,010,482	$9.98	68.5%
Contractual Rent Steps	0	0	0	106,970	$0.35	2.4
Vacancy Gross Up	0	0	0	82,620	$0.27	1.9
Total Reimbursements	397,433	824,123	827,171	1,192,144	$3.95	27.1
Gross Potential Income	$2,459,318	$3,228,759	$3,442,562	$4,392,217	$14.56	100.0%
Other Income	146,259	42,552	0	0	$0.00	0.0
Vacancy / Credit Loss	0	0	0	306,940	$1.02	7.0
Effective Gross Income	$2,605,577	$3,271,311	$3,442,562	$4,085,277	$13.54	93.0%
Total Expenses	$802,612	$995,281	$1,125,880	$1,265,405	$4.19	31.0%
Net Operating Income	$1,802,965	$2,276,030	$2,316,682	$2,819,873	$9.35	69.0%
Capital Expenditures	0	0	0	30,246	$0.10	0.7
TI/LC	0	0	0	97,464	$0.32	2.4
Net Cash Flow	$1,802,965	$2,276,030	$2,316,682	$2,692,163	$8.92	65.9%
(1)	The borrower sponsor acquired five of the Texas & Iowa Industrial Portfolio Properties in January 2023, one in February 2024, one in May 2024 and two in January 2026 at origination of the Texas & Iowa Industrial Portfolio Mortgage Loan. Accordingly, 2023 includes five of the Texas & Iowa Industrial Portfolio Properties, and 2024 and TTM 10/31/2025 include seven of the Texas & Iowa Industrial Portfolio Properties.
(2)	% column represents percent of Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Markets. The Texas & Iowa Industrial Portfolio Properties are comprised of nine industrial assets with eight properties located in the Houston, Texas MSA and one property located in the Cedar Rapids, Iowa MSA.

Houston, Texas

The Texas Properties are located in the Houston industrial market, spread across four separate submarkets. According to a third-party market research report, as of the first quarter of 2026, the Houston industrial market was comprised of approximately 862.5 million square feet of industrial space with a market vacancy of 7.3% and market rents of $9.42 per square foot. According to the appraisal, the Texas Properties had weighted average 2024 population by allocated loan amount within a one-, three- and five-mile radius of the respective properties of 7,091, 67,070, and 198,279, respectively, and within the same radii, an average household income of $98,675, $103,972, and $102,637, respectively.

Cedar Rapids, Iowa

The 5265 Rockwell Drive Northeast Property is located in the Cedar Rapids industrial market. According to a third-party market research report, as of the first quarter of 2026, the Cedar Rapids industrial market contained approximately 36.7 million square feet of inventory with a vacancy rate of 4.3% and an average asking rental rate of $7.35 per square foot. According to the appraisal, 5265 Rockwell Drive Northeast Property had a 2024 population within a one-, three- and five-mile radius of 6,969, 68,897 and 140,418, respectively, and within the same radii, an average household income of $74,682, $99,860 and $102,834, respectively.

The Borrowers. The borrowers are GBP II APG, LLC, GBP II JK3&4, LLC and GBP II SIP, LLC, each a Delaware limited liability company and single purpose entity with one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Texas & Iowa Industrial Portfolio Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is GBP Properties, a real estate investment firm focused on industrial and office assets in the United States and Mexico. Founded in 2009, GBP Properties has since acquired or developed more than $500 million in real estate assets, operating from offices in Monterrey, San Antonio, Dallas, and Houston. Mauricio A.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C41
No. 6 – Texas & Iowa Industrial Portfolio

Benavides, founder and chief executive officer of GBP Properties, is the non-recourse carveout guarantor.

Property Management. The Texas & Iowa Industrial Portfolio Properties are managed by Besser Property Management, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination of the Texas & Iowa Industrial Portfolio Mortgage Loan, the borrowers deposited into escrow (i) approximately $152,393 for real estate taxes, (ii) approximately $34,480 for insurance premiums, (iii) $750,000 for tenant improvements and leasing commissions, (iv) $75,000 for capital improvements, (v) $154,000 for outstanding tenant improvements and leasing commissions, (vi) $145,473 for gap rent and free rent and (vii) $12,875 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrowers are required to deposit 1/12th of the annual estimated tax payments, which currently equates to approximately $69,216.

Insurance Escrows – On a monthly basis, the borrowers are required to deposit 1/12th of the annual estimated insurance payments, which currently equates to approximately $10,704.

Replacement Reserve – On a monthly basis when the replacement reserve falls below $75,000, the borrowers will be required to deposit the lesser of (i) approximately $2,520 and (ii) the amount necessary to raise the replacement reserve balance to $75,000.

TI/LC Reserve – On a monthly basis when the TI/LC reserve falls below $750,000, the borrower will be required to escrow the lesser of (i) approximately $12,571 and (ii) the amount necessary to raise the replacement reserve balance to $750,000.

Lockbox / Cash Management. The Texas & Iowa Industrial Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause all rents to be transmitted directly by the tenants at the Texas & Iowa Industrial Portfolio Properties into a lender-controlled lockbox account. In addition, the borrowers are required to cause all rents received by the borrowers or the property manager to be deposited into such lockbox account within one business day of receipt. All amounts in the lockbox account are remitted on a daily basis to the borrowers at any time other than during the continuance of a Cash Sweep Period (as defined below). Upon the occurrence and during the continuance of a Cash Sweep Period, all amounts are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the Texas & Iowa Industrial Portfolio Mortgage Loan documents. During the continuance of a Cash Sweep Period, all excess cash remaining after the required applications and disbursements will be held in a lender-controlled subaccount; provided that, during a Cash Sweep Period continuing solely as a result of a Major Tenant Trigger Event (as defined below), all excess cash will be held in a special rollover reserve subaccount.

A “Cash Sweep Period” means a period commencing upon the earliest to occur of (i) an event of default under the Texas & Iowa Industrial Portfolio Mortgage Loan documents, (ii) the bankruptcy or insolvency of any borrower or property manager, (iii) the date on which the debt service coverage ratio (“DSCR”) based on the immediately preceding trailing 12-month period is less than 1.25x, or (iv) a Major Tenant Trigger Event. A Cash Sweep Period will expire upon, (a) with respect to clause (i), the cure of such event of default, (b) with respect to clause (ii), the borrowers replace the property manager with a qualified property manager within 60 days of such bankruptcy action, (c) with respect to clause (iii), the DSCR based on the immediately preceding 12-month period is at least equal to 1.25x for two consecutive quarters, or (d) with respect to clause (iv), a Major Tenant Trigger Event Cure (as defined below).

A “Major Tenant Trigger Event” means the occurrence of any of the following: (i) any bankruptcy action of (x) J-Kraft, Inc. or Trapeze Group, any successor or assign thereof as tenant under the lease or any subsequent tenant under a replacement lease (a “Major Tenant”) or (y) any guarantor of the applicable Major Tenant lease or any corporate parent that wholly owns or controls such applicable Major Tenant, (ii) the earlier to occur of (a) the date a Major Tenant gives notice of its intention to vacate or abandon its premises or to go dark at such premises or (b) the date a Major Tenant vacates, abandons, surrenders or goes dark at its applicable premises for five consecutive business days, (iii) the earlier to occur of (a) the date of any termination, cancellation or surrender of a Major Tenant lease or (b) the earlier to occur of the date (x) that is six months prior to the then applicable expiration of the applicable Major Tenant lease (or any renewal or replacement thereof) or (y) on which notice for extension is due under the applicable Major Tenant lease, or (iv) any default by a Major Tenant under its lease beyond any applicable notice and cure periods.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C41
No. 6 – Texas & Iowa Industrial Portfolio

A “Major Tenant Trigger Event Cure” means (A) with respect to clause (i) of the definition of Major Tenant Trigger Event, either (a) the borrower has entered into one or more replacement leases for the entire Major Tenant premises with a replacement tenant acceptable to the lender and upon terms and conditions described in the Texas & Iowa Industrial Mortgage Loan documents (the “Lease Replacement Criteria”) or (b) the date that is 30 days after the date the applicable Major Tenant has affirmed its lease, the applicable Major Tenant, lease guarantor, or corporate parent is no longer the subject of a bankruptcy or similar proceeding and the applicable Major Tenant has satisfied all other conditions under the Texas & Iowa Industrial Portfolio Mortgage Loan documents, (B) with respect to clause (ii) of the definition of Major Tenant Trigger Event, either (a) the satisfaction of the Lease Replacement Criteria or (b) the date that is 30 days after the date the applicable the Major Tenant resumes operations of its premises, is open for business paying full contractual rent and has delivered an acceptable tenant estoppel, (C) with respect to clause (iii) of the definition of Major Tenant Trigger Event, either (a) the satisfaction of the Lease Replacement Criteria or (b) the borrower has provided evidence that the applicable Major Tenant has renewed the term of its lease pursuant to the terms set forth therein, and (D) with respect to clause (iv) of the definition of Major Tenant Trigger Event, any default under the applicable Major Tenant lease have been cured.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine and Subordinate Debt. Not permitted.

Partial Release. Provided that no event of default is continuing under the Texas & Iowa Industrial Portfolio Mortgage Loan documents, at any time (a) after the date that is two years after the closing date of the BBCMS 2026-5C41 securitization and (b) before August 2, 2030, the borrowers may defease a portion of the Texas & Iowa Industrial Portfolio Mortgage Loan and obtain release of one or more of the individual Texas & Iowa Industrial Portfolio Properties provided that, among other conditions, (i) the Texas & Iowa Industrial Portfolio Mortgage Loan is defeased in an amount equal to the greater of (x) 125% of the allocated loan amount for the individual Texas & Iowa Industrial Portfolio Property being released and (y) 80% of the net sales proceeds applicable to such individual Texas & Iowa Industrial Portfolio Property being released, (ii) the borrowers deliver a REMIC opinion, (iii) after giving effect to the release, the DSCR with respect to the remaining Texas & Iowa Industrial Portfolio Properties is at least equal to the greater of (x) 1.46x and (y) DSCR immediately prior to such release, (iv) after giving effect to the release, the debt yield with respect to the remaining Texas & Iowa Industrial Portfolio Properties is at least equal to the greater of (x) 8.84% and (y) debt yield immediately prior to such release, and (v) the loan-to-value ratio with respect to the remaining Texas & Iowa Industrial Portfolio Properties is no greater than the lesser of (a) 68.90% and (b) the loan-to-value ratio immediately prior to such release.

Ground Lease. None.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C41
No. 7 – Marriott Savannah Riverfront

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C41
No. 7 – Marriott Savannah Riverfront

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C41
No. 7 – Marriott Savannah Riverfront
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$29,962,376	Property Type - Subtype:	Hospitality – Full Service
% of Pool by IPB:	5.6%	Net Rentable Area (Rooms):	387
Loan Purpose:	Refinance	Location:	Savannah, GA
Borrower:	Columbia Properties Savannah, LLC	Year Built / Renovated:	1992 / 2015-2025
Borrower Sponsors(2):	Various	Occupancy / ADR / RevPAR:	69.3% / $233.04 / $161.51
Interest Rate:	6.90000%	Occupancy / ADR / RevPAR Date:	2/28/2026
Note Date:	3/26/2026	4th Most Recent NOI (As of)(4):	$18,041,423 (12/31/2023)
Maturity Date:	4/6/2031	3rd Most Recent NOI (As of)(4):	$18,123,228 (12/31/2024)
Interest-only Period:	None	2nd Most Recent NOI (As of)(4):	$15,236,744 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of)(4):	$15,337,376 (TTM 2/28/2026)
Original Amortization:	300 months	UW Occupancy / ADR / RevPAR:	69.3% / $233.04 / $161.51
Amortization Type:	Amortizing Balloon	UW Revenues:	$34,142,472
Call Protection(3):	L(25),D(28),O(7)	UW Expenses:	$18,774,596
Lockbox / Cash Management:	Hard / Springing	UW NOI(4):	$15,367,876
Additional Debt(1):	Yes	UW NCF:	$13,660,752
Additional Debt Balance(1):	$71,909,703	Appraised Value / Per Room:	$176,000,000 / $454,780
Additional Debt Type(1):	Pari Passu	Appraisal Date:	2/10/2026

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$263,235
Taxes:	$543,333	$115,811	N/A	Maturity Date Loan / Room:	$241,483
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	57.9%
FF&E Reserves:	$0	$142,260	N/A	Maturity Date LTV:	53.1%
PIP Reserve:	$0	Springing	N/A	UW NCF DSCR:	1.59x
Replacement Comfort Letter Reserve:	$2,500	$0	N/A	UW NOI Debt Yield:	15.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$102,000,000	100.0%	Loan Payoff	$56,761,309	55.6%
			Return of Equity	44,093,080	43.2
			Closing Costs	599,778	0.6
			Upfront Reserves	545,833	0.5
Total Sources	$102,000,000	100.0%	Total Uses	$102,000,000	100.0%
(1)	The Marriott Savannah Riverfront Mortgage Loan (as defined below) is part of the Marriott Savannah Riverfront Whole Loan (as defined below) evidenced by three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $101,872,079. Financial information presented in the chart above is based on the Marriott Savannah Riverfront Whole Loan.
(2)	The borrower sponsors are William J. Yung III, Martha Yung, William J. Yung IV, Joseph A. Yung, Julie A. Haught, Judith A. Yung, Jennifer A. Yung, Michelle M. Christensen and Scott A. Yung.
(3)	The defeasance lockout period will be at least 25 payment dates beginning with and including the first payment date on May 6, 2026. Defeasance of the Marriott Savannah Riverfront Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) April 6, 2029. The assumed lockout period of 25 payments is based on the closing date of the BBCMS 2026-5C41 securitization trust in May 2026. The actual lockout period may be longer.
(4)	The decrease in 2nd Most Recent NOI, Most Recent NOI and UW NOI from 3rd Most Recent NOI and 4th Most Recent NOI is primarily due to softening transient market demand as a result of macroeconomic trends and heightened price consciousness among tourists. However, management at the Marriott Savannah Riverfront Property (as defined below) reported that they view softening has bottomed as of the fourth quarter of 2025 as they have been experiencing heightened forward bookings through 2026 and 2027. As of January 2026, the Marriott Savannah Riverfront Property had $6.3 million in forward bookings for the eleven-month period ending November 2026, relative to $5.5 million for the prior year. Additionally, management at the Marriott Savannah Riverfront Property reported approximately $5.0 million in forward bookings for the eleven-month period ending November 2027. UW NOI does not account for the anticipated increase in revenues associated with forward bookings.
(5)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C41
No. 7 – Marriott Savannah Riverfront

The Loan. The Marriott Savannah Riverfront mortgage loan (the “Marriott Savannah Riverfront Mortgage Loan”) is part of a whole loan (the “Marriott Savannah Riverfront Whole Loan”) which is comprised of three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $101,872,079. The Marriott Savannah Riverfront Whole Loan is secured by the borrower’s fee interest in a full-service hospitality property located in Savannah, Georgia (the “Marriott Savannah Riverfront Property”). The Marriott Savannah Riverfront Whole Loan accrues interest at a rate of 6.90000% per annum on an Actual/360 basis, has a five-year term and is amortizing on a 300-month schedule. The Marriott Savannah Riverfront Mortgage Loan is evidenced by the non-controlling Note A-3 contributed by Barclays with an original principal balance of $30,000,000.

The table below identifies that promissory notes that comprise the Marriott Savannah Riverfront Whole Loan. The Marriott Savannah Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2026-5C41 securitization trust, provided that upon the securitization of the controlling Note A-1, the Marriott Savannah Riverfront Whole Loan will be serviced under the pooling and servicing agreement for the securitization to which Note A-1 is contributed. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$40,000,000	$39,949,835	BCREI	Yes
A-2(1)	$32,000,000	$31,959,868	BCREI	No
A-3	$30,000,000	$29,962,376	BBCMS 2026-5C41	No
Total	$102,000,000	$101,872,079
(1)	Expected to be contributed to one or more future securitization transactions.

The Property. The Marriott Savannah Riverfront Property is an 8-story, 387-room full-service hotel located in Savannah, Georgia. The borrower sponsors acquired and developed the Marriott Savannah Riverfront Property in 1992 and have invested approximately $26.3 million since 2015 into capital expenditures, including a $20.2 million comprehensive PIP that took place over 2017 and 2018. The PIP included, among other things, exterior and site work, public space renovations, guestroom and corridor upgrades and meeting space renovations. The unit mix at the Marriott Savannah Riverfront Property includes 123 double/double rooms, 222 king rooms, 30 junior king suites and 12 executive king suites. Hotel amenities include an outdoor swimming pool, bar and lounge, spa, valet dry cleaning, fitness center, and 24,536 square feet of meeting space. The Marriott Savannah Riverfront Property operates under a franchise agreement with Marriott International, Inc. through July 22, 2034.

As of February 28, 2026, the Marriott Savannah Riverfront Property had a trailing 12-month occupancy of 69.3%, ADR of $233.04 and RevPAR of $161.51. Total revenue at the Marriott Savannah Riverfront Property is comprised of three components: rooms (66.8% of underwritten revenue), food and beverage (24.9% of underwritten revenue) and other departmental revenues (8.3% of underwritten revenue). According to the appraisal, demand segmentation for the Marriott Savannah Riverfront Property is approximately 60% leisure and 40% meeting and group.

Environmental. According to the Phase I environmental site assessment dated February 12, 2026, there was no evidence of any recognized environmental conditions at the Marriott Savannah Riverfront Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 7 – Marriott Savannah Riverfront

The following table presents certain information relating to the performance of the Marriott Savannah Riverfront Property:

Historical Occupancy, ADR, RevPAR
	Marriott Savannah Riverfront(1)			Competitive Set(2)(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2023	81.4%	$226.36	$182.31	77.6%	$213.27	$165.57	104.8%	106.1%	110.1%
2024	76.4%	$238.03	$181.72	75.7%	$215.94	$163.56	100.8%	110.2%	111.1%
2025	69.8%	$231.16	$161.45	72.5%	$210.37	$152.60	96.3%	109.9%	105.8%
TTM(4)	69.3%	$233.04	$161.51	72.4%	$210.72	$152.55	95.7%	110.6%	105.9%
(1)	Based on operating statements provided by the borrower sponsor.
(2)	Data obtained from third-party hospitality research reports.
(3)	The competitive set consists of the following hotels: Hyatt Regency Savannah, Courtyard Savannah Downtown/Historic District, The DeSoto Savannah, Holiday Inn Savannah Historic District and The Westin Savannah Harbor Golf Resort & Spa.
(4)	TTM information is based on the TTM February 2026 information for the Marriott Savannah Riverfront Property and the TTM January 2026 data for the competitive set.

The Market. The Marriott Savannah Riverfront Property is located in Savannah, Georgia within Savannah’s downtown historic district (the “Savannah Historic District”). The Marriott Savannah Riverfront Property is situated along the Savannah River and is a short walk to popular tourist-centric streets such as Broughton Street, Bryan Street, Congress Street and East River Street. Downtown Savannah serves as the primary tourism corridor, offering dining, retail, museums, and nationally recognized nightlife and cuisine. The Savannah hospitality market is balanced and high-leisure with durable corporate, group and institutional demand. Savannah benefits from a combination of strong leisure fundamentals and year-round visitation which support elevated occupancy and pricing power.

Leisure travel and destination tourism are the primary demand drivers for the Marriott Savannah Riverfront Property. Savannah is characterized by its authentic history, walkable urban core, coastal proximity and cultural depth. Attractions in Savannah such as public squares, historic homes, churches, museums and antebellum architecture create a dense, pedestrian-oriented environment that supports high occupancy, elevated ADRs and strong demand for centrally located hotels.

According to a third-party market report, as of year-end 2025, the Savannah Historic District submarket reported an overall occupancy of 73.2%, ADR of $218.16 and RevPAR of $159.73. Steady demand in the Savannah market allows occupancy levels and pricing power to remain steady even as new supply enters the market.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 7 – Marriott Savannah Riverfront

The following table presents certain information relating to the primary hotel competition for the Marriott Savannah Riverfront Property:

Competitive Set(1)
			Estimated Segmentation		2025 Operating Statistics
Property	Year Opened	Number of Rooms	Leisure	Meeting & Group	Occupancy	ADR	RevPAR
Marriott Savannah Riverfront(2)	1992	387	60%	40%	69.3%	$233.04	$161.51
Andaz Savannah	2009	151	75%	25%	75%-80%	$215-$220	$160-$165
Hotel Bardo Savannah	2005	149	80%	20%	65%-70%	$370-$375	$240-$245
Hyatt Regency Savannah	1981	351	60%	40%	85%-90%	$210-$215	$175-$180
JW Marriott Savannah Riverside District	2020	419	60%	40%	75%-80%	$310-$315	$240-$245
Perry Lane Hotel, Savannah	2018	167	75%	25%	75%-80%	$380-$385	$285-$290
The Alida, Savannah	2019	173	75%	25%	70%-75%	$250-$255	$185-$190
The DeSoto Savannah	1968	246	80%	20%	70%-75%	$205-$210	$145-$150
The Kimpton Brice	1868	145	80%	20%	70%-75%	$180-$185	$125-$130
The Westin Savannah Harbor	1999	403	60%	40%	65%-70%	$245-$250	$170-$175
Thompson Savannah	2021	193	75%	25%	75%-80%	$245-$250	$190-$195
(1)	Source: Appraisal unless otherwise noted. Occupancy, ADR and RevPAR are based on estimated 2025 values.
(2)	Number of Rooms, Occupancy, ADR and RevPAR are based on the UW as of TTM February 28, 2026.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 7 – Marriott Savannah Riverfront

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Marriott Savannah Riverfront Property:

Operating History and Underwritten Net Cash Flow
	2023(1)	2024(1)	2025(1)	TTM(1) (2)	Underwritten(1)	Per Room(3)	% of Total Revenue(4)
Occupancy	81.4%	76.4%	69.8%	69.3%	69.3%
ADR	$226.36	$238.03	$231.16	$233.04	$233.04
RevPAR	$182.31	$181.72	$161.45	$161.51	$161.51

Room Revenue	$26,023,856	$25,739,649	$22,806,218	$22,813,573	$22,813,573	$58,950	66.8%
Food and Beverage Revenue	9,472,464	9,945,711	8,344,190	8,504,968	8,504,968	21,977	24.9%
Other Operated Departments	3,470,783	3,430,971	2,915,349	2,823,931	2,823,931	7,297	8.3%
Total Revenue	$38,967,103	$39,116,331	$34,065,757	$34,142,472	$34,142,472	$88,223	100.0%
Room Expense	$4,994,892	$4,588,646	$4,195,342	$4,129,014	$4,129,014	$10,669	18.1%
Food and Beverage Expense	4,125,348	4,085,507	3,620,825	3,712,957	3,712,957	9,594	43.7%
Other Operated Departments Expense	299,657	282,439	283,741	278,072	278,072	719	9.8%
Total Departmental Expenses	$9,419,897	$8,956,592	$8,099,908	$8,120,043	$8,120,043	$20,982	23.8%
Total Departmental Profit	$29,547,206	$30,159,739	$25,965,849	$26,022,429	$26,022,429	$67,241	76.2%
Undistributed Expenses	9,160,807	9,367,408	8,266,714	8,252,740	8,252,740	$21,325	24.2%
Gross Operating Profit	$20,386,399	$20,792,331	$17,699,135	$17,769,689	$17,769,689	$45,917	52.0%
Real Estate Taxes	1,327,662	1,416,483	1,349,255	1,349,255	1,349,255	3,486	4.0%
Insurance	1,010,414	1,245,720	1,106,236	1,076,158	1,052,558	2,720	3.1%
Other Fixed Expenses	6,900	6,900	6,900	6,900	0	0	0.0%
Total Other Expenses	$2,344,976	$2,669,103	$2,462,391	$2,432,313	$2,401,813	$6,206	7.0%
Net Operating Income	$18,041,423	$18,123,228	$15,236,744	$15,337,376	$15,367,876	$39,710	45.0%
FF&E	$1,948,355	$1,955,817	$1,703,112	$1,707,124	$1,707,124	$4,411	5.0%
Net Cash Flow	$16,093,068	$16,167,411	$13,533,632	$13,630,252	$13,660,752	$35,299	40.0%
(1)	The decrease in 2025 Net Operating Income, TTM Net Operating Income and Underwritten Net Operating Income from 2024 Net Operating Income and 2023 Net Operating Income is primarily due to softening transient market demand as a result of macroeconomic trends and heightened price consciousness among tourists. However, management at the Marriott Savannah Riverfront Property reported that they view softening has bottomed as of the fourth quarter of 2025 as they have been experiencing heightened forward bookings through 2026 and 2027. As of January 2026, the Marriott Savannah Riverfront Property had $6.3 million in forward bookings for the eleven-month period ending November 2026, relative to $5.5 million for the prior year. Additionally, management at the Marriott Savannah Riverfront Property reported approximately $5.0 million in forward bookings for the eleven-month period ending November 2027. Underwritten Net Operating Income does not account for the anticipated increase in revenues associated with forward bookings.
(2)	TTM is as of February 28, 2026.
(3)	Per Room values are based on 387 rooms.
(4)	% of Total Revenue for Room Expense, Food & Beverage Expense and Other Operated Departments Expenses are based on their corresponding revenue line item. All other line items are based on Total Revenue.

The Borrower. The borrower for the Marriott Savannah Riverfront Whole Loan is Columbia Properties Savannah, LLC, a Delaware limited liability company. The borrower is required to have at least two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marriott Savannah Riverfront Whole Loan.

The Borrower Sponsors. The borrower sponsors are William J. Yung III, Martha Yung, William J. Yung IV, Joseph A. Yung, Julie A. Haught, Judith A. Yung, Jennifer A. Yung, Michelle M. Christensen and Scott A. Yung. William J. Yung founded Columbia Sussex Corporation (“Columbia Sussex”) in 1972, which is a leading hospitality company specializing in owning and operating full-service hotels across major brands including Marriott, Hilton, Hyatt, Westin and Renaissance. Columbia Sussex owns and manages more than 40 hospitality assets across the United States. As of year-end 2024, Columbia Sussex reported $2.5 billion in total assets, $297.9 million in stockholders’ equity and $73.2 million of cash and cash equivalents. For additional information regarding the borrower sponsor, see “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Property Management. The Marriott Savannah Riverfront Property is managed by Crestview Management, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower reserved (i) approximately $543,333 for real estate taxes and (ii) in connection with any secondary market transaction, $2,500 for the lender to obtain a replacement or reissued franchisor comfort letter.

Tax Escrows – The borrower is required to deposit monthly 1/12th of an amount that the lender estimates would be sufficient to pay taxes for the next ensuing 12 months, initially equal to approximately $115,811.

Insurance Escrows – The borrower is required to deposit monthly 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage, unless the borrower maintains a blanket insurance policy in accordance with the Marriott Savannah Riverfront Whole Loan documents.

FF&E Reserve – The borrower is required to deposit monthly into the replacement reserve account an amount equal to 1/12th of 5% of the gross revenue generated in the immediately preceding calendar year, initially equal to approximately $142,260.

PIP Reserve – Commencing on May 6, 2030, and on each monthly payment date thereafter, the borrower will be required to deposit $400,000 into the PIP reserve account. Additionally, if at any time the franchisor requires additional PIP work, the borrower is required to deposit the amount equal to 100% of the PIP required by the franchisor into the PIP reserve account within 15 days after receipt of notice from the franchisor.

Lockbox / Cash Management. The Marriott Savannah Riverfront Whole Loan is structured with a hard lockbox and springing cash management. Rents from the Marriott Savannah Riverfront Property are required to be deposited directly into the lockbox account. On each business day, all funds in the lockbox accounts will be swept to an account designated by the borrower, unless a Cash Trap Event Period (as defined below) is continuing, in which case such funds are required to be swept on each business day into a cash management account controlled by the lender, and, following payment of taxes and insurance, debt service, bank fees, operating expenses and required reserves, all funds in such account are required to be deposited into the excess cash flow reserve, to be held by the lender as additional security for the Marriott Savannah Riverfront Whole Loan and disbursed in accordance with the terms of the Marriott Savannah Riverfront Whole Loan documents. To the extent no Cash Trap Event Period is occurring, all excess cash flow funds are required to be disbursed to the borrower.

“Cash Trap Event Period” means the occurrence of (i) an event of default under the Marriott Savannah Riverfront Whole Loan documents, (ii) the debt service coverage ratio being below 1.20x, (iii) the occurrence of a PIP Trigger Event (as defined below) or (iv) the occurrence of a Franchise Agreement Trigger Event (as defined below).

A Cash Trap Event Period will end upon the occurrence of, with respect to (a) clause (i) above, the cure of such event of default, (b) clause (ii) above, the debt service coverage ratio being equal to or greater than 1.20x for one calendar quarter, (c) clause (iii) above, the cure of such PIP Trigger Event or (d) clause (iv) above, the cure of such Franchise Trigger Event.

“PIP Trigger Event” means the borrower will fail to complete any replacements and/or alterations to the Marriott Savannah Riverfront Property imposed by the franchisor that results in an event of default under the franchise agreement.

“Franchise Agreement Trigger Event” will occur at such time that the Marriott Savannah Riverfront Property is not operated pursuant to a franchise agreement without the lender’s consent. A Franchise Agreement Trigger Event will end at such time the Marriott Savannah Riverfront Property is operating pursuant to a franchise agreement in accordance with the terms of the Marriott Savannah Riverfront Whole Loan documents.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 8 – Hunter Portfolio Tranche 2

East Lansing
E. Lake Lansing Rd.
Lake Lansing
Haslett
Saginaw St.
Haslett Rd.
Willow St.
Grand River Ave.
Oakland Ave.
Saginaw St.
Wood St.
Coolidge Rd.
Lansing Community College
State Capitol
Lansing Center
Michigan Ave.
E. Michigan Ave.
West Lansing
Michigan History Ctr.
DOWNTOWN LANSING
E.W. Sparrow Hospital
Frandor Shopping Center
Municipal Park
Burcham Dr.
Abbot Rd.
Eli Broad College of Business
Brookfield Plaza
Spartan Stadium
MSU Coll. of Osteopathic Medicine
College of Veterinary Medicine
Park Lake Rd.
Okemos Rd.
Marsh Rd.
Nancy Moore Park
Meridian Mall
Indian Hills GC
East Oak Square
Hannah Plaza
Broslin Center
TechSmith Corporation
Michigan State University
Grand River Ave.
Potter Park Zoo
Crego Park
Country Club of Lansing
Grand River
Lansing
Mount Hope Ave.
Mount Hope Rd.
Okemos
Sycamore GC
Forest Akers GC
MSU Pavilion for Agriculture & Livestock Education
Forest Rd.
University Health Park
McLaren Greater Lansing
Eastbrook Plaza
Holmes Rd.
S. MLK Jr. Blvd.
S. Cedar St.
S. Pennsylvania Ave.
Scott Woods Park
Cavanaugh Rd.
N. College Rd.
Hagadorn Rd.
Hulett Rd.
Bennett Rd.
College Fields Golf Club
Hartrick Park
Birchwood
Jolly Rd.
MSU Bioeconomy Institute
Agate Software
MLK Jr. Blvd.
S. Washington Ave.
Miller Rd.
Aurelius Rd.
MSU Student Organic Farm
Jackson Corporate Office
INGHAM COUNTY
Detroit 92 miles
Holt

Hunter Portfolio Tranche 2	
1 Towne Square	Lansing, MI
2 Beau Jardin	West Lafayette, IN
3 The Bluffs	Lafayette, IN
4 Uptowne	East Lansing, MI

Chicago 117 miles
Buck Creek
Beck Agricultural Center
N. 250 W.
N. 50 W.
Tippecanoe County Amphitheater Park
AMTRAK
Wabash R.
TIPPECANOE COUNTY
West Lafayette
College Park Center
Sagamore Park Centre
University Square Shopping Ctr.
E. 300 N.
Northwestern Ave.
W. Sagamore Pkwy.
Lindberg Rd.
E. 200 N.
Happy Hollow Park
Ross-Ade Stadium
Mackey Arena
Purdue University Forestry and Natural Resources Farm
Purdue University
Greenbush St.
Imagination Station
Franciscan Health Lafayette Central
LAFAYETTE AMTRAK
Sagamore at 26 Shopping Center
South St.
N. 775 E.
S. River Rd.
Purdue University Airport
The Haan Museum of Indiana Art
Caterpillar Lafayette Engine Ctr.
Lafayette Pavilions
Wabash River
Lafayette
S. Creasy Ln.
Franciscan Health Lafayette East
IU Health Arnett Hospital
Arconic
Beck Ln.
Tippecanoe Mall
E. 200 S.
Lafayette Plaza South
Poland Hill Rd.
9th St.
18th St.
Brady Ln.
Ivy Tech Community College Lafayette
S. Sagamore Pkwy.
Shadeland
Subaru of Indiana Automotive
Dayton
S. Veterans Memorial Pkwy.
Heartland Automotive LLC Lafayette
GE Aerospace Lafayette Engine Facility
Indianapolis 54 miles

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$27,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$27,000,000	Property Type – Subtype(3):	Multifamily – Various
% of IPB:	5.1%	Net Rentable Area (Units):	1,024
Loan Purpose:	Refinance	Location(3):	Various
Borrowers:	Hunter Towne Properties LLC, Hunter Uptowne Properties LLC and Hunter Beau Bluffs LLC	Year Built / Renovated(3):	Various / Various
Borrower Sponsors:	Samuel Okner, Atied Associates, LLC and Debra J. Okner Real Estate Trust	Occupancy:	89.9%
Interest Rate:	6.93600%	Occupancy Date:	3/26/2026
Note Date:	4/17/2026	4th Most Recent NOI (As of):	NAV
Maturity Date:	5/6/2031	3rd Most Recent NOI (As of):	$4,816,425 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$4,619,623 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$4,657,985 (TTM 12/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	83.4%
Amortization Type:	Interest Only	UW Revenues:	$11,186,751
Call Protection:	L(24),D(29),O(7)	UW Expenses:	$6,424,735
Lockbox / Cash Management:	Springing	UW NOI:	$4,762,016
Additional Debt(1):	Yes	UW NCF:	$4,454,816
Additional Debt Balance(1):	$16,700,000	Appraised Value / Per Unit(3):	$89,735,000 / $87,632
Additional Debt Type(1):	Pari Passu	Appraisal Date(3):	Various

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$42,676
Taxes(4):	$0	$350,000	N/A	Maturity Date Loan / Unit:	$42,676
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	48.7%
Replacement Reserve:	$0	$25,600	N/A	Maturity Date LTV:	48.7%
Radon Mitigation:	$11,100	$0	N/A	UW NCF DSCR:	1.45x
Immediate Repairs:	$95,082	$0	N/A	UW NOI Debt Yield:	10.9%
Roof Repair Reserve:	$1,000,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of	Uses	Proceeds	% of Total
Whole Loan(1)	$43,700,000	96.2%	Loan Payoff	$43,581,852	96.0%
Sponsor Equity	1,716,257	3.8	Upfront Reserves	1,106,182	2.4
			Closing Costs	728,223	1.6
Total Sources	$45,416,256	100.0%	Total Uses	$45,416,256	100.0%
(1)	The Hunter Portfolio Tranche 2 Mortgage Loan (as defined below) is part of the Hunter Portfolio Tranche 2 Whole Loan (as defined below) evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $43,700,000. Financial Information presented in the chart above is based on the Hunter Portfolio Tranche 2 Whole Loan.
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(3)	See the “The Properties” section and the “Portfolio Summary” chart below.
(4)	The monthly tax reserve will be in the amount of (i) $350,000 for the first three monthly payments dates and (ii) 1/12th of the taxes the lender estimates will be payable during the following 12 months for each payment date thereafter.

The Loan. The Hunter Portfolio Tranche 2 mortgage loan (the “Hunter Portfolio Tranche 2 Mortgage Loan”) is part of a whole loan (the “Hunter Portfolio Tranche 2 Whole Loan”) which is comprised of two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $43,700,000. The Hunter Portfolio Tranche 2 Whole Loan is secured by the borrowers’ fee interest in four multifamily properties located in Michigan and Indiana (the “Towne Square Property”, the “Uptowne Property”, the “Beau Jardin Property” and the “The Bluffs Property” and together, the “Hunter Portfolio Tranche 2 Properties”). The Hunter Portfolio Tranche 2 Whole Loan accrues interest at a fixed rate of 6.93600% per annum on an Actual/360 basis, has a five-year term and is interest-only for the for the entire term.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The Properties. The Hunter Portfolio Tranche 2 Properties are composed of four multifamily properties totaling 1,024 units. Each Hunter Portfolio Tranche 2 Property is located within three miles of a major university. Two of the Hunter Portfolio Tranche 2 Properties, the Towne Square Property and the Uptowne Property, operate as traditional multifamily properties, and the remaining two properties, the Beau Jardin Property and The Bluffs Property, operate as student housing properties. All units of the Hunter Portfolio Tranche 2 Properties are leased unfurnished for 12-month lease terms. The borrower sponsor acquired the Hunter Portfolio Tranche 2 Properties over 2007-2021 for approximately $59.1 million. As of March 26, 2026, the Hunter Portfolio Tranche 2 Properties had an overall occupancy rate of 89.9%.

The Hunter Portfolio Tranche 2 Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BBCMS 2026-5C41 securitization trust. The relationship between the holders of the Hunter Portfolio Tranche 2 Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Hunter Portfolio Tranche 2 Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$27,000,000	$27,000,000	BBCMS 2026-5C41	Yes
A-2(1)	$16,700,000	$16,700,000	BCREI	No
Total	$43,700,000	$43,700,000
(1)	Expected to be contributed to one or more future securitizations.

The following table presents certain information relating to the Hunter Portfolio Tranche 2 Properties:

Portfolio Summary
Property Name	Location(1)	Year Built(1)	Units(2)	Occupancy %(2)	Allocated Cut-off Date Loan Amount (“ALA”)(3)	% of ALA(3)	Appraised Value(1)(4)	% of Appraised Value(1)(4)	UW NOI	% of UW NOI
Towne Square	Lansing, MI	1971	532	81.2%	$23,000,000	52.6%	$47,025,000	52.4%	$2,156,408	45.3%
Beau Jardin	West Lafayette, IN	1967	252	99.2%	$12,495,000	28.6%	$24,810,000	27.6%	$1,520,777	31.9%
The Bluffs	Lafayette, IN	1982	181	99.4%	$4,715,000	10.8%	$11,150,000	12.4%	$643,674	13.5%
Uptowne	East Lansing, MI	1970	59	100.0%	$3,490,000	8.0%	$6,750,000	7.5%	$441,157	9.3%
Total/Wtd. Avg.			1,024	89.9%	$43,700,000	100.0%	$89,735,000	100.0%	$4,762,016	100.0%
(1)	Source: Appraisals.
(2)	Based on the multifamily occupancy in the underwritten rent roll dated March 26, 2026.
(3)	ALAs for the Hunter Portfolio Tranche 2 Properties are shown at the Hunter Portfolio Tranche 2 Whole Loan amounts.
(4)	Appraised Value for the Towne Square Property and the Uptowne Property is as of March 4, 2026 and Appraised Value for the Beau Jardin Property and the Bluffs Property is as of March 6, 2026.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 8 – Hunter Portfolio Tranche 2

The Towne Square Property. The Towne Square Property is a 532-unit garden-style multifamily property located in Lansing, Michigan. The Towne Square Property is currently 81.2% leased by units with an average monthly rent of $1,107. The borrower sponsors purchased the Towne Square Property in April 2020 for $37.8 million and has invested an additional $1.4 million in renovations since 2024, which include unit remodels, exterior painting, and boiler and HVAC replacements. The Towne Square Property was initially positioned as a student housing building as it is located within three miles of Michigan State University, but the borrower sponsors have since shifted leasing efforts toward non-student renters and now operates as a traditional multifamily property.

Approximately 100 units at the Towne Square Property are rented to Catholic Charities of Ingham, Eaton & Clinton Counties, a charitable organization that helps immigrants coming to the United States secure housing, find jobs and stabilize themselves financially. The 100 Catholic Charities of Ingham, Eaton & Clinton Counties affiliated units at the Towne Square Property are rented at market rate, and Catholic Charities of Ingham, Eaton & Clinton Counties provides rental assistance to such tenants for up to two years.

The Towne Square Property Unit Mix
Unit Type	Units(1)	% of Units(1)	Occupancy(1)	Average Unit Size(1)	Average Rent Per Unit(1)	Average Rent Per SF(1)	Market Rent Per Unit(2)	Market Rent Per SF(2)
1 BR / 1 BA	101	19.0%	72.3%	744	$1,000	$1.34	$967	$1.28
2 BR / 1 BA	136	25.6%	75.7%	884	$996	$1.12	$1,100	$1.24
2 BR / 1.5 BA	24	4.5%	91.7%	1,034	$1,361	$1.32	$1,360	$1.32
2 BR / 2 BA	171	32.1%	87.1%	957	$1,040	$1.09	$1,150	$1.20
3 BR / 2 BA	60	11.3%	85.0%	1,145	$1,282	$1.12	$1,280	$1.12
3 BR / 2.5 BA	40	7.5%	85.0%	1,340	$1,531	$1.14	$1,528	$1.14
Total/Wtd. Avg.	532	100.0%	81.2%	951	$1,107	$1.15	$1,155	$1.22
(1)	Based on the underwritten rent roll dated March 26, 2026.
(2)	Source: Appraisal.

The Beau Jardin Property. The Beau Jardin Property is a 252-unit student housing multifamily property located in West Lafayette, Indiana. Amenities at the Beau Jardin Property include a fitness center, basketball court, clubhouse, laundry facilities, volleyball court and swimming pool. The Beau Jardin Property is located approximately two miles from Purdue University, which reported a total student population of nearly 58,000 in the most recent academic year. Additionally, the Beau Jardin Property is located directly adjacent to the Purdue Research Park, which is the largest university-affiliated incubation complex in the country and houses over 160 companies and 3,200 high-wage professions across its 725-acre campus. The Beau Jardin Property is currently 99.2% leased by units and reported an average monthly rent of $888. The borrower sponsor purchased the Beau Jardin Property in December 2007 for approximately $9.7 million and has invested approximately $198,000 in renovations since 2024, which included appliance replacements, exterior repairs and boiler and HVAC replacements.

Beau Jardin Property Unit Mix
Unit Type	Units(1)	% of Units(1)	Occupancy(1)	Average Unit Size(1)	Average Rent Per Unit(1)	Average Rent Per SF(1)	Market Rent Per Unit(2)	Market Rent Per SF(2)
1 BR / 1 BA	48	19.0%	100.0%	640	$785	$1.23	$800	$1.25
2 BR / 1 BA	144	57.1%	98.6%	956	$887	$0.93	$913	$0.98
2 BR / 1.5 BA	36	14.3%	100.0%	910	$900	$0.99	$930	$1.02
3 BR / 2 BA	24	9.5%	100.0%	1,050	$1,077	$1.03	$1,100	$1.05
Total/Wtd. Avg.	252	100.0%	99.2%	898	$888	$0.99	$911	$1.04
(1)	Based on the underwritten rent roll dated March 26, 2026.
(2)	Source: Appraisal.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 8 – Hunter Portfolio Tranche 2

The Bluffs Property. The Bluffs Property is a 181-unit student housing multifamily property located in Lafayette, Indiana. Amenities at The Bluffs Property include a swimming pool, tennis court, dog park, fitness center, common laundry rooms, and community rooms. The Bluffs Property is located approximately two miles from Purdue University, which reported a total student population of nearly 58,000 in the most recent academic year. Additionally, The Bluffs Property is located near Franciscan St. Elizabeth Lafayette East Hospital Campus. The Bluffs Property is currently 99.4% leased by units and reported an average monthly rent of $698. The borrower sponsors purchased The Bluffs Property in December 2007 for approximately $6.0 million and has invested approximately $99,000 in renovations since 2024, which include seal coating, appliance replacements, boiler and HVAC replacements, and various miscellaneous upgrades.

The Bluffs Property Unit Mix
Unit Type	Units(1)	% of Units(1)	Occupancy(1)	Average Unit Size(1)	Average Rent Per Unit(1)	Average Rent Per SF(1)	Market Rent Per Unit(2)	Market Rent Per SF(2)
Studio	3	1.7%	100.0%	647	$702	$1.09	$730	$1.13
1 BR / 1 BA	168	92.8%	99.4%	670	$690	$1.03	$730	$1.09
2 BR / 2 BA	10	5.5%	100.0%	960	$825	$0.86	$850	$0.89
Total/Wtd. Avg.	181	100.0%	99.4%	686	$698	$1.02	$737	$1.08
(1)	Based on the underwritten rent roll dated March 26, 2026.
(2)	Source: Appraisal.

The Uptowne Property. The Uptowne Property is a 59-unit garden-style multifamily property located in East Lansing, Michigan. The Uptowne Property does not target leasing toward students but reports that approximately 60% of tenants are a mix of graduate and undergraduate students, as the Uptowne Property is located approximately 1.5 miles from Michigan State University. The Uptowne Property is currently 100.0% leased with an average monthly rent of $1,040, and has reported historical occupancies near or exceeding approximately 95.0% since 2023. The borrower sponsors purchased the Uptowne Property in March 2021 for approximately $5.6 million and has invested approximately $187,000 more in renovations since 2024.

The Uptowne Property Unit Mix
Unit Type	Units(1)	% of Units(1)	Occupancy(1)	Average Unit Size(1)	Average Rent Per Unit(1)	Average Rent Per SF(1)	Market Rent Per Unit(2)	Market Rent Per SF(2)
1BR / 1BA	59	100.0%	100.0%	743	$1,040	$1.40	$1,071	$1.44
Total/Wtd. Avg.	59	100.0%	100.0%	743	$1,040	$1.40	$1,071	$1.44
(1)	Based on the underwritten rent roll dated March 26, 2026.
(2)	Source: Appraisal.

Environmental. According to the Phase I environmental assessments dated March 12, 2026, there was no evidence of any recognized environmental conditions at the Hunter Portfolio Tranche 2 Properties.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 8 – Hunter Portfolio Tranche 2

The following table presents certain information relating to the historical and current occupancy of the residential units of the Hunter Portfolio Tranche 2 Properties:

Historical and Current Occupancy(1)
Property Name	2023(1)	2024(1)	2025(1)	Current(2)
Towne Square (3)	91.2%	85.7%	80.0%	81.2%
Beau Jardin	99.4%	99.4%	99.6%	99.2%
The Bluffs	99.0%	99.5%	99.2%	99.4%
Uptowne	96.0%	94.9%	95.7%	100.0%
Portfolio Total	94.9%	92.1%	89.2%	89.9%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of March 26, 2026.
(3)	The Towne Square Property transitioned from student housing to traditional multifamily which resulted in lower occupancy levels in 2023 and 2024 but is currently 81.2% occupied.

The following table presents certain information relating to the operating history and underwritten cash flows of the Hunter Portfolio Tranche 2 Properties:

Operating History and Underwritten Net Cash Flow
	2023	2024	2025	Underwritten	Per Unit	%(1)
Gross Potential Rent	$10,336,908	$10,685,479	$11,677,979	$12,006,402	$11,725	89.5
Other Income(2)	1,145,378	1,351,128	1,411,510	1,411,510	$1,378	10.5
Gross Potential Income	$11,482,287	$12,036,608	$13,089,489	$13,417,912	$13,103	100.0%
(Vacancy/Collection Loss)	($872,444)	($1,285,279)	($1,975,946)	($2,231,161)	($2,179)	(16.6)
Effective Gross Income	$10,609,843	$10,751,329	$11,113,542	$11,186,751	$10,925	83.4%

Management Fee	318,295	322,540	333,406	335,603	$328	3.0%
Taxes	$1,326,164	$1,350,978	$1,442,840	$1,442,840	$1,409	12.9%
Insurance	384,144	$454,968	$499,776	$466,758	$456	4.2%
Other Expenses(2)	3,764,814	4,003,220	4,179,534	4,179,534	$4,082	37.4%
Total Expenses	$5,793,418	$6,131,706	$6,455,557	$6,424,735	$6,274	57.4%

Net Operating Income	$4,816,425	$4,619,623	$4,657,985	$4,762,016	$4,650	42.6%
Replacement Reserves	$0	$0	$0	$307,200	$300	2.7
Net Cash Flow	$4,816,425	$4,619,623	$4,657,985	$4,454,816	$4,350	39.8%
(1)	% column represents percent of Gross Potential Income for revenue fields and represents percent of Effective Gross Income for the remaining fields.
(2)	Other Income includes utility fees, pet rent and other miscellaneous fees and income. Other Expenses includes management fees and other fees and expenses.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 8 – Hunter Portfolio Tranche 2

The Markets. The following table presents certain information relating to comparable multifamily rental properties to the Hunter Portfolio Tranche 2 Properties:

Comparable Multifamily Rental Summary(1)
Property Address	Vacancy Rate	Unit Mix	Unit Size Range (SF)	Average Rent	Rent per SF
Towne Square(2) 4905-4925 Dunckel Road Lansing, MI	18.8%	1BR/1BA 2BR/1BA 2BR/1.5BA 2BR/2BA 3BR/2BA 3BR/2.5BA	744 884 1,034 957 1,145 1,340	$1,000 $996 $1,361 $1,040 $1,282 $1,531	$1.28 $1.24 $1.32 $1.20 $1.12 $1.14
Towne Square Market Comparables	0.0%-6.0%	1BR (Small) 1BR (Large) 2BR/1BA 2BR/1.5BA 2BR/2BA 3BR/2BA 3BR/2.5BA	545-790 545-790 802-1,300 802-1,300 802-1,300 701-1,344 701-1,344	$924 $1,009 $1,100 $1,360 $1,150 $1,280 $1,528	$1.30 $1.26 $1.24 $1.32 $1.20 $1.12 $1.14
Beau Jardin(2) 2550 Yeager Road West Lafayette, IN	0.8%	1BR/1BA 2BR/1BA 2BR/1.5BA 3BR/2BA	640 956 910 1,050	$785 $887 $900 $1,077	$1.23 $0.93 $0.99 $1.03
Beau Jardin Market Comparables	0.0%-8.0%	1BR/1BA 2BR/1BA 2BR/1.5BA 3BR/2BA	458-803 313-1,170 472-1,375	$800 $900-925 $930 $1,100	$1.25 $0.96-$0.99 $1.02 $1.05
The Bluffs(2) 203, 305, 307 Montefiore Street Lafayette, IN	0.6%	Studio 1BR/1BA 2BR/2BA	647 670 960	$702 $690 $825	$1.09 $1.03 $0.86
The Bluffs Market Comparables	0.0%-9.0%	Studio 1BR/1BA 2BR/2BA	410-628 455-872 313-1,216	$730 $730 $850	$1.12-$1.14 $1.09 $0.89
Uptowne(2) 230-238 West Saginaw Street East Lansing, MI	0.0%	1BR/1BA	743	$1,040	$1.40
Uptowne Market Comparables	0.0%-4.0%	1BR/1BA	436-765	$1,071	$1.44
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Information for the Hunter Portfolio Tranche 2 Properties was obtained from the underwritten rent rolls dated March 26, 2026.

The following table presents certain 2025 demographic information for the Hunter Portfolio Tranche 2 Properties:

Demographics Summary(1)
Property Name	City, State	1-mile Population	3-mile Population	5-mile Population	1-mile Average Household Income	3-mile Average Household Income	5-mile Average Household Income
Towne Square	Lansing, MI	5,218	52,644	180,436	$59,109	$74,077	$80,388
Beau Jardin	West Lafayette, IN	10,733	74,281	115,175	$102,443	$80,718	$84,609
The Bluffs	Lafayette, IN	9,300	86,511	140,106	$86,204	$66,804	$82,153
Uptowne	East Lansing, MI	15,719	85,473	162,193	$98,668	$82,724	$85,191
(1)	Source: Appraisals.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 8 – Hunter Portfolio Tranche 2

The Borrowers. The borrowers are Hunter Towne Properties LLC, Hunter Uptowne Properties LLC and Hunter Beau Bluffs LLC, consisting of two Michigan limited liability companies and one Indiana limited liability company, each with one independent director in its organizational structure. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Hunter Portfolio Tranche 2 Mortgage Loan. The Hunter Portfolio Tranche 2 Mortgage Loan will be recourse to the borrowers and the borrower sponsors in an amount equal to 20.0% of the Hunter Portfolio Tranche 2 Loan.

The Borrower Sponsors. The borrower sponsors and guarantors are Samuel Okner, Atied Associates, LLC and Debra J. Okner Real Estate Trust. Samuel Okner is the president of Hunter Properties Management, Inc. (“Hunter Properties”). Hunter Properties is a real estate investment and development firm founded in 1973 and is headquartered in Evanston, Illinois. Hunter Properties acquires, manages, develops and manages over 3,900 apartment units in the Midwest.

Property Management. The Hunter Portfolio Tranche 2 Properties are managed by Sam Okner & Associates, Inc., an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow (i) $1,000,000 into an upfront roof repair reserve, (ii) $95,082 for deferred maintenance and (iii) $11,100 into an environmental reserve for radon testing.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently is approximately $123,844, with the exception of the first three months of the Hunter Portfolio Tranche 2 Mortgage Loan term, which will require monthly deposits of $350,000.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance payments in the event that the blanket policy is not acceptable to the lender.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow approximately $25,600 for replacement reserves (approximately $300 per unit annually).

Lease Sweep Reserves – On a monthly basis during the continuance of a Lease Sweep Deposit Period, the borrowers are required to escrow approximately $50,000, which would be held by the lender as additional collateral.

A “Lease Sweep Deposit Period” means a period of time (a) commencing upon the occurrence of a Leasing Trigger Event and (b) expiring upon the occurrence of a Leasing Trigger Event Cure (as defined below).

A “Leasing Trigger Event” means a period of time commencing on August 1 of each calendar year if, as of such date, the borrowers have failed to provide the lender that with respect to the Beau Jardin property and The Bluffs property that 90% of more of the units at each individual property are preleased with respect to the immediately succeeding academic year at Purdue University at rental rates equal to or exceeding the rental rates as of the closing date of the Hunter Portfolio Tranche 2 Mortgage Loan.

A “Leasing Trigger Event Cure” means (a) if between August 1 and August 31 of each academic year, the borrowers have provided the lender with evidence reasonably satisfactory to the lender that with respect to the Beau Jardin Property and The Bluffs Property, 90% or more of the total number of units at each individual property are preleased with respect to the immediately succeeding academic year at Purdue University at rental rates equal to or exceeding the rental rates of such units as of the closing date of the Hunter Portfolio Tranche 2 Mortgage Loan, or (b) if between September 1 and July 31 of an academic year, the borrower has provided the lender with evidence reasonably satisfactory to the lender that that with respect to the Beau Jardin Property and The Bluffs Property, 90% or more of the total number of units at each individual property are leased with respect to the then current academic year at Purdue University at rental rates equal to or exceeding the rental rates of such units as the closing date of the Hunter Portfolio Tranche 2 Mortgage Loan.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 8 – Hunter Portfolio Tranche 2

Lockbox / Cash Management. The Hunter Portfolio Tranche 2 Mortgage Loan is structured with a springing lockbox and springing cash management. The Hunter Portfolio Tranche 2 Mortgage Loan requires that upon the first occurrence and of a Trigger Period (as defined below), the borrowers are required to establish and maintain a lockbox account. During the continuance of a Trigger Period, the borrowers are required to, and are required to cause the property manager to, deposit all rents and other revenue from the Hunter Portfolio Tranche 2 Properties into the lockbox account. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept into a cash management account and applied in accordance with the Hunter Portfolio Tranche 2 Mortgage Loan documents.

A “Trigger Period” will commence upon the earliest of: (i) the occurrence of an event of default under the Hunter Portfolio Tranche 2 Mortgage Loan documents and (ii) the date on which the net cash flow debt service coverage ratio (“NCF DSCR”) is less than 1.20x for one calendar quarter. A Trigger Period will expire upon, with respect to clause (i), the cure of such event of default and with respect to clause (ii), the NCF DSCR being greater than or equal to 1.25x for two consecutive calendar quarters.

Subordinate Debt and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 9 – Cedar Point

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 9 – Cedar Point

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 9 – Cedar Point

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSPRT	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$24,750,000	Title(2):	Fee / Leasehold
Cut-off Date Principal Balance:	$24,732,014	Property Type – Subtype:	Multifamily - Garden
% of IPB:	4.6%	Net Rentable Area (Units):	272
Loan Purpose:	Refinance	Location:	Arlington, TX
Borrower:	2020 Cedar Point DE, LLC	Year Built / Renovated:	1977 / NAP
Borrower Sponsors(1):	Various	Occupancy:	91.2%
Interest Rate:	6.39000%	Occupancy Date:	2/27/2026
Note Date:	3/10/2026	4th Most Recent NOI (As of)(3):	$1,616,590 (12/31/2022)
Maturity Date:	3/10/2031	3rd Most Recent NOI (As of)(3):	$1,922,084 (12/31/2023)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$2,201,824 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$2,720,840 (12/31/2025)
Original Amortization Term:	480 months	UW Economic Occupancy:	89.7%
Amortization Type:	Amortizing Balloon	UW Revenues:	$4,041,542
Call Protection:	YM1(58),O(2)	UW Expenses:	$1,809,633
Lockbox / Cash Management:	Soft / In-Place	UW NOI:	$2,231,909
Additional Debt:	No	UW NCF:	$2,163,909
Additional Debt Balance:	N/A	Appraised Value / Per Unit(4):	$35,500,000 / $130,515
Additional Debt Type:	N/A	Appraisal Date:	1/29/2026

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$90,927
Taxes:	$19,467	$6,489	N/A	Maturity Date Loan / Unit:	$88,593
Insurance:	$26,526	$8,842	N/A	Cut-off Date LTV(4):	69.7%
Replacement Reserves:	$0	$5,667	N/A	Maturity Date LTV(4):	67.9%
Immediate Repairs:	$230,109	$0	N/A	UW NCF DSCR:	1.26x
				UW NOI Debt Yield:	9.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,750,000	93.9%	Loan Payoff	$25,625,297	97.2%
Borrower Equity	1,609,954	6.1	Closing Costs	458,555	1.7
			Reserves	276,101	1.0
Total Sources	$26,359,954	100.0%	Total Uses	$26,359,954	100.0%
(1)	The Sponsors are Daniel Canterbury, Alain Villegas, Danish Naseem, Aphaphorn Kittimonthorn, Kelvin Khuu, Alan Neely, Leah Cheng and Clayton Bownds.
(2)	The Cedar Point Mortgage Loan (as defined below) is secured by the borrower's overlapping fee simple and leasehold interest in the Cedar Point Property (as defined below). The Cedar Point Property is subject to a 99-year ground lease with the Pecos Housing Finance Corporation, a Texas public nonprofit housing finance corporation (the “HFC”), effective February 20, 2025, with an expiration date of February 29, 2124. The HFC signed the mortgage as a joinder party. For additional information, see “Tax Exemption” and “Ground Lease” below.
(3)	The increase from 4th Most Recent NOI to 3rd Most Recent NOI can be attributed to leases entered into in 2022 at below-market rental rates, which were normalized in 2023. Since acquiring the Cedar Point Property in 2021, the Sponsors have continued to invest in renovations to the property.
(4)	The appraised value is based on the “Hypothetical Market Value As Unencumbered” which assumed the ground lease with HFC is in place and the Cedar Point Property is exempt from property taxes. Both assumptions were satisfied as of the Cedar Point Mortgage Loan origination date. The “as-is” appraised value as of January 29, 2026 is $35,900,000, resulting in a Cut-off Date LTV and Maturity Date LTV of 68.9% and 67.1%, respectively.

The Loan. The Cedar Point mortgage loan (the “Cedar Point Mortgage Loan”) is secured by the borrower’s overlapping fee and leasehold interest in a 272-unit multifamily property located in Arlington, Texas (the “Cedar Point Property”). The Cedar Point Mortgage Loan has five-year term and amortizes on a 40-year schedule. The Cedar Point Mortgage Loan accrues interest at a rate of 6.39000% per annum on an Actual/360 basis.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 9 – Cedar Point

The Property. The Cedar Point Property is a 24-building, garden style multifamily community consisting of 272 multifamily units in Arlington, Texas. Built in 1977, the Cedar Point Property is situated on 10.22-acre site. The Cedar Point Property provides a swimming pool, dog park, common laundry, playground, and grill area. Unit amenities include a dishwasher, garbage disposal, cozy fireplace, stylish tile floors, plush carpeting, walk-in closets, private patio or balcony, ceiling fan, washer and dryer connections, and in-unit washer and dryers in select units. The Cedar Point Property features 590 surface parking spaces resulting in a parking ratio of approximately 2.17 spaces per unit. As of February 27, 2026, the Cedar Point Property was 91.2% occupied.

The following table presents detailed information with respect to the multifamily unit mix at Cedar Point Property:

Multifamily Unit Mix(1)(2)
Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Avg. Monthly Rental Rate	Avg. Monthly Rental Rate per SF
1BR / 1BA	136	50.0%	130	95.6%	539	$953	$1.77
2BR / 2BA	112	41.2%	103	92.0%	862	$1,260	$1.46
3BR / 2BA	24	8.8%	15	62.5%	1,100	$1,628	$1.48
Total/Wtd. Avg.	272	100.0%	248	91.2%	722	$1,121	$1.55
(1)	Based on the underwritten rent roll dated February 27, 2026.
(2)	Eight units are unoccupied due to a fire that occurred in December 2025. At origination, the borrower reserved funds for damages from the fire into the immediate repairs reserve.

The following table presents certain information relating to the historical and current occupancy of the multifamily component of the Cedar Point Property:

Historical and Current Occupancy(1)
2022	2023	2024	2025	Current(2)
91.3%	91.6%	93.7%	91.8%	91.2%
(1)	Historical occupancies are as of December 31 for each respective year.
(2)	Current occupancy is based on the underwritten rent roll dated February 27, 2026.

Environmental. According to the Phase I environmental assessment dated February 3, 2026, there was no evidence of any recognized environmental conditions at the Cedar Point Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the operating history and underwritten cash flows of the Cedar Point Property:

Operating History and Underwritten Net Cash Flow(1)
	2022	2023	2024	2025	Underwritten(2)	Per Unit	% (3)
Base Rent	$3,465,246	$3,644,393	$3,696,049	$3,753,787	$3,719,904	$13,676	84.1%
Gross Potential Rent	$3,465,246	$3,644,393	$3,696,049	$3,753,787	$3,719,904	$13,676	84.1%
Other Income(4)	343,808	425,220	508,118	507,737	507,737	1,867	11.5
Total Reimbursements	144,702	148,956	178,221	196,941	196,941	724	4.5
Net Rental Income	$3,953,756	$4,218,569	$4,382,388	$4,458,464	$4,424,582	$16,267	100.0%
(Vacancy/Credit Loss)	(445,754)	(497,683)	(390,747)	(427,005)	(383,040)	(1,408)	(8.7)
Effective Gross Income	$3,508,002	$3,720,885	$3,991,641	$4,031,460	$4,041,542	$14,859	91.3%
Total Expenses	1,891,411	1,798,801	1,789,817	1,310,620	1,809,633	6,653	44.8
Net Operating Income	$1,616,590	$1,922,084	$2,201,824	$2,720,840	$2,231,909	$8,206	55.2%
Replacement Reserves	68,000	0	68,000	68,000	68,000	250	1.7
Net Cash Flow	$1,548,590	$1,922,084	$2,133,824	$2,652,840	$2,163,909	$7,956	53.5%

(1)	All historical financials reflect a 12-month period ending December 31, of the respective year.
(2)	The Cedar Point Property is currently exempt from property taxes pursuant to an agreement with HFC. The lender underwrote full taxes assuming the HFC tax abatement was not in place.
(3)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(4)	Other income includes cable TV revenue, administrative and application fees, attorney/court fees, cleaning and damage charges, late charges, laundry revenue, lease termination fees, month-to-month fees, insurance fees, risk fees, reserved parking income, and miscellaneous income.

The Market. The Cedar Point Property is located in Arlington, Texas within the Dallas-Fort Worth-Arlington, TX metropolitan statistical area (the “Dallas-Fort Worth MSA”). The Dallas-Fort Worth MSA is home to many Fortune 500 companies. The Dallas-Fort Worth MSA offers a vibrant atmosphere, supported by top universities and urban attractions. The largest employers in the region are primarily found in the healthcare and wholesale industries. Major employers with the Dallas-Fort Worth MSA are Walmart, American Airlines, Bank of America Corp, Texas Health Resources, Inc. and Dallas Independent School District.

The Cedar Point Property is located in the Central Arlington area of the Dallas/Fort Worth MSA and considered a suburb of the City of Arlington. Access to the Cedar Point Property’s neighborhood is provided via I-20, I-820 and Highway-287. The local area is influenced by the accessibility provided by several major traffic routes extending to the immediate community and throughout the Dallas/Fort Worth metropolitan area. The area surrounding the Cedar Point Property is bisected by State Highway 303 and I-20.

According to the appraisal, the Cedar Point Property located in the Central Arlington multifamily submarket within the Fort Worth-Arlington-Grapevine/Granbury, TX multifamily market. As of the fourth quarter of 2025, the Fort Worth-Arlington-Grapevine/Granbury, TX market had a vacancy rate of 7.1%, with a rental rate of $1,364 per unit. About 9,939 units remain under construction in the market. The submarket had a vacancy rate of 5.8%. Asking rents in the submarket stand at $1,300 per month, which is on par with the metro average of $1,364 per month. About 70 units are under construction in the submarket.

According to the appraisal, the 2024 population within a one-, three-, and five-mile radius of the Cedar Point Property was 25,443, 132,118, and 359,570, respectively, and an average household income within the same radii of $61,684, $71,756, and $85,400, respectively.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 9 – Cedar Point

The following table presents multifamily rental data at comparable properties with respect to the Cedar Point Property:

Comparable Rental Summary(1)
Property / Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Cedar Point	1977 / NAP	91.2%(2)	272(2)	1BR / 1BA	539(2)	$1.77(2)	$953(2)
2020 Cedar Point Drive				2BR / 2BA	862(2)	$1.46(2)	$1,260(2)
Arlington, TX				3BR / 2BA	1,100(2)	$1.48(2)	$1,628(2)
Elliot Pioneer	1984 / NAP	92.0%	200	1 BD / 1 BA	628	$1.63	$1,025
2105 Cottonwood Club Drive				2 BD / 1 BA	868	$1.55	$1,349
Arlington, TX				2 BD / 2 BA	883	$1.57	$1,387
Montecito Club	1973 / NAP	92.0%	331	Studio	422	$2.28	$963
2001 South Cooper Street				1 BD / 1 BA	511	$2.00	$1,022
Arlington, TX
Mercer Park Apartments	1984 / NAP	93.5%	248	1 BD / 1 BA	637	$1.73	$1,103
2014 Remington Drive				2 BD / 2 BA	916	$1.51	$1,383
Arlington, TX				2 BD / 2.5 BA	1,065	$1.46	$1,550
District on Collins	1976 / NAP	93.0%	228	1 BD / 1 BA	557	$1.86	$1,038
2910 South Collins Street				2 BD / 2 BA	875	$1.33	$1,165
Arlington, TX				3 BD / 2 BA	1,150	$1.45	$1,664
Hendrix	1970 / NAP	95.5%	248	1 BD / 1 BA	600	$1.98	$1,190
3100 E Park Row Drive				2 BD / 1 BA	895	$1.64	$1,468
Arlington, TX				2 BD / 2 BA	947	$1.43	$1,356
				2 BD / 1.5 BA	1,067	$1.41	$1,502
				3 BD / 2 BA	1,282	$1.32	$1,695
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated February 27, 2026.

The Borrower. The borrower is 2020 Cedar Point DE, LLC, a Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Cedar Point Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Daniel Canterbury, Alain Villegas, Danish Naseem, Aphaphorn Kittimonthorn, Kelvin Khuu, Alan Neely, Leah Cheng and Clayton Bownds. Daniel Canterbury, Alain Villegas, and Danish Naseem are the founders of Abundance Equity Partners (“AEP”). AEP is a real estate multifamily investment firm offering opportunities for both accredited and non-accredited investors, with a strategy focused on acquiring and repositioning commercial multifamily apartment properties.

Property Management. The Cedar Point Property is managed by Fairmont Management Company, Inc. Fairmont Management Company, Inc. is a Dallas-based full-service commercial property management and commercial real estate firm, founded in 1994, that manages over 50 multifamily and commercial properties throughout the Southwest.

Escrows and Reserves. At origination, the borrower deposited approximately (i) $19,467 into a real estate tax reserve, (ii) $26,526 into a reserve account for insurance premiums and (iii) $230,109 for immediate repair reserves.

Tax Reserve – On a monthly basis, the borrowers are required to deposit into a real estate tax reserve 1/12th of the property taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $6,489).

Insurance Reserve – On a monthly basis, the borrowers are required to deposit into an insurance reserve 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $8,842).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Replacement Reserve – On a monthly basis, the borrowers are required to deposit approximately $5,667 into the replacement reserve.

Lockbox / Cash Management. The Cedar Point Mortgage Loan is structured with a soft lockbox and in-place cash management. The borrower is required to deposit all revenue generated by the Cedar Point Property into the lockbox account. Funds on deposit in the lockbox account will be transferred daily to an account with the lender and applied by the lender as set forth in the Cedar Point Mortgage Loan Documents. If a Cash Sweep Period (as defined below) exists, any excess cash flow will be deposited into the excess cash flow reserve.

A “Cash Sweep Period” will commence upon (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio being less than 1.15x. A Cash Sweep Period will end upon (A) with respect to clause (i) above, a cure of such event of default and (B) with respect to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters.

Tax Exemption. The Cedar Point Property is subject to an agreement with the HFC pursuant to which the Cedar Point Property receives a tax abatement in exchange for a specified number of units being reserved for tenants whose income does not exceed a certain threshold. Under the terms of the ground lease and certain other agreements between the borrower and HFC, the Cedar Point Property will be exempt from all property taxes (the “HFC Exemption”) if (i) 50% of the units are leased to individuals or families earning up to 80% of the annual median income (“AMI”) and (ii) 90% of the units are leased to individuals or families earning up to 140% of the AMI. The borrower is required to comply with the affordability criteria pursuant to a Regulatory Agreement and Declaration of Restrictive Covenant entered into by and between the borrower and HFC dated as of the origination date. In connection with the HFC Exemption, the borrower is required to pay annually a $100/unit administrative fee and annual ground lease payments in an amount equal to 10% of the annual property tax savings (based upon the appraised value of the land and improvements as established by the appraisal district) to the HFC. The Cedar Point Property received eligibility for the HFC Exemption from a county that is not the one in which the Cedar Point Property is located. Such eligibility may be restricted pursuant to a recent law enacted on May 28, 2025. See “Risk Factors — Risks Relating to the Mortgage Loans — Multifamily Properties Have Special Risks” and “Description of the Mortgage Pool — Mortgage Pool Characteristics — Property Types — Multifamily Properties” in the Preliminary Prospectus. The lender underwrote full taxes, assuming the HFC Exemption is not in place.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. In connection with the HFC Exemption, the Cedar Point Property is subject to a 99-year ground lease with the HFC effective February 20, 2025, with an expiration date of February 29, 2124. The HFC signed the mortgage as a joinder party. Annual Ground Lease payments are $60,086, increasing 2% annually, and are subordinate to debt service under the Cedar Point Mortgage Loan. Pursuant to the terms of the Ground Lease, the Cedar Point Property receives a full property tax exemption provided the Cedar Point Property maintains affordability restrictions of 50% of units at 80% annual median income ("AMI") and 90% of units at 140% AMI. Notwithstanding the foregoing, the borrower is required to unwind the HFC ground lease structure in the event it receives notice from the Tarrant County Appraisal District or any other governmental entity that the Cedar Point Property no longer has tax exempt status or if the borrower obtains knowledge that the Cedar Point Property is no longer eligible for tax exempt status.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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20450 STEVENS CREEK BOULEVARD

8
7
Amazon.com
39,839 SF 4/30/27
6
5
4
3
2
Apple - CBA
120,403 SF 4/30/32
1
Gridmatic
5,246 SF 12/31/27
Vacant
962 SF
Apple - CBA
948 SF 4/30/32
Vacant
7,292 SF

20400 STEVENS CREEK BOULEVARD

8
Vacant
5,817 SF
Aptiv Services US, LLC
2,710 SF 02/28/31
Aptiv Services US, LLC
11,778 SF 05/31/31
7
Aemetis
9,880 SF 5/31/28
Vacant
11,990 SF
6
5
4
Amazon AWS
72,461 SF 01/31/29
3
Morgan Stanley (CBA)
22,775 SF 02/28/33
Powerquark Inc
2,160 SF 06/30/27
2
EFINIX
7,342 SF 10/31/27
Biel Crystal (USA) Inc.
2,197 SF 03/31/27
Vacant
8,398 SF
Keyence Corporation of America
3,115 SF 07/31/31
RealSense (Eyesno)
3,191 SF 07/31/28
1
Sunway Communication, Inc.
7,597 SF 05/31/31
PROM Eng
1,467 SF 01/31/36
PROM Mgmt
3,420 SF 3/31/36
Gridmatic
6,850 SF 12/31/27
Vacant
2027 – 2028
2029 – 2030
2031 – 2032
2033+

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	WFB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$20,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$20,000,000	Property Type – Subtype:	Office – Suburban
% of IPB:	3.7%	Net Rentable Area (SF):	357,838
Loan Purpose:	Refinance	Location:	Cupertino, CA
Borrower:	CCC Buildings, LP	Year Built / Renovated:	1987 / 2024
Borrower Sponsor:	Prometheus Real Estate Group, Inc.	Occupancy:	89.8%
Interest Rate:	6.44200%	Occupancy Date:	2/11/2026
Note Date:	2/20/2026	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	3/11/2031	3rd Most Recent NOI (As of)(4):	$15,854,039 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(4):	$17,571,384 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$16,942,082 (12/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	90.2%
Amortization Type:	Interest Only	UW Revenues:	$25,303,526
Call Protection(2):	L(26),D(32),O(2)	UW Expenses:	$8,897,312
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$16,406,214
Additional Debt(1):	Yes	UW NCF:	$15,997,889
Additional Debt Balance(1):	$125,000,000	Appraised Value / Per SF:	$228,000,000 / $637
Additional Debt Type(1):	Pari Passu	Appraisal Date:	1/13/2026

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$405
Taxes:	$273,252	$273,252	N/A	Maturity Date Loan / SF:	$405
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	63.6%
Replacement Reserves:	$171,433	$5,962	$214,632	Maturity Date LTV:	63.6%
TI/LC Reserves:	$2,000,000	$59,615	$3,000,000	UW NCF DSCR:	1.69x
Existing TI/LC Reserves:	$3,069,418	$0	N/A	UW NOI Debt Yield:	11.3%
Rent Concession Reserve:	$665,801	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$145,000,000	100.0%	Loan Payoff	$117,743,428	81.2%
			Return of Equity	17,663,238	12.2
			Reserves	6,179,904	4.3
			Closing Costs	3,413,431	2.4
Total Sources	$145,000,000	100.0%	Total Uses	$145,000,000	100.0%
(1)	The Towers at Cupertino City Center Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $145,000,000 (“The Towers at Cupertino City Center Whole Loan”). The Financial Information in the chart above reflects The Towers at Cupertino City Center Whole Loan.
(2)	Defeasance of The Towers at Cupertino City Center Whole Loan is permitted at any time after the date that is the earliest to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) February 20, 2029. The assumed defeasance lockout period of 26 payments is based on the anticipated closing date of the BBCMS 2026-5C41 securitization trust in May 2026. The actual defeasance lockout period may be longer.
(3)	See the “Escrows and Reserves” section below for further discussion.
(4)	The exclusion of historical financials prior to 2023, and the increase from 2023 NOI to 2024 NOI was primarily due to the Real Estate Taxes increasing between 2023 and 2024 due to a reassessment as a result of a death of the principal's father and the subsequent transfer of the controlling interest to her. As such, a portion of the 2023 CAM billings were delayed until 2024, while the ownership waited for the property tax reassessment to be finalized. This resulted in lower collections in 2023 and above 100% collections in 2024.

The Loan. The Towers at Cupertino City Center mortgage loan (“The Towers at Cupertino City Center Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a 357,838 square foot office building located in Cupertino, California (“The Towers at Cupertino City Center Property”). The Towers at Cupertino City Center Whole Loan consists of four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 10 – The Towers at Cupertino City Center

$145,000,000. The Towers at Cupertino City Center Whole Loan was originated by Wells Fargo Bank, National Association (“WFB”) on February 20, 2026, has a five-year term, is interest-only for the full term and accrues interest at a fixed rate of 6.44200% per annum. The Towers at Cupertino City Center Mortgage Loan is evidenced by the non-controlling Note A-1-2, with an original principal balance of $20,000,000. The relationship between the holders of The Towers at Cupertino City Center Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Towers at Cupertino City Center Whole Loan will be serviced pursuant to the pooling and servicing agreement of the BBCMS 2026-5C41 securitization trust until the controlling note is securitized, at which point it will be serviced pursuant to the pooling and servicing agreement of the securitization to which the controlling note is contributed. See “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise The Towers at Cupertino City Center Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1(1)	$60,000,000	$60,000,000	WFB	Yes
A-1-2	$20,000,000	$20,000,000	BBCMS 2026-5C41	No
A-1-3(1)	$20,000,000	$20,000,000	WFB	No
A-2(1)	$45,000,000	$45,000,000	WFB	No
Total	$145,000,000	$145,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Property. The Towers at Cupertino City Center Property is a Class A multi-tenant, suburban office property consisting of two, eight-story office buildings, each featuring a subterranean garage, totaling 357,838 square feet, located in Cupertino, California. Built in 1987 and most recently renovated in 2024, The Towers at Cupertino City Center Property is constructed on an approximately 3.22-acre site and contains 1,102 parking spaces (approximately 3.1 spaces per 1,000 square feet). As of February 11, 2026, The Towers at Cupertino City Center Property was 89.8% leased to 13 unique tenants and has a weighted-average remaining lease term of 4.2 years.

Major Tenants.

Apple (121,351 square feet; 33.9% of net rentable area; 34.7% of underwritten base rent). Apple Inc. (“Apple”) is a public technology company headquartered in Cupertino, California, known for creating consumer electronics, software platforms, and digital services. Apple’s ecosystem spans hardware (iPhone, Mac, iPad, Apple Watch, AirPods), software (iOS, macOS, watchOS), and services (Apple Music, iCloud, App Store, Apple TV+). Apple has been at The Towers at Cupertino City Center Property since 2014, has a lease expiration date in April 2032, has two, five-year renewal options and has an ongoing option to terminate up to two contiguous floors per calendar year, effective on April 30, 2030 and April 30, 2031, by delivering a notice at least 12 months prior to the effective date of such termination. The termination option requires Apple to pay a termination fee equal to three months of base rent, plus the unamortized portion of (i) leasing commissions, (ii) tenant improvement allowance, and (iii) amount of abated base rent with respect to the early termination space.

Amazon (112,300 square feet; 31.4% of net rentable area; 36.1% of underwritten base rent). Each of Amazon Web Services, Inc. (72,461 square feet; 20.2% of net rentable area; 25.0% of underwritten base rent) (“Amazon AWS”) and Amazon.com (39,839 square feet; 11.1% of net rentable area; 11.1% of underwritten base rent) (“Amazon.com”, and together with Amazon AWS, “Amazon”) lease a space at The Towers at Cupertino City Center Property. Amazon AWS provides cloud computing services. Amazon AWS has been located at The Towers at Cupertino City Center Property since 2018 and has lease expiration date of January 31, 2029, with two, five-year renewal options and no termination option. Amazon.com has been located at The Towers at Cupertino City Center Property since 2007 and has a lease expiration date of April 30, 2027, with no renewal option and no termination option.

Morgan Stanley (22,775 square feet; 6.4% of net rentable area; 8.1% of underwritten base rent). Founded in 1935 and headquartered in New York City, Morgan Stanley is a global financial services firm employing over 80,000 people and operating across over 40 countries. Morgan Stanley has been located at The Towers at Cupertino City Center Property since 1998 and has a lease expiration date of February 28, 2033, with two, five-year renewal options and has a one time right to terminate its lease on November 30, 2030 by providing a notice prior to January 31, 2030 and subject to a termination fee of approximately $1,134,332.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information with respect to the historical and current occupancy of The Towers at Cupertino City Center Property:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
91.9%	95.8%	91.0%	89.8%
(1)	Historical occupancies are as of December 31st of each respective year.
(2)	Current occupancy is based on the underwritten rent roll as of February 11, 2026.

The following table presents certain information relating to the tenants at The Towers at Cupertino City Center Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Major Tenants
Apple	Aaa/AA+/NR	121,351	33.9%	$49.01	$5,947,662	34.7%	4/30/2032(3)
Amazon	A1/AA/AA-	112,300	31.4	55.05	6,182,671	36.1	Various(4)(5)
Morgan Stanley	A1/A-/A+	22,775	6.4	60.90	1,386,942	8.1	2/28/2033(6)
Aptiv Services US, LLC	Baa2/BBB/BBB	14,488	4.0	51.91	752,101	4.4	Various(7)
Gridmatic	NR/NR/NR	12,096	3.4	54.36	657,539	3.8	12/31/2027(8)
Subtotal / Wtd. Avg.		283,010	79.1%	$52.74	$14,926,915	87.1%

Other Tenants		38,209	10.7%	$57.68	$2,203,807	12.9%

Occupied Collateral Total		321,219	89.8%	$53.33	$17,130,722	100.0%

Vacant Space		36,619	10.2%

Collateral Total		357,838	100.0%

(1)	Based on the underwritten rent roll dated February 11, 2026 and inclusive of $485,742 of contractual rent steps through February 2027.
(2)	Certain ratings are those of the parent company or government, whether or not the parent guarantees the lease.
(3)	Apple has an ongoing option to terminate up to two contiguous floors per calendar year, effective on April 30, 2030 and April 30, 2031, by delivering a notice at least 12 months prior to the effective date of such termination. Apple will be required to pay a termination fee equal to three months of base rent, plus unamortized portion of (i) leasing commissions, (ii) tenant improvement allowance, and (iii) amount of abated base rent with respect to the early termination space.
(4)	Amazon has multiple leases, with the Amazon.com lease expiring April 30, 2027 (39,839 SF) and the Amazon AWS lease expiring January 31, 2029 (72,461 SF).
(5)	Amazon has two, five-year renewal options with respect to its Amazon AWS space (72,461 SF).
(6)	Morgan Stanley has a one-time right to terminate its lease effective November 30, 2030 by providing notice prior to January 31, 2030 and payment of a termination fee of approximately $1,134,332.
(7)	Aptiv Services US, LLC has multiple leases which are set to expire expiring February 28, 2031 (2,710 SF) and May 31, 2031 (11,778 SF).
(8)	Gridmatic’s lease has one, three-year renewal option.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 10 – The Towers at Cupertino City Center

The following table presents certain information relating to the sole tenant at The Towers at Cupertino City Center Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	36,619	10.2%	NAP	NAP	36,619	10.2%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	36,619	10.2%	$0	0.0%
2026	0	0	0.0	$0	0.0%	36,619	10.2%	$0	0.0%
2027	4	61,474	17.2	$3,158,646	18.4%	98,093	27.4%	$3,158,646	18.4%
2028	2	13,071	3.7	$799,947	4.7%	111,164	31.1%	$3,958,593	23.1%
2029	1	72,461	20.2	$4,275,666	25.0%	183,625	51.3%	$8,234,259	48.1%
2030	0	0	0.0	$0	0.0%	183,625	51.3%	$8,234,259	48.1%
2031	4	25,200	7.0	$1,340,658	7.8%	208,825	58.4%	$9,574,917	55.9%
2032	1	121,351	33.9	$5,947,662	34.7%	330,176	92.3%	$15,522,579	90.6%
2033	1	22,775	6.4	$1,386,942	8.1%	352,951	98.6%	$16,909,521	98.7%
2034	0	0	0.0	$0	0.0%	352,951	98.6%	$16,909,521	98.7%
2035	0	0	0.0	$0	0.0%	352,951	98.6%	$16,909,521	98.7%
2036 & Beyond	2	4,887	1.4	$221,201	1.3%	357,838	100.0%	$17,130,722	100.0%
Total	15	357,838	100.0%	$17,130,722	100.0%
(1)	Based on the underwritten rent roll dated February 11, 2026 and inclusive of $485,742 of contractual rent steps through February 2027.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C41
No. 10 – The Towers at Cupertino City Center

The following table presents certain information relating to the historical and underwritten cash flows of The Towers at Cupertino City Center Property:

Operating History and Underwritten Net Cash Flow(1)
	2023	2024	2025	Underwritten(2)	Per Square Foot	%(3)
Base Rent	$17,362,021	$17,938,745	$17,708,109	$17,130,722	$47.87	89.5%
Straight-Line Rent(4)	0	0	0	146,727	0.41	0.8%
Grossed Up Vacant Space	1,206,660	825,456	1,094,985	1,867,569	5.22	9.8%
Gross Potential Rent	$18,568,681	$18,764,201	$18,803,094	$19,145,018	$53.50	100.0%
Vacancy/Credit Loss	($1,209,735)	($825,456)	($1,094,985)	($1,867,569)	($5.22)	(9.8%)
Free Rent Adjustment	(82,192)	(1,112,607)	(457,891)	0	0.00	0.0%
Net Rental Income	$17,276,754	$16,826,138	$17,250,218	$17,277,449	$48.28	90.2%
CAM Reimbursements	$6,277,436	$10,620,242	$9,283,630	$8,022,689	$22.42	41.9%
Other Income	3,675	4,300	3,388	3,388	0.01	0.0%
Effective Gross Income	$23,557,865	$27,450,680	$26,537,236	$25,303,526	$70.71	100.0%
Real Estate Taxes	$2,314,687	$3,426,914	$3,473,722	$3,049,689	$8.52	12.1%
Insurance	493,246	637,136	666,420	435,791	1.22	1.7%
Management Fee	810,820	963,557	928,803	885,623	2.47	3.5%
Other Operating Expenses	4,085,073	4,851,690	4,526,209	4,526,209	12.65	17.9%
Total Expenses	$7,703,826	$9,879,297	$9,595,154	$8,897,312	$24.86	35.2%
Net Operating Income(5)	$15,854,039	$17,571,384	$16,942,082	$16,406,214	$45.85	64.8%
Replacement Reserves	$0	$0	$0	$71,568	$0.20	0.3%
TI/LC	0	0	0	336,757	0.94	1.3%
Net Cash Flow	$15,854,039	$17,571,384	$16,942,082	$15,997,889	$44.71	63.2%
(1)	Based on the underwritten rent roll dated February 11, 2026.
(2)	Underwritten Base Rent includes $485,742 of contractual rent steps through February 2027.
(3)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Straight-Line Rent was underwritten to the average rent steps through the loan term for investment grade tenants, Apple and Amazon.
(5)	The increase from 2023 Net Operating Income to 2024 Net Operating Income was primarily due to the Real Estate Taxes increasing between 2023 and 2024 due to a reassessment as a result of a death of the principal's father and the subsequent transfer of the controlling interest to her. As such, a portion of the 2023 CAM billings were delayed until 2024, while the ownership waited for the property tax reassessment to be finalized. This resulted in lower collections in 2023 and above 100% collections in 2024.

Environmental. According to a Phase I environmental report dated January 21, 2026, there are no recognized environmental conditions at The Towers at Cupertino City Center Property.

The Market. The Towers at Cupertino City Center Property is a two-building, eight-story, Class A suburban office complex located in Cupertino, California, and within the San Jose-Sunnyvale-Santa Clara, California Metropolitan Statistical Area. The Santa Clara Valley is characterized as a highly urbanized area and is known as Silicon Valley, home to many of the world’s largest high-technology corporations. Positioned along Stevens Creek Boulevard, a six-lane major highway with full urban improvements, The Towers at Cupertino City Center Property benefits from strong visibility and drive-by exposure in a central part of Cupertino, with I-280 and SR-85 providing regional connectivity across Santa Clara County and adjacent employment nodes. The immediate land-use pattern around The Towers at Cupertino City Center Property is mixed, with a concentration of office and multifamily units supported by retail and industrial developments. Retail amenities such as Target and Whole Foods, and other retail centers are within close proximity (less than approximately one mile) along Steven Creek Boulevard, providing dining and convenience options. Demand is reinforced by proximity to major technology employers such as the Apple Campus and the broader Silicon Valley technology/research and development base.

According to the appraisal, The Towers at Cupertino City Center Property is located within the Cupertino office submarket of the Santa Clara County office market. As of the fourth quarter of 2025, the Cupertino office submarket had an inventory of approximately 7,567,340 square feet with a vacancy rate of 2.4% and asking rent of $57.38 per square foot. The appraiser concluded a market rent of $51.00 per square foot for The Towers at Cupertino City Center Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 10 – The Towers at Cupertino City Center

According to a third party research report, the 2025 population within a one-, three- and five-mile radius of The Towers at Cupertino City Center Property was 22,146, 197,935 and 479,618, respectively. The median household income within the same radii, as of 2025, was $209,161, $203,120 and $184,522, respectively.

The following table presents competitive properties to The Towers at Cupertino City Center Property:

Comparable Office Leases(1)
Property Name	Year Built/ Renovated	Total NRA (SF)	Tenant	Lease Size (SF)	Lease Start Date	Lease Term (yrs.)	Annual Base Rent PSF	Lease Type
The Towers at Cupertino City Center 20400 & 20450 Stevens Creek Boulevard Cupertino, CA 95014	1987/2024	357,838(2)	-	-	-	-	-	-
Century Plaza I 550 S. Winchester Blvd San Jose, CA 95128	1986/NAV	105,673	BMC Software	9,826	Feb-26	4.0	$66.00	FSG
One Santana West 3155 Olsen Drive San Jose, CA 95117	2022/NAV	365,968	Etched.AI	15,197	Jan-26	4.6	$53.16	NNN
Santa Clara Square 2755 Augustine Drive Santa Clara, CA 95054	2015/NAV	244,062	REEVO	11,922	Oct-25	3.3	$55.80	NNN
Mountain View Gateway 800 W El Camino Real Mountain View, CA 94040	1988/NAV	118,457	Otter.ai	35,053	Jul-25	2.3	$77.76	FSG
Techmart Commerce Center 5201 Great America Pkwy Santa Clara, CA 95054	1986/NAV	284,418	Regus	27,369	May-25	5.0	$68.52	FSG
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Information obtained from the underwritten rent roll dated February 11, 2026.

Appraisal. According to the appraisal, The Towers at Cupertino City Center Property had an “As-Is” value of $228,000,000 as of January 13, 2026.

Appraisal Valuation Summary(1)
Property	Appraised Value	Capitalization Rate
The Towers at Cupertino City Center	$228,000,000	7.00%
(1)	Source: Appraisal.

The Borrower. The borrower is CCC Buildings, LP, a California limited partnership with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Towers at Cupertino City Center Whole Loan.

The Borrower Sponsor. The borrower sponsor is Prometheus Real Estate Group, Inc. and the non-recourse carveout guarantor is DNS Real Estate, LLC.

Headquartered in San Mateo, California, Prometheus Real Estate Group, Inc. (“Prometheus”) has focused on the acquisition, development, and management of high-quality residential, office and retail properties since its founding by Sanford Diller in 1965. Over more than six decades, Prometheus has grown to manage 13,600 apartments and over 25 office and retail properties, representing over one million square feet, across the San Francisco Bay Area, Portland, Oregon and Seattle, Washington. Prometheus currently has 2,100 apartments in its development pipeline, and its portfolio spans 52 distinct neighborhoods.

Property Management. The Towers at Cupertino City Center Property is managed by Prometheus Real Estate Group, Inc., a borrower-affiliated property management company.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 10 – The Towers at Cupertino City Center

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) approximately $273,252 for real estate taxes, (ii) $171,433 for replacement reserves, (iii) $2,000,000 for tenant improvements and leasing commissions, (iv) $3,069,418 for any outstanding tenant improvement allowances and/or leasing commissions due in connection with Amazon ($813,510), Apple ($100,000), Aptiv Services US, LLC ($948,415), Keyence Corporation of America ($172,761) and Morgan Stanley’s ($1,034,732) leases and (v) approximately $665,801 for rent concession funds related to the leases with Apple ($61,302), Aptiv Services US, LLC ($418,826), Keyence Corporation of America ($73,223) and Morgan Stanley ($112,450).

Tax Escrow – On a monthly basis, the borrower is required to deposit 1/12th of the annual estimated tax payments, which currently equates to approximately $273,252.

Insurance Escrow – The borrower is required to deposit into an insurance reserve account on a monthly basis, 1/12th of the amount payable for renewal of the coverage afforded by such policies; provided that no such reserves are required if (i) no event of default has occurred and is continuing; and (ii) The Towers at Cupertino City Center Property is covered under an acceptable blanket policy and the borrower provides the lender with paid receipts not later than 10 days’ prior to the expiration date of the policies.

Replacement Reserve – On a monthly basis, the borrower is required to deposit approximately $5,962 for replacement reserves, subject to a cap of $214,632.

TI/LC Reserve – On a monthly basis, the borrower is required to deposit approximately $59,615 for future TI/LC expenses, subject to a cap of $3,000,000.

Lockbox / Cash Management. The Towers at Cupertino City Center Whole Loan is structured with a hard lockbox and springing cash management. The borrower or property manager is required to deposit rents if received into such lockbox account within three business days of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and disbursed on each payment date in accordance with The Towers at Cupertino City Center Whole Loan documents. Any excess cash flow remaining after satisfaction of the waterfall items outlined in The Towers at Cupertino City Center Whole Loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for The Towers at Cupertino City Center Whole Loan during the continuance of the Cash Trap Event Period.

A “Cash Trap Deposit” means the deposit of an amount equal to $50 per square foot of the applicable leased premises to which the Cash Trap Event Period applies.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”), falling below 1.15x (amortizing);
(iii)	subject to borrower’s providing a Cash Trap Deposit, Amazon or Apple goes dark, vacates or otherwise fails to occupy its space;
(iv)	subject to borrower’s providing a Cash Trap Deposit, Amazon fails to exercise its extension option on 50% or more of its leased premises at the earlier of (a) nine-months prior to its then current expiration date and (b) the date on which it is required to provide its notice exercising its extension option (which, for the avoidance of doubt, is 15 months prior to its lease expiration with respect to the leased premises occupied by Amazon AWS);
(v)	subject to borrower’s providing a Cash Trap Deposit, Amazon or Apple is in monetary default pursuant to the terms of its lease; or
(vi)	subject to borrower’s providing a Cash Trap Deposit, Amazon or Apple, as a debtor, files a voluntary petition under the bankruptcy code or any other creditors rights laws.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of the related event of default;
●	with regard to clause (ii) above, the NCF DSCR being at least 1.20x for two consecutive calendar quarters;
●	with regard to clauses (iii)-(iv) above, a Replacement Tenant Event (as defined below) has occurred;
●	with regard to clause (iii) above, Amazon or Apple, as applicable, has resumed occupancy of, and resumed its normal business operations in, such tenant space for a period of no less than 45 consecutive days;
●	with regard to clause (iv) above, the lender receives satisfactory evidence and a tenant estoppel certificate in form
THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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and substance acceptable to the lender that the Amazon has exercised its renewal or extension option under the lease pursuant to the terms and conditions reasonably satisfactory to the lender; or

●	with regard to clause (vi) above, the bankruptcy or insolvency proceeding has terminated in a manner reasonably satisfactory to the lender, the related lease has been affirmed, and the terms of such lease, as affirmed, are reasonably satisfactory to the lender.

A “Replacement Tenant Event” will occur when the lender has received satisfactory evidence that (i) the space currently occupied by Amazon or Apple, as applicable, has been leased to replacement tenants, (ii) the tenant that is in occupancy of the space is paying full, unabated rent pursuant to the lease to the lender, and (iii) all tenant improvement costs and leasing commissions have been paid (or reserved with the lender).

Subordinate or Mezzanine Debt. None.

Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 11 – HKB Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$19,500,000	Title(4):	Various
Cut-off Date Principal Balance(1):	$19,500,000	Property Type – Subtype(4):	Hospitality - Various
% of Pool by IPB:	3.7%	Net Rentable Area (Rooms)(4):	1,454
Loan Purpose:	Refinance	Location(4):	Various, Various
Borrowers(2):	Various	Year Built / Renovated(4):	Various / Various
Borrower Sponsors:	Harikrushna Bhagat and Swamisharan Patel	Occupancy / ADR / RevPAR:	57.0% / $86.30 / $49.19
Interest Rate:	7.37200%	Occupancy / ADR / RevPAR Date:	11/30/2025
Note Date:	2/17/2026	4th Most Recent NOI (As of)(5):	$13,731,755 (12/31/2022)
Maturity Date:	3/6/2031	3rd Most Recent NOI (As of)(5):	$11,901,078 (12/31/2023)
Interest-only Period:	24 months	2nd Most Recent NOI (As of)(5):	$12,608,958 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(5):	$13,077,815 (TTM 11/30/2025)
Original Amortization:	360 months	UW Occupancy / ADR / RevPAR:	57.0% / $86.30 / $49.19
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$31,294,095
Call Protection:	L(24),YM1(29),O(7)	UW Expenses:	$18,504,833
Lockbox / Cash Management:	Springing / Springing	UW NOI(5):	$12,789,261
Additional Debt(1)(3):	Yes	UW NCF:	$11,537,497
Additional Debt Balance(1)(3):	$60,000,000	Appraised Value / Per Room:	$130,000,000 / $89,409
Additional Debt Type(1)(3):	Pari Passu	Appraisal Date:	1/1/2026

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$54,677
Taxes:	$297,390	$94,135	N/A	Maturity Date Loan / Room:	$53,193
Insurance:	$29,053	$22,840	N/A	Cut-off Date LTV:	61.2%
FF&E Reserves:	$0	$104,314	N/A	Maturity Date LTV:	59.5%
PIP Holdback Reserve:	$2,013,335	$0	N/A	UW NCF DSCR:	1.75x
Franchise Holdback:	$2,975,000	$0	N/A	UW NOI Debt Yield:	16.1%
Other(6):	$3,522,160	$11,471	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$79,500,000	100.0%	Loan Payoff	$56,799,146	71.4%
			Principal Equity Distribution	10,393,773	13.1
			Upfront Reserves	8,836,938	11.1
			Closing Costs	3,470,142	4.4
Total Sources	$79,500,000	100.0%	Total Uses	$79,500,000	100.0%
(1)	The HKB Portfolio Mortgage Loan (as defined below) is part of the HKB Portfolio Whole Loan (as defined below) evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $79,500,000. Financial Information presented in the chart above is based on the HKB Portfolio Whole Loan.
(2)	The borrowers are JK Hialeah LLC, a Florida limited liability company, Swami DE LLC, a Delaware limited liability company, YK Engle Rd LLC, an Ohio limited liability company, and JK Clarksville LLC, JK Lavista LLC, RK College Park LLC, 4505 College Park LLC, JK McDonough DR LLC, SB Norcross LLC, Jaybhole LLC, 877 Edelweiss LLC and 877 Hospitality LLC, each a Georgia limited liability company.
(3)	Radisson Hospitality, Inc., provided the related borrower with unsecured “key money” loans which have a remaining outstanding balance of $1,242,424.24. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” in the Preliminary Prospectus.
(4)	See “Portfolio Summary” below.
(5)	The decrease between 4th Most Recent NOI and 3rd Most Recent NOI is mainly attributable to ongoing PIP work that took rooms offline in 2023. Several of the HKB Portfolio Properties (as defined below) underwent overlapping PIPs that were concentrated in 2023. The subsequent rebound in revenue is driven by rooms and event spaces coming back online and stabilizing 2nd Most Recent NOI, Most Recent NOI and UW NOI.
(6)	Other reserves include (i) an upfront quality assurance holdback reserve of $3,213,250, (ii) an upfront immediate repair reserve of $308,910 and (iii) a monthly ground sublease reserve of approximately $11,471.

The Loan. The HKB Portfolio mortgage loan (the “HKB Portfolio Mortgage Loan”) is part of a whole loan (the “HKB Portfolio Whole Loan”) which is comprised of two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $79,500,000. The HKB Portfolio Whole Loan is secured by the borrowers’ fee and leasehold interests in a portfolio of nine hospitality properties located in Florida, Ohio, Indiana and Georgia (each individually, an “HKB

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 11 – HKB Portfolio

Portfolio Property” and collectively, the “HKB Portfolio Properties”). The HKB Portfolio Whole Loan consists of two pari passu notes and accrues interest at a rate of 7.37200% per annum on an Actual/360 basis. The HKB Portfolio Whole Loan has a 5-year term, is interest-only for the first 24 months of such term and is amortizing on a 360-month schedule thereafter. The HKB Portfolio Mortgage Loan is evidenced by the non-controlling Note A-2 contributed by Barclays with an original principal balance of $19,500,000.

The relationship between the holders of the HKB Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The HKB Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2026-V21 securitization trust. See “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the HKB Portfolio Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	Benchmark 2026-V21	Yes
A-2	$19,500,000	$19,500,000	BBCMS 2026-5C41	No
Total	$79,500,000	$79,500,000

The Properties. The HKB Portfolio Properties include four limited-service, two select-service and three full-service hotels built between 1969 and 2000 and renovated between 2022 and 2025, totaling 1,454 keys located in Florida, Ohio, Indiana and Georgia. The borrower sponsors acquired the HKB Portfolio Properties between 2017 and 2022 for a total purchase price of approximately $80.2 million ($55,175 per key) and reported a cost basis of $111.5 million ($76,670 per key), which includes approximately $29.4 million ($20,210 per key) of capital expenditures invested since acquisition. At loan origination, the borrowers reserved $1,984,985 in connection with a planned PIP at the Holiday Inn Miami Hialeah Property (as defined below), $28,350 to complete the remaining portion of a PIP at the Radisson Hotel Property, and $2,975,000 for any PIP work associated with the renewal of the franchise agreement at the Crowne Plaza CLE Airport Property (as defined below).

The following table presents certain information relating to the HKB Portfolio Properties.

Portfolio Summary
Property	City, State(1)	Fee / Leasehold	Hospitality Subtype(1)	Year Built / Renovated(1)	Rooms(2)	Allocated Cut-off Date Whole Loan Amount (“ALA”)	% of ALA	UW NOI(2)	% of UW NOI(2)
Holiday Inn Miami Hialeah	Hialeah Gardens, FL	Fee	Full Service	1983 / 2022-2025	263	$22,950,000	28.9%	$3,431,470	26.8%
Crowne Plaza CLE Airport	Middleburg Heights, OH	Fee	Full Service	1978 / 2023-2025	238	$12,500,000	15.7	$1,854,697	14.5
Radisson Hotel	Clarksville, IN	Fee	Full Service	1969 / 2022-2025	251	$9,607,500	12.1	$1,675,309	13.1
Sonesta Norcross	Norcross, GA	Fee	Select Service	1988 / 2022-2024	122	$7,492,500	9.4	$1,151,300	9.0
Country Inn & Suites Helen	Helen, GA	Fee	Limited Service	2000 / 2022-2025	62	$6,592,500	8.3	$949,113	7.4
Days Inn College Park	College Park, GA	Fee	Limited Service	1987 / 2022-2025	154	$5,687,500	7.2	$1,096,985	8.6
Best Western Smyrna	Smyrna, GA	Fee	Limited Service	1973 / 2022-2023	114	$4,995,000	6.3	$846,306	6.6
Araamda Inn	Norcross, GA	Fee	Limited Service	1983 / 2023-2025	122	$4,875,000	6.1	$911,458	7.1
Courtyard by Marriott	Tucker, GA	Fee/Leasehold	Select Service	1984 / 2023-2025	128	$4,800,000	6.0	$872,623	6.8
Total					1,454	$79,500,000	100.0%	$12,789,261	100.0%
(1)	Source – Appraisals.
(2)	Based on the underwritten rent roll as of November 30, 2025.

Holiday Inn Miami Hialeah - The Holiday Inn Miami Hialeah property (the “Holiday Inn Miami Hialeah Property”) is a 263-key full-service hotel located in Hialeah Gardens, Florida. The Holiday Inn Miami Hialeah Property was originally constructed in 1983 and was acquired by the borrower sponsors in 2021 for $22.0 million. Since acquisition, the borrower sponsors have invested approximately $4.3 million in renovations, including upgrades to guest rooms, replacement of soft and case goods and lobby improvements. The Holiday Inn Miami Hialeah Property is also required to undergo another PIP with an estimated cost of $1,984,985, which was reserved at loan origination, and is scheduled to include replacement of case goods, upgrades to flooring, lighting and various other upgrades. Additionally, the Holiday Inn Miami Hialeah Property recently secured contracts with Princess, Holland America Line and Seabourn Cruises that commenced in January 2026 and run through December 2028 with annual increases in ADR. The contracts call for an estimated 4,995 rooms, and

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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together with the upcoming PIP, are expected to improve the Holiday Inn Miami Hialeah’s RevPAR penetration. Amenities at the Holiday Inn Miami Hialeah Property include an onsite restaurant and lounge, an outdoor swimming pool, a fitness center, an airport shuttle and approximately 10,720 square feet of meeting space. The Holiday Inn Miami Hialeah Property is subject to a franchise agreement with Holiday Hospitality Franchising, LLC extending through October 2031.

Based on the latest IHG compliance report conducted in November 2025, the Holiday Inn Miami Hialeah Property did not receive passing grades for the category segments “Brand Standard Important” and “Condition.” At loan origination, approximately $1,984,985 was reserved for a PIP at the Holiday Inn Miami Hialeah Property, which is expected to address these assessment scores. Additionally, the lender held back $1,147,500, equivalent to 5% of the Holiday Inn Miami Hialeah Property’s ALA. Under the HKB Portfolio Whole Loan documents, if the Holiday Inn Miami Hialeah Property has not received a passing quality assurance assessment score by the later of (x) December 31, 2026 and (y) 90 days after the Holiday Inn Miami Hialeah Property’s franchisor’s PIP completion deadline, the borrowers will be required to make additional monthly deposits of $98,500 into a reserve account until a passing quality assurance assessment score is received. Amounts on deposit in the QA Holdback Reserve (defined below) allocated to the Holiday Inn Miami Hialeah Property (i) may be released to the borrowers to reimburse borrowers for repairs made to correct any deficiencies in the failing compliance report and (ii) will be released to the borrowers upon the Holiday Inn Miami Hialeah Property receiving a passing quality assurance assessment score. We cannot assure you that the related borrower will cure any related quality assurance deficiencies or that a failure of such borrower to cure such deficiencies will not result in a termination of the related franchise agreement.

Crowne Plaza CLE Airport – The Crowne Plaza CLE Airport property (the “Crowne Plaza CLE Airport Property”) is a 238-key full-service hotel located in Middleburg Heights, Ohio. The Crowne Plaza CLE Airport Property was originally built in 1978 and was acquired by the borrower sponsors in 2022 for $8.675 million. Since acquisition, the borrower sponsors have invested approximately $4.1 million in renovations, including elevator modernization, exterior paint and pavement repairs and restaurant upgrades. Amenities at the Crowne Plaza CLE Airport Property include an indoor swimming pool, a fitness center, a business center and approximately 14,127 square feet of meeting space. The Crowne Plaza CLE Airport Property is subject to a franchise agreement with Holiday Hospitality Franchising, LLC that is scheduled to expire in January 2028. At loan origination, $2.975 million was reserved for any PIP work required in conjunction with the renewal or replacement of the franchise agreement, which will be released to (i) the borrowers once the property is operating under the renewed or replacement franchise agreement and no PIP is required in connection with the new franchise agreement or (ii) the PIP Reserve upon the borrowers entering into the renewed or replacement franchise agreement and a PIP is required in connection with the new franchise agreement. Additionally, the HKB Portfolio Whole Loan will enter a full cash flow sweep 18 months prior to the expiration of the Crowne Plaza CLE Airport Property’s franchise agreement and will become full recourse to the borrower sponsors if the franchise agreement expires or is terminated without lender consent at any time the HKB Portfolio Whole Loan remains outstanding.

Based on the latest IHG compliance report conducted in July 2025, the Crowne Plaza CLE Airport Property did not receive passing grades for the category segments “Brand Standard Importance,” “Cleanliness” and “Condition.” The lender held back $625,000 at loan origination, equivalent to 5.0% of the Crowne Plaza CLE Airport Property’s ALA. If the Crowne Plaza CLE Airport Property has not received a passing quality assurance assessment score by the later of (x) December 31, 2026 and (y) 90 days after the Crowne Plaza CLE Airport Property’s franchisor’s PIP completion deadline, the borrowers will be required to make additional monthly deposits of $50,000 into a reserve account until a passing quality assurance assessment score is received. Amounts on deposit in the QA Holdback Reserve (defined below) allocated to the Crowne Plaza CLE Airport Property (i) may be released to the borrowers to reimburse the borrowers for repairs made to correct any deficiencies in the failing compliance report and (ii) will be released to the borrowers upon the Crowne Plaza CLE Airport Property receiving a passing quality assurance assessment score. We cannot assure you that the related borrower will cure any related quality assurance deficiencies or that a failure of such borrower to cure such deficiencies will not result in a termination of the related franchise agreement.

Radisson Hotel – The Radisson Hotel property (the “Radisson Hotel Property”) is a 251-key full-service hotel located in Clarksville, Indiana. The Radisson Hotel Property was originally constructed in 1969 and was acquired by the borrower sponsors in 2020 for $10.5 million. Since acquisition, the borrower sponsors have invested approximately $5.4 million in renovations, including upgrades to guestrooms and bathrooms, roof replacements, and lobby and restaurant renovations. At loan origination, approximately $28,350 was reserved for a PIP at the Radisson Hotel Property, which equates to 105% of the borrower sponsors’ estimate of the remaining costs of the most recent PIP. Amenities at the Radisson Hotel Property include an indoor swimming pool, a fitness center, a business center and approximately 11,544 square feet of meeting space. The Radisson Hotel Property is subject to a franchise agreement with Radisson Hospitality, Inc. extending through

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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April 2043. The Radisson Hotel Property’s franchise agreement contains a franchisor or franchisee termination option effective April 2033 with 60 days’ notice. The termination of an HKB Portfolio Property franchise agreement is an event of default under the HKB Portfolio Whole Loan documents, and triggers a full cash flow sweep. Additionally, the HKB Portfolio Whole Loan will become full recourse to the borrower sponsors if the franchise agreement expires or is terminated without lender consent at any time the HKB Portfolio Whole Loan remains outstanding.

Based on the latest QA summary report conducted in April 2025, the Radisson Hotel Property did not receive a passing overall assessment score. The borrower sponsors have since replaced the Radisson Hotel Property manager and repaired the majority of deferred maintenance items from the assessment. Additionally, the lender held back $960,750, equivalent to 10.0% of the Radisson Hotel Property’s ALA, which will be released upon the Radisson Hotel Property receiving a passing quality assurance assessment score. We cannot assure you that the related borrower will cure any related quality assurance deficiencies or that a failure of such borrower to cure such deficiencies will not result in a termination of the related franchise agreement.

Sonesta Norcross – The Sonesta Norcross property (the “Sonesta Norcross Property”) is a 122-key select-service hotel located in Norcross, Georgia. The Sonesta Norcross Property was originally constructed in 1988 and was acquired by the borrower sponsors in 2022 for $7.0 million. Since acquisition, the borrower sponsors have invested approximately $1.2 million in renovations, including guestroom, lobby and bathroom upgrades and roof replacement. Amenities at the Sonesta Norcross Property include an outdoor swimming pool, a fitness center, a breakfast area, lobby bar and approximately 1,392 square feet of meeting space. The Sonesta Norcross Property is subject to a franchise agreement with Sonesta RL Hotels Franchising Inc. extending through April 2042. The Sonesta Norcross Property’s franchise agreement contains a franchisee or franchisor termination option effective April 2029, April 2032 or April 2037 with at least 90 days’, but no more than 180 days’, prior notice. Termination of the HKB Portfolio Property franchise agreement is an event of default under the HKB Portfolio Whole Loan documents, and triggers a full cash flow sweep. Additionally, the HKB Portfolio Whole Loan will become full recourse to the borrower sponsors if the franchise agreement expires or is terminated without lender consent at any time the HKB Portfolio Whole Loan remains outstanding.

Courtyard by Marriott – The Courtyard by Marriott property (the “Courtyard by Marriott Property”) is a 128-key select-service hotel located in Tucker, Georgia. The borrower sponsors partnered with the Londzell Performing Arts Theatre to list the Courtyard by Marriott Property as the venue’s preferred hotel. The Courtyard by Marriot Property was originally constructed in 1984 and was acquired by the borrower sponsors in 2020 for $7.5 million. Since acquisition, the borrower sponsors have invested approximately $7.9 million in renovations at the Courtyard by Marriott Property. Amenities include an outdoor swimming pool, a fitness center, a bistro and approximately 1,144 square feet of meeting space. The borrower sponsors hold a sub-leasehold interest in a portion of the Courtyard by Marriott Property. The sub-leased portion of the Courtyard by Marriott Property is part of an underlying ground lease that also covers an adjacent property. See “Ground Lease” below for more information. The Courtyard by Marriott Property is subject to a franchise agreement with Marriott International, Inc. extending through November 2038.

Based on the latest QA summary report conducted in May 2025, the Courtyard by Marriott Property did not receive a passing overall assessment score. The lender held back $480,000, equivalent to 10.0% of the Courtyard by Marriott Property’s ALA, which will be released upon the Courtyard by Marriott Property receiving a passing quality assurance assessment score. We cannot assure you that the related borrower will cure any related quality assurance deficiencies or that a failure of such borrower to cure such deficiencies will not result in a termination of the related franchise agreement.

Country Inn & Suites Helen – The Courtyard Inn & Suites Helen property (the “Courtyard Inn & Suites Helen Property”) is a 62-key limited-service hotel located in Helen, Georgia. The Country Inn & Suites Helen was originally constructed in 2000 and was acquired by the borrower sponsors in 2020 for $5.0 million. Since acquisition, the borrower sponsors have invested approximately $574,000 in renovations, including guestroom upgrades, replacement of soft goods, and exterior improvements. Amenities at the Country Inn & Suites Helen Property include an indoor swimming pool, a fitness center, free breakfast and approximately 1,740 square feet of meeting space. The Country Inn & Suites Helen is subject to a franchise agreement with Country Inn & Suites by Radisson, Inc. extending through February 2040.

Days Inn College Park – The Days Inn College Park property (the “Days Inn College Park Property”) is a 154-key limited-service hotel located in College Park, Georgia. The Days Inn College Park Property was originally constructed in 1987 and was acquired by the borrower sponsors in 2018 for $7.8 million. Since acquisition, the borrower sponsors have invested approximately $1.8 million in renovations, including case good replacements, guest room and lobby upgrades and

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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landscaping. Amenities at the Days Inn College Park Property include complimentary breakfast, a fitness center and pet-friendly accommodations. The Days Inn College Park Property is subject to a franchise agreement with Days Inns Worldwide, Inc. extending through November 2033. The Days Inn College Park Property’s franchise agreement contains a franchisor termination option effective November 2028 with six months’ notice. Termination of the HKB Portfolio Property franchise agreement is an event of default under the HKB Portfolio Whole Loan documents, and triggers a full cash flow sweep. Additionally, the HKB Portfolio Whole Loan will become full recourse to the borrower sponsors if the franchise agreement expires or is terminated without lender consent at any time the HKB Portfolio Whole Loan remains outstanding.

Araamda Inn – The Araamda Inn property (the “Araamda Inn Property”) is a 122-key independent limited-service hotel located in Norcross, Georgia. The Araamda Inn Property was originally constructed in 1983 and was acquired by the borrower sponsors in 2017 for approximately $4.5 million. Since acquisition, the borrower sponsors have invested approximately $1.1 million in renovations, including guest and lobby upgrades, roof replacement and parking repairs. Amenities at the Araamda Inn Property include an outdoor swimming pool, a business center, and approximately 3,425 square feet of meeting space. The Araamda Inn Property is independent and was acquired un-flagged, and therefore is not subject to a franchise agreement.

Best Western Smyrna – The Best Western Smyrna property (the “Best Western Smyrna Property”) is a 114-key limited service hotel located in Smyrna, Georgia. The Best Western Smyrna Property was originally constructed in 1973 and was acquired by the borrower sponsors in 2019 for $7.3 million. Since acquisition, the borrower sponsors have invested approximately $3.0 million in renovations and the conversion of the Best Western Smyrna Property in 2023 from a Red Roof Inn to the current Best Western flag, which required significant interior renovations, replacement of case goods, parking and exterior upgrades. Amenities at the Best Western Smyrna Property include complimentary breakfast, an outdoor swimming pool, a fitness center and approximately 2,145 square feet of meeting space. The Best Western Smyrna Property is subject to a franchise agreement with Best Western International, Inc. extending through November 2043.

Ground Lease. The borrowers hold a fee interest in a portion of the Courtyard by Marriott Property and a sub-leasehold interest in a portion of the Courtyard by Marriott Property pursuant to a sublease that commenced on March 5, 1983 with a 45-year initial term and two, 15-year borrower extension options, bringing the fully extended sublease term to March 5, 2058. The subleased portion of the Courtyard by Marriott Property is part of an underlying ground lease that also covers an adjacent property and commenced on October 4, 1982, with a 75-year term that brings the ground lease term to October 4, 2057. Cox Enterprises, Inc. holds the fee interest in the adjacent property and the subleased portion of the Courtyard by Marriott Property, which is leased to Northlake Station, LLC and subleased to the Courtyard by Marriott Property borrower, JK Lavista LLC. The annual ground lease rent is currently 12% of the appraised value of the covered land, but may in no event be less than $600,000 or more than $1,200,000, and for the fiftieth rental year through the end of the ground lease term the rent will be 12% of the appraised value of the covered land, but in no event less than rent due for the prior period or more than twice the rent due for the prior period. Current annual rent ground sublease rent is currently $119,701, with 15% rent increases set for every five years. The next ground sublease rent increase is in 2029.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following tables present certain information relating to the historical performance and the competitive set of the HKB Portfolio Properties.

Historical Occupancy, ADR, RevPAR(1)
	2023			2024			TTM(2)
Property	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Holiday Inn Miami Hialeah	69.5%	$95.56	$66.43	63.6%	$111.71	$71.09	61.9%	$110.83	$68.64
Crowne Plaza CLE Airport	52.7%	$99.31	$52.29	49.4%	$110.12	$54.40	38.8%	$108.26	$42.03
Radisson Hotel	39.8%	$104.53	$41.63	60.0%	$83.14	$49.86	57.6%	$74.15	$42.74
Sonesta Norcross	64.7%	$77.45	$50.09	70.8%	$67.39	$47.69	81.3%	$61.84	$50.28
Country Inn & Suites Helen	66.4%	$142.92	$106.91	54.9%	$142.40	$88.07	67.6%	$147.65	$99.75
Days Inn College Park	60.5%	$66.00	$40.13	66.3%	$61.01	$40.43	58.1%	$60.61	$35.20
Best Western Smyrna	45.6%	$62.08	$28.28	56.2%	$65.22	$36.64	60.4%	$66.74	$40.33
Araamda Inn	69.4%	$58.46	$40.58	72.0%	$54.30	$39.09	74.3%	$51.83	$38.52
Courtyard by Marriott	59.3%	$90.22	$53.52	49.0%	$84.03	$41.15	47.6%	$93.62	$44.55
(1)	Historical financial information is provided by the borrower sponsors.
(2)	TTM is as of November 30, 2025.

Competitive Set Historical Occupancy, ADR, RevPAR(1)
	2023			2024			TTM(2)
Property	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Holiday Inn Miami Hialeah	83.0%	$110.66	$91.80	84.9%	$109.20	$92.66	81.3%	$106.89	$86.91
Crowne Plaza CLE Airport	40.5%	$104.62	$42.39	35.5%	$115.54	$41.02	36.7%	$110.78	$40.69
Radisson Hotel	51.6%	$116.90	$60.36	46.4%	$124.79	$57.90	47.0%	$120.56	$56.67
Sonesta Norcross	59.5%	$109.87	$65.35	56.9%	$105.37	$59.92	54.4%	$101.74	$55.37
Country Inn & Suites Helen	59.2%	$159.32	$94.30	56.6%	$158.31	$89.56	57.2%	$156.36	$89.39
Days Inn College Park	60.2%	$60.12	$36.20	59.3%	$59.66	$35.36	56.7%	$58.57	$33.23
Best Western Smyrna	76.3%	$108.92	$83.15	69.2%	$108.73	$75.26	65.3%	$112.67	$73.52
Araamda Inn(3)	58.0%	$61.00	$35.00	52.0%	$59.00	$31.00	52.0%	$57.00	$30.00
Courtyard by Marriott	71.6%	$107.65	$77.05	66.0%	$105.34	$69.55	64.7%	$106.00	$68.56
(1)	Data provided by a third-party market research report, unless stated otherwise.
(2)	TTM is as of November 30, 2025.
(3)	Data on the competitive set for the Araamda Inn Property is taken from the appraisal.

Historical Occupancy, ADR, RevPAR Penetration Rates(1)
	2023			2024			TTM(2)
Property	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Holiday Inn Miami Hialeah	83.8%	86.4%	72.4%	75.0%	102.3%	76.7%	76.2%	103.7%	79.0%
Crowne Plaza CLE Airport	129.9%	94.9%	123.4%	139.1%	95.3%	132.6%	105.6%	97.7%	103.3%
Radisson Hotel	77.1%	89.4%	69.0%	129.3%	66.6%	86.1%	122.5%	61.5%	75.4%
Sonesta Norcross	108.7%	70.5%	76.6%	124.5%	64.0%	79.6%	149.4%	60.8%	90.8%
Country Inn & Suites Helen	112.2%	89.7%	113.4%	96.9%	90.0%	98.3%	118.2%	94.4%	111.6%
Days Inn College Park	100.5%	109.8%	110.9%	111.8%	102.3%	114.4%	102.4%	103.5%	105.9%
Best Western Smyrna	59.7%	57.0%	34.0%	81.2%	60.0%	48.7%	92.6%	59.2%	54.9%
Araamda Inn(3)	119.7%	95.8%	115.9%	138.5%	92.0%	126.1%	142.9%	90.9%	128.4%
Courtyard by Marriott	82.9%	83.8%	69.5%	74.2%	79.8%	59.2%	73.6%	88.3%	65.0%
(1)	Data provided by a third-party market research report, unless stated otherwise.
(2)	TTM is as of November 30, 2025.
(3)	Data on the competitive set for the Araamda Inn Property is taken from the appraisal.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Environmental. According to the Phase I environmental site assessments dated January 6, 2026, there are no recognized environmental conditions or recommendations for further action at the HKB Portfolio Properties.

The Markets.

Hialeah Gardens, FL - The Holiday Inn Miami Hialeah is located in the Hialeah submarket within the Miami-Dade county, approximately six miles northwest of the Miami International Airport, which serves as the Holiday Inn Miami Hialeah’s primary demand driver, and is an approximately 30-minute drive from downtown Miami and Fort Lauderdale.

Middleburg Heights, OH – The Crowne Plaza CLE Airport Property is located in the Cleveland, Ohio market within the Cuyahoga county, approximately three miles from the Cleveland Hopkins International Airport, which serves as the Crowne Plaza CLE Airport Property’s primary demand driver, and is approximately one mile from the Southwest General Hospital and Regency Hospital Cleveland West.

Clarksville, IN – The Radisson Hotel Property is located in Clark County, approximately eight miles from Churchill Downs, the site of the Kentucky Derby, seven miles from the University of Louisville and eight miles from the Louisville International Airport.

Norcross, GA – The Sonesta Norcross Property and the Araamda Inn Property are located in the Gwinnett Village neighborhood in Norcross, Georgia along I-85, the major interstate that runs from downtown Atlanta northeast up to Charlotte and southwest down to Montgomery. The Sonesta Norcross Property and the Araamda Inn Property are situated approximately two miles from the Norcross City Center, 10 miles northeast of the Lego Discovery Center Atlanta and less than 15 miles from the Atlanta central business district.

Tucker, GA – The Courtyard by Marriott Property is located in the northwest side of downtown Atlanta, Georgia and just west of downtown Tucker, Georgia. The Courtyard by Marriott Property is also located directly adjacent to the Londzell Performing Arts Theatre, a newly delivered music venue offering up to 1,200 seats to the public. The borrower sponsors partnered with the Londzell Performing Arts Theatre to list the Courtyard by Marriott Property as the venue’s preferred hotel.

Helen, GA – The Country Inn & Suites Helen Property is located along the western side of Edelweiss Strasse in downtown Helen, Georgia, which is an historic German-themed mountain town popular for its annual Oktoberfest celebrations and connectivity to the Chattahoochee National Forest, where visitors can partake in various outdoor activities.

College Park, GA – The Days Inn College Park Property is located within the airport submarket of the Atlanta metropolitan statistical area, approximately a 10- minute drive away from the Hartsfield-Jackson Atlanta International Airport, which serves as the Days Inn College Park Property’s primary demand driver, and roughly nine miles from downtown Atlanta.

Smyrna, GA – The Best Western Smyrna Property is located in the Cumberland submarket in close proximity to Truist Park, which is home of the Atlanta Braves, as well as the Cumberland Mall and Cobb Galleria Convention Center, and is within 15 miles of the Hartsfield-Jackson Atlanta International Airport.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the HKB Portfolio Properties:

Cash Flow Analysis
	2022(1)	2023(1)	2024(1)	TTM(1)(2)	U/W	U/W Per Room(3)
Occupancy (%)	61.9%	57.5%	59.4%	57.0%	57.0%
ADR	$84.46	$88.88	$87.84	$86.30	$86.30
RevPAR	$52.26	$51.11	$52.19	$49.19	$49.19

Rooms Revenue	$27,735,175	$27,122,022	$27,771,621	$26,106,165	$26,106,165	$17,955
Food and Beverage Revenue	2,758,000	2,691,316	2,521,732	2,472,814	2,472,814	$1,701
Other Departmental Revenue	2,418,348	1,049,907	1,431,572	2,715,115	2,715,115	$1,867
Effective Gross Income	$32,911,523	$30,863,245	$31,724,926	$31,294,095	$31,294,095	$21,523

Rooms Expense	$5,138,270	$5,071,027	$5,679,232	$5,451,327	$5,451,327	$3,749
Food and Beverage Expense	578,303	1,302,542	1,621,028	1,519,281	1,519,281	$1,045
Total Departmental Expenses	$5,716,573	$6,373,570	$7,300,260	$6,970,609	$6,970,609	$4,794

Gross Operating Income	$27,194,951	$24,489,675	$24,424,666	$24,323,486	$24,323,486	$16,729

Real Estate Taxes	$1,157,146	$1,462,635	$1,317,166	$1,401,189	$1,402,710	$965
Insurance	1,220,576	945,311	1,097,508	1,168,466	1,172,499	$806
Management Fee	833,548	794,315	762,260	704,614	938,823	$646
Ground Lease	119,701	131,671	137,656	126,185	149,366	$103
Other Expenses	10,132,225	9,254,665	8,501,117	7,845,218	7,870,826	$5,413

Net Operating Income	$13,731,755	$11,901,078	$12,608,958	$13,077,815	$12,789,261	$8,796

FF&E	$0	$0	$0	$0	$1,251,764	$861
Net Cash Flow	$13,731,755	$11,901,078	$12,608,958	$13,077,815	$11,537,497	$7,935

NOI Debt Yield(4)	17.3%	15.0%	15.9%	16.5%	16.1%
NCF DSCR(4)	2.08x	1.81x	1.91x	1.99x	1.75x
(1)	The decrease between 2022 Net Operating Income and 2023 Net Operating Income is mainly attributable to ongoing PIP work that took rooms offline in 2023. Several of the HKB Portfolio Properties underwent overlapping PIPs that were concentrated in 2023. The subsequent rebound in revenue is driven by rooms and event spaces coming back online and stabilizing 2024 Net Operating Income and TTM Net Operating Income.
(2)	TTM is as of November 30, 2025.
(3)	U/W Per Room values are based on 1,454 rooms.
(4)	NCF DSCR and NOI Debt Yield are based on the HKB Portfolio Whole Loan.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
131

Structural and Collateral Term Sheet	BBCMS 2026-5C41
No. 12 – City Line Midwest Portfolio - Pool A
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$18,700,000	Title:	Fee
Cut-off Date Principal Balance:	$18,700,000	Property Type - Subtype:	Self Storage – Self Storage
% of IPB:	3.5%	Net Rentable Area (SF):	233,533
Loan Purpose:	Acquisition	Location(3):	Various, IL
Borrowers(1):	Various	Year Built / Renovated(3):	Various / Various
Borrower Sponsors(2):	Lawrence Charles Kaplan, George Thacker, Peter J. Veltri and Richard Schontz	Occupancy:	87.8%
Interest Rate:	6.45100%	Occupancy Date:	12/31/2025
Note Date:	3/25/2026	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	4/6/2031	3rd Most Recent NOI (As of):	$1,815,652 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,830,977 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$1,764,257 (12/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	85.9%
Amortization Type:	Interest Only	UW Revenues:	$2,804,400
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$1,077,017
Lockbox / Cash Management:	Springing	UW NOI:	$1,727,383
Additional Debt:	No	UW NCF:	$1,704,030
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$26,950,000 / $115
Additional Debt Type:	N/A	Appraisal Date:	2/10/2026

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$80
Taxes:	$94,362	$27,524	N/A	Maturity Date Loan / SF:	$80
Insurance(5):	$0	Springing	N/A	Cut-off Date LTV:	69.4%
Replacement Reserves(6):	$720,725	Springing	N/A	Maturity Date LTV:	69.4%
Immediate Repair Reserve:	$33,666	$0	N/A	UW NCF DSCR:	1.39x
				UW NOI Debt Yield:	9.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$18,700,000	69.5%	Purchase Price	$25,878,543	96.2%
Sponsor Equity	8,198,266	30.5	Upfront Reserves	848,753	3.2
			Closing Costs	170,970	0.6
Total Sources	$26,898,266	100.0%	Total Uses	$26,898,266	100.0%
(1)	The borrowers are American WPC Storage (Multi) II, LLC, American WPC Storage (Multi) III, LLC, SW Chicago Storage 18 (IL) I, LLC and Cherry Valley Storage 17 (IL) I, LLC.
(2)	The borrower sponsors for the City Line Midwest Portfolio - Pool A Mortgage Loan (as defined below) are the same borrower sponsors for the following loans in the BBCMS 2026-5C41 pool: City Line Midwest Portfolio - Pool B, City Line Midwest Portfolio - Pool C, City Line Midwest Portfolio - Pool D, City Line Midwest Portfolio - Pool E and City Line Midwest Portfolio - Pool F.
(3)	See “The Properties” below.
(4)	4th Most Recent NOI is not available due to the borrowers not being provided financials in connection with the acquisition of the City Line Midwest Portfolio - Pool A Properties (as defined below).
(5)	So long as a blanket policy is not in effect, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that would be sufficient to pay the insurance premiums.
(6)	The borrowers are required to deposit $1,946.11 monthly if the initial Replacement Reserve account is equal to less than $72,072.50, which represents 10% of the initial deposit at loan origination.

The Loan. The City Line Midwest Portfolio - Pool A mortgage loan (the “City Line Midwest Portfolio - Pool A Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $18,700,000 and is secured by the borrowers’ fee interests in three self storage properties located in Illinois (the “City Line Midwest Portfolio - Pool A Properties”). The City Line Midwest Portfolio - Pool A Mortgage Loan has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 6.45100% per annum on an Actual/360 basis.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
132

Structural and Collateral Term Sheet	BBCMS 2026-5C41
No. 12 – City Line Midwest Portfolio - Pool A

The Properties. The City Line Midwest Portfolio - Pool A Properties are comprised of three self storage properties located in Rockford, Illinois and Chicago, Illinois. The portfolio totals 1,649 storage units (233,533 SF) that are currently 87.8% occupied as of December 31, 2025. The unit mix across the portfolio consists of 27.8% climate-controlled units, 70.5% non-climate controlled units, and 1.7% RV/parking units.

The following table presents certain information relating to the City Line Midwest Portfolio - Pool A Properties:

Portfolio Summary
Property Name	Location	Allocated Loan Amount (“ALA”)	% of ALA	Occupancy(1)(2)	Year Built / Renovated	Net Rentable Area (SF)(1)(3)	Units(1)	Loan/Unit	Appraised Value	% of UW NOI
CubeSmart Rockford - American & Stenstrom Road	Rockford, IL	$7,525,000	40.2%	90.0%	1975 / NAP	100,613	658	$11,436	$10,850,000	41.1%
CubeSmart Rockford - Vandiver Road	Rockford, IL	$6,625,000	35.4%	88.7%	1980 / 1993	91,589	507	$13,067	$9,400,000	36.7%
Extra Space Chicago - Western Ave	Chicago, IL	$4,550,000	24.3%	80.3%	1950 / 1993	41,331	484	$9,401	$6,700,000	22.2%
Total	Various	$18,700,000	100.0%	87.8%		233,533	1,649	$11,340	$26,950,000	100.0%
(1)	Occupancy, Net Rentable Area (SF) and Units are based on the underwritten rent rolls dated as of December 31, 2025.
(2)	Occupancy is calculated based on Net Rentable Area.
(3)	Net Rentable Area (SF) includes 28,543 of management and vacant SF.

The following table presents detailed information with respect to the unit mix of the City Line Midwest Portfolio - Pool A Properties:

Unit Mix(1)
Unit Type	Square Feet	% of Total Square Feet	Annual UW Rent	Annual UW Rent / Unit	Units	% of Total Units
Climate	33,630	14.4%	$775,219	$1,689	459	27.8%
Non-Climate	199,903	85.6	$2,272,606	$1,956	1,162	70.5
Parking	0	0.0	$20,784	$742	28	1.7
Total / Wtd. Avg.	233,533	100.0%	$3,068,610	$1,861	1,649	100.0%
(1)	Based on the underwritten rent rolls dated as of December 31, 2025.

Environmental. According to the Phase I environmental assessments dated January 27, 2026 and January 28, 2026, there was no evidence of any recognized environmental conditions at the City Line Midwest Portfolio - Pool A Properties.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
133

Structural and Collateral Term Sheet	BBCMS 2026-5C41
No. 12 – City Line Midwest Portfolio - Pool A
Historical and Current Occupancy(1)
2023	2024	Current(2)
87.6%	93.6%	87.8%
(1)	Historical Occupancy is the annual average occupancy of each respective year and based on net rentable area.
(2)	Current Occupancy is based on the underwritten rent rolls dated as of December 31, 2025.

The following table presents certain information relating to the operating history and underwritten cash flows at the City Line Midwest Portfolio – Pool A Properties:

Operating History and Underwritten Net Cash Flow
	2023	2024	2025	Underwritten	Per Square Foot	%(1)
Gross Potential Rent	$2,582,184	$2,648,869	$2,647,075	$3,070,990	$1,862.33	100.0%
Other Income(2)	181,647	199,570	193,449	193,449	$117.31	6.3%
(Vacancy / Credit Loss)	0	0	0	(460,039)	($278.98)	(15.0%)
Effective Gross Income	$2,763,831	$2,848,439	$2,840,525	$2,804,400	$1,700.67	91.3%
Management Fee	91,504	94,567	94,039	92,723	$56.23	3.3%
Payroll	224,443	246,121	257,641	257,770	$156.32	9.2%
Utilities	70,809	73,063	73,244	70,057	$42.48	2.5%
Repairs and Maintenance	64,807	64,338	64,826	57,327	$34.76	2.0%
General and Administrative	107,184	111,404	125,366	98,803	$59.92	3.5%
Marketing	76,891	79,313	90,297	85,682	$51.96	3.1%
Real Estate Taxes	287,409	284,872	320,664	358,639	$217.49	12.8%
Insurance	25,132	63,784	50,189	56,017	$33.97	2.0%
Total Expenses	$948,179	$1,017,462	$1,076,267	$1,077,017	$653.13	38.4%
Net Operating Income	$1,815,652	$1,830,977	$1,764,257	$1,727,383	$1,047.53	61.6%
Total Capex / RR	0	0	0	23,353	$14.16	0.8%
Net Cash Flow	$1,815,652	$1,830,977	$1,764,257	$1,704,030	$1,033.37	60.8%
(1)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Other Income consists of fee income, tenant insurance commissions, and retail sales and is underwritten based on the TTM figures as of December 31, 2025.

The Markets. The City Line Midwest Portfolio - Pool A Properties are located in Illinois. The CubeSmart Rockford - Vandiver Road property and the CubeSmart Rockford - American & Stenstrom Road property are located in Rockford, Illinois, which is approximately 90 miles northwest of Chicago. The Extra Space Chicago - Western Ave property is located in Chicago, Illinois.

The following table presents Self Storage supply information within a 3-mile radius for the City Line Midwest Portfolio - Pool A Properties:

Submarket Summary(1)
Property Name	City, State	Total Units	Total SF Available	Avg. Unit Size (SF)	Avg. Year Built	Avg. Occupancy	Total SF Occupied
CubeSmart Rockford - Vandiver Road	Rockford, IL	3,544	463,779	131	2000	88.4%	410,191
CubeSmart Rockford - American & Stenstrom Road	Rockford, IL	4,038	496,457	123	1995	89.2%	442,824
Extra Space Chicago - Western Ave	Chicago, IL	5,254	617,892	118	2000	90.0%	555,941
(1)	Source: Appraisals.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
134

Structural and Collateral Term Sheet	BBCMS 2026-5C41
No. 13 – 535 & 545 5th Avenue
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$15,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$14,983,871	Property Type – Subtype:	Mixed Use – Retail / Office
% of IPB:	2.8%	Net Rentable Area (SF):	507,207
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	535-545 Fee LLC	Year Built / Renovated:	1897-1927 / 2017
Borrower Sponsor:	Joseph Moinian	Occupancy:	88.8%
Interest Rate:	7.06000%	Occupancy Date:	11/18/2025
Note Date:	1/9/2026	4th Most Recent NOI (As of):	$22,509,933 (12/31/2022)
Maturity Date:	1/9/2031	3rd Most Recent NOI (As of):	$23,594,550 (12/31/2023)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$26,957,312 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$28,391,172 (TTM 10/31/2025)
Original Amortization Term(2):	3,720 months	UW Economic Occupancy:	91.4%
Amortization Type:	Amortizing Balloon	UW Revenues:	$46,570,727
Call Protection(3):	L(23),YM1(5),DorYM1(28),O(4)	UW Expenses:	$16,373,927
Lockbox / Cash Management:	Hard / In-Place	UW NOI:	$30,196,800
Additional Debt(1):	Yes	UW NCF:	$30,095,359
Additional Debt Balance(1):	$294,682,796	Appraised Value / Per SF:	$490,000,000 / $966
Additional Debt Type(1):	Pari Passu	Appraisal Date:	11/21/2025

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap		Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$611
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF(2):	$601
Required Repairs Reserve:	$100,750	$0	N/A	Cut-off Date LTV:	63.2%
Replacement Reserve:	$0	$8,453	N/A	Maturity Date LTV(2):	62.2%
Rollover Reserve(4):	$52,000	$0	N/A	UW NCF DSCR(2):	1.30x
Rent Concession Reserve:	$2,515,028	$0	N/A	UW NOI Debt Yield:	9.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$310,000,000	96.9%	Loan Payoff(5)(6)	$314,826,919	98.4%
Equity Contribution	9,981,186	3.1	Upfront Reserves	2,667,778	0.8
			Closing Costs	2,486,489	0.8
Total Sources	$319,981,186	100.0%	Total Uses	$319,981,186	100.0%
(1)	The 535 & 545 5th Avenue Mortgage Loan (as defined below) is part of the 535 & 545 5th Avenue Whole Loan (as defined below), which is comprised of 13 pari passu promissory notes with an aggregate original balance of $310,000,000. The 535 & 545 5th Avenue Whole Loan was originated by DBR Investments Co. Limited (“DBRI”) and Societe Generale Financial Corporation (“SGFC”). For additional information, see “The Loan” below. The information presented under “Financial Information” above is calculated based on the 535 & 545 5th Avenue Whole Loan.
(2)	The 535 & 545 5th Avenue Whole Loan’s monthly debt service payments are equal to a monthly payment of (i) the interest accrued on the outstanding principal balance accrued at the “Interest Rate %” during the interest period immediately preceding such monthly payment date plus (ii) a principal pay-down of $83,333.33. Based on the principal pay-down, the borrower pays the outstanding principal balance of the 535 & 545 5th Avenue Whole Loan by $999,999.96 on an annual basis, therefore, the “Original Amortization Term” reflects an amortizing period of approximately 3,720 months.
(3)	On or after January 9, 2028, the borrower will have the right to voluntary prepay the 535 & 545 5th Avenue Whole Loan, in whole, but not in part, with the greater of a yield maintenance premium or 1% of the outstanding principal balance of the Whole Loan, with no prepayment fee being due on and after the October 9, 2030 payment date. In addition, Defeasance of the 535 & 545 5th Avenue Whole Loan in full (but not in part) is permitted at any time after the earlier of (i) January 9, 2029 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed defeasance lockout period of 28 payments is based on the expected BBCMS 2026-5C41 securitization trust closing date in May 2026. The actual defeasance lockout period may be longer.
(4)	The 535 & 545 5th Avenue Whole Loan is structured with a day one cash flow sweep which is required to continue until $12.0 million of available cash has been swept into the Rollover Reserve. The $12.0 million is to be used for accretive tenant improvements and leasing commissions (“TI/LCs”) only. On a PSF basis, that represents $81 PSF on all rolling space through the loan term and $46 PSF through the end of 2031.
(5)	The prior securitized mortgage loan secured by the 535 & 545 5th Avenue Property (as defined below) in the original amount of $310,000,000 at a non-default interest rate of 3.86000% matured on March 6, 2025, and was transferred to special servicing on March 20, 2025, due to maturity default. The trustee of the lead securitization filed a foreclosure action against the borrower and the 535 & 545 5th Avenue Property on July 9, 2025, which has been discontinued in connection with the 535 & 545 5th Avenue Whole Loan origination.
(6)	The Loan Payoff is inclusive of approximately $7.13 million in default and liquidation fees, which represents the net owed fees when accounting for the offset of a cash reserve from the prior loan which swept cash flow since maturity default. The Loan Payoff amount includes a waiver of $500,000 in default interest.
THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
135

Structural and Collateral Term Sheet	BBCMS 2026-5C41
No. 13 – 535 & 545 5th Avenue

The Loan. The 535 & 545 5th Avenue mortgage loan (the “535 & 545 5th Avenue Mortgage Loan”) is part of a whole loan (the “535 & 545 5th Avenue Whole Loan”) evidenced by 13 pari passu notes that is secured by the borrower’s fee interest in a 507,207 square foot mixed-use property in New York, New York (the “535 & 545 5th Avenue Property”).

The 535 & 545 5th Avenue Mortgage Loan, which is evidenced by the non-controlling Note A-9 (being contributed by SGFC) has an outstanding principal balance as of the Cut-off Date of $14,983,870.97. The 535 & 545 5th Avenue Whole Loan has an aggregate outstanding principal balance as of the Cut-off Date of $309,666,666.68. The 535 & 545 5th Avenue Whole Loan is amortizing at a rate of $83,333.33 per month for an estimated amortizing term of 3,720 months and accrues interest on an Actual/360 basis.

The relationship between the holders of the 535 & 545 5th Avenue Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool —The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The 535 & 545 5th Avenue Whole Loan will be serviced under the pooling and servicing agreement for the Benchmark 2026-V20 securitization trust. See “Pooling and Servicing Agreement-Servicing of the Servicing Shift Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the 535 & 545 5th Avenue Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$75,000,000	$74,919,355	BMARK 2026-V20	Yes
A-2(1)	$50,000,000	$49,946,237	DBRI	No
A-3	$26,000,000	$25,972,043	BBCMS 2026-5C40	No
A-4	$15,000,000	$14,983,871	BMARK 2026-V21	No
A-5	$15,000,000	$14,983,871	BMARK 2026-V21	No
A-6	$10,000,000	$9,989,247	BMO 2026-5C14	No
A-7(1)	$9,000,000	$8,990,323	DBRI	No
A-8(1)	$50,000,000	$49,946,237	SGFC	No
A-9	$15,000,000	$14,983,871	BBCMS 2026-5C41	No
A-10(1)	$20,000,000	$19,978,496	SGFC	No
A-11	$14,000,000	$13,984,946	BBCMS 2026-5C40	No
A-12-1(1)	$6,000,000	$5,993,548	SGFC	No
A-12-2	$5,000,000	$4,994,624	BMO 2026-5C14	No
Whole Loan	$310,000,000	$309,666,667
(1)	Expected to be contributed to one or more future securitization trust(s).

The Property. The 535 & 545 5th Avenue Property consists of two mixed use office/retail buildings (the “535 5th Avenue Property”, and the “545 5th Avenue Property”) totaling 507,207 square feet located on 5th Avenue between 44th and 45th Street in Midtown Manhattan. Both buildings offer ground floor, Class A 5th Avenue retail. The 535 & 545 5th Avenue Property is situated between Times Square and Grand Central station, which draws in foot traffic for the retail portion from Times Square visitors and commuters through Grand Central. The total office portion of the 535 & 545 5th Avenue Property equals 418,403 square feet (82.5% of NRA) and accounts for 53.2% of the underwritten base rent. The total retail portion at the 535 & 545 5th Avenue Property equals 88,804 square feet (17.5% of NRA) and accounts for 46.8% of the underwritten base rent. The 535 5th Avenue Property is a 36-story mixed use office/retail building built in 1927 and consists of 327,042 square feet (64.5% of NRA and 58.5% of underwritten base rent) including 277,408 square feet of office and storage space, and 49,634 square feet of retail space. The 545 5th Avenue Property is a 13-story building built in 1897 and consists of 180,165 square feet (35.5% of NRA and 41.5% of underwritten base rent) including 140,995 square feet of office spaces and 39,170 square feet of retail space.

The borrower sponsor acquired the 535 & 545 5th Avenue Property in 2006 and began a comprehensive renovation to modernize the 535 & 545 5th Avenue Property and has continued to commit capital to improve the 535 & 545 5th Avenue Property. Most recently, between December 2019 and December 2024, the 535 & 545 5th Avenue Property underwent

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
136

Structural and Collateral Term Sheet	BBCMS 2026-5C41
No. 13 – 535 & 545 5th Avenue

significant capital investments totaling $33.4 million ($66 PSF). During this renovation, the borrower sponsor invested approximately $7.9 million into building improvements and $25.5 million into tenant improvements, including $11.0 million in improvements in the ground floor retail alone. The 535 & 545 5th Avenue Property was comprehensively renovated and modernized to meet the standards of Class-A office assets located in New York City. Recent improvements include storefront replacements, a full sidewalk replacement, lighting upgrades to LED standards, Local Law 11 upgrades, and 301,000 SF of tenant buildouts.

As of November 18, 2025, the 535 & 545 5th Avenue Property was 88.8% occupied. The 535 & 545 5th Avenue Property features a weighted average lease term remaining of 5.7 years, with top tenants (71.8% of underwritten base rent) presenting a weighted average lease term remaining of 6.5 years. The top tenants include The NBA Store (as defined below) (20.0% of UW base rent; 5.0% NRA), Best Buy (as defined below); (19.5% of underwritten base rent; 7.3% of NRA), Empire Offices (as defined below) (6.8% of UW base rent; 9.6% NRA), Laboratory Institute of Merchandising, Inc. (4.7% of underwritten base rent; 5.9% of NRA), SPSLC, LLC (Shafer Surgical) (3.9% of underwritten base rent; 4.9% of NRA), and Gardiner & Theobald, Inc. (3.9% of underwritten base rent; 5.9% of NRA). The ground floor retail is occupied by the NBA Store, Lids, Paris Saint-Germain (PSG), Läderach, and Best Buy. The office tenancy consists of mostly non-traditional office users including tenants in the jewelry, medical and education sectors. No office tenant, including those in non-traditional office sectors, makes up more than 6.8% of underwritten base rent, individually. 29.0% of tenants roll within the loan term. The 535 & 545 5th Avenue Whole Loan is structured with a day one cash flow sweep which is required to continue until the future leasing reserve totals $12.0 million. The $12.0 million is to be used for accretive TILCs only. On a PSF basis, that represents $81 PSF on all rolling space through the loan term and $46 PSF through the end of 2031.

The following table presents certain information relating to the space types that comprise the 535 & 545 5th Avenue Property:

Property Summary(1)
Space Type	Total SF	% Total SF	Occupancy	UW Base Rent	% of UW Base Rent	UW Base Rent PSF(2)
Office(3)	418,403	82.5%	86.5%	$22,497,527	53.2%	$62.20
Retail	88,804	17.5%	100.0%	$19,780,183	46.8%	$222.74
Total / Wtd. Avg.	507,207	100.0%	88.8%	$42,277,710	100.0%	$93.84
(1)	Based on the underwritten rent roll dated November 18, 2025.
(2)	UW Base Rent PSF excludes vacant space and vacant underwritten base rent.
(3)	Office tenants include 58,137 square feet of jeweler tenants, 60,525 square feet of medical tenants, and 31,898 square feet of education tenants.

Major Tenants. The largest tenants by underwritten base rent at the 535 & 545 5th Avenue Property are NBA Media Ventures, LLC (“The NBA Store”), Best Buy Stores, L.P. (“Best Buy”) and Empire Offices 535 Fifth Holdings LLC (“Empire Offices”).

The NBA Store (25,562 square feet; 5.0% of Total NRA; 20.0% of underwritten base rent): The NBA Store was opened in 1998 at 666 5th Avenue. The NBA Store relocated to the 535 & 545 5th Avenue Property, which is its only store in New York City, in December of 2014. The NBA Store offers a variety of official merchandise and apparel. Among its many products, the store sells current NBA & WNBA jerseys, replica jerseys of retired players, footwear, collectibles, photography, and other gifts. The store represents all 30 NBA teams along with exclusive products for star players including LeBron James and Kevin Durant. The NBA Store has also entered into a partnership agreement with Fanatics. Fanatics operates The NBA Store and Hat World Inc. (Official Paris St. Germain Store) at the 535 & 545 5th Avenue Property alongside the leagues online stores, establishing synergy at the 535 & 545 5th Avenue storefronts.

The NBA Store has the one-time right to terminate its lease effective as of December 18, 2030 upon not less than 12 months' prior written notice to the landlord and payment of a termination fee in the amount of $1,142,945 at the time tenant delivers the termination notice. Given it is also a Sweep Lease (as defined below), in the event of a termination by The NBA Store, a lease sweep would commence on the first monthly payment date under the 535 & 545 5th Avenue Whole Loan documents following the earlier to occur of (a) the receipt of notice that the tenant has exercised its termination option and (b) the monthly payment date occurring in November 2029.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 13 – 535 & 545 5th Avenue

Best Buy (36,787 square feet; 7.3% of Total NRA; 19.5% of underwritten base rent): Best Buy (NYSE: BBY) (Moody’s: A3 / S&P: BBB+) Best Buy is a multinational consumer electronics retailer that sells products and services in the United States and internationally. Best Buy offers an assortment of the latest, name-brand technology, and its service teams help with designs, consultations, delivery, installation, tech support and repair. Additionally, Best Buy is an authorized Apple dealer. The Best Buy store moved to the 535 & 545 5th Avenue Property just prior to the COVID-19 pandemic, increasing its footprint from approximately 25,000 SF at the building across the street to nearly 37,000 SF at the 535 5th Avenue Property through 2031. It is one of only four Best Buy locations in Manhattan. Best Buy has no termination options. Best Buy has two, five-year extension options upon providing the borrower with a notice prior to April 1, 2030.

Empire Offices (48,758 square feet; 9.6% of Total NRA; 6.8% of underwritten base rent): Empire Offices is a coworking space operated by Helix Workspace. Helix Workspace provides flexible workspace solutions across New York. The offices are furnished with Steelcase desks and Herman Miller Aeron Chairs. Empire Offices features a TouchDown Space, a Strategy Room, a large Board Room, as well as day offices. Communal areas include a lounge area with full kitchen facilities, soft seating and are equipped with an LED TV.

Empire Offices currently occupies approximately 19,100 square feet and has signed a lease for approximately 30,000 SF of additional space at the 535 & 545 5th Avenue Property in December 2025, which it is currently in the process of building out. The tenant plans to combine the two suites. We cannot assure you that Empire Offices will take possession of this additional space. Empire Offices does not have renewal or termination options.

The following table presents certain information relating to the historical occupancy of the 535 & 545 5th Avenue Property:

Historical and Current Occupancy(1)
2022(2)	2023	2024	Current(3)
65.0%	96.0%	95.0%	88.8%
(1)	Historical occupancies are as of December 31 of each respective year unless otherwise stated.
(2)	The 535 & 545 5th Avenue Property experienced low occupancy due to Covid-19. In 2022, the borrower was able to sign Hat World and Shafer Surgical, which has contributed to increased occupancy in the following years.
(3)	Current Occupancy is as of November 18, 2025.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C41
No. 13 – 535 & 545 5th Avenue

The following table presents certain information relating to the tenants at the 535 & 545 5th Avenue Property:

Tenant Summary(1)
Tenant	Tenant Type	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
The NBA Store(3)	Retail	NR/NR/NR	25,562	5.0%	$330.08	$8,437,500	20.0%	1/18/2036
Best Buy Stores, L.P.	Retail	A3/BBB+/NR	36,787	7.3	224.26	8,250,000	19.5%	3/31/2031
Empire Offices 535 Fifth Holdings LLC	Office	NR/NR/NR	48,758	9.6	58.71	2,862,465	6.8%	Various(4)
Laboratory Institute of Merchandising, Inc.(5)	Office	NR/NR/NR	30,160	5.9	65.21	1,966,759	4.7%	11/30/2031
Laderach Fifth Avenue LLC	Retail	NR/NR/NR	7,644	1.5	229.42	1,753,683	4.1%	2/28/2030
SPSLC, LLC (Shafer Surgical)	Office	NR/NR/NR	24,832	4.9	66.86	1,660,235	3.9%	10/31/2032
Gardiner & Theobald, Inc.	Office	NR/NR/NR	30,035	5.9	55.00	1,651,925	3.9%	2/23/2031
L.M. Cohen & Co. LLP Certified Public Accountants	Office	NR/NR/NR	20,159	4.0	68.60	1,382,872	3.3%	12/22/2028
Manhattan Endo, LLC	Office	NR/NR/NR	17,344	3.4	71.77	1,244,835	2.9%	3/31/2029
International Gemological Institute Inc.	Office	NR/NR/NR	20,183	4.0	57.07	1,151,864	2.7%	3/31/2039
Top 10 Tenants			261,464	51.5%	$116.12	$30,362,138	71.8%
Remaining Occupied			189,061	37.3	63.03	11,915,572	28.2%
Total Occupied			450,525	88.8%	$93.84	$42,277,710	100.0%
Vacant Space			56,682	11.2
Collateral Total			507,207	100.0%

(1)	Based on the underwritten rent roll dated November 18, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	The NBA Store may elect to terminate its lease at the 535 & 545 5th Avenue Property on December 18, 2030 upon no less than one year’s notice and payment of a termination fee of $1,142,945 to the borrower.
(4)	Empire Offices 535 5th Holdings LLC has multiple leases which expire on August 31, 2031 and June 30, 2036. Empire Offices is building out approximately 30,000 square feet of its space for which it recently signed a lease. We cannot assure you that Empire Offices will take possession of its additional space.
(5)	Laboratory Institute of Merchandising, Inc. has the right to terminate its lease effective May 31, 2029, provided that the landlord receives notice of termination no later than May 31, 2028.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 13 – 535 & 545 5th Avenue

The following table presents certain information relating to the tenant lease expirations at the 535 & 545 5th Avenue Property:

Lease Rollover Schedule(1)(2)(3)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	56,682	11.2%	NAP	NA	P	56,682	11.2%	NAP	NAP
2026 & MTM	11	38,060	7.5	$2,259,696	5.3%		94,742	18.7%	$2,259,696	5.3%
2027	4	12,855	2.5	$938,148	2.2		107,597	21.2%	$3,197,843	7.6%
2028	5	31,830	6.3	$2,099,586	5.0		139,427	27.5%	$5,297,429	12.5%
2029	7	49,836	9.8	$3,519,332	8.3		189,263	37.3%	$8,816,761	20.9%
2030	3	14,753	2.9	$2,242,087	5.3		204,016	40.2%	$11,058,848	26.2%
2031	4	116,078	22.9	$12,929,889	30.6		320,094	63.1%	$23,988,737	56.7%
2032	6	48,940	9.6	$2,820,077	6.7		369,034	72.8%	$26,808,814	63.4%
2033	1	3,269	0.6	$196,140	0.5		372,303	73.4%	$27,004,954	63.9%
2034	5	45,905	9.1	$3,127,272	7.4		418,208	82.5%	$30,132,226	71.3%
2035	0	0	0.0	$0	0.0		418,208	82.5%	$30,132,226	71.3%
2036	3	60,080	11.8	$10,530,120	24.9		478,288	94.3%	$40,662,346	96.2%
2037 & Thereafter	2	28,919	5.7	$1,615,364	3.8		507,207	100.0%	$42,277,710	100.0%
Total / Wtd. Avg.	51	507,207	100.0%	$42,277,710	100.0%		507,207	100.0%	$42,277,710	100.0%
(1)	Based on the underwritten rent roll dated November 18, 2025.
(2)	Lease Rollover Schedule is based on the lease expiration dates of all direct leases in place. Certain tenants have more than one lease.
(3)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

The following table presents certain information relating to the operating history and underwritten net cash flow of the 535 & 545 5th Avenue Property:

Operating History and Underwritten Net Cash Flow(1)
	2021	2022	2023	2024	TTM(2)	Underwritten	Per Square Foot	%(3)
Base Rent	$35,410,474	$36,483,584	$39,155,754	$40,831,173	$43,137,711	$42,277,710	$83.35	84.2%
Rent Steps	0	0	0	0	0	2,243,923	4.42	4.5
Vacancy Lease-Up	0	0	0	0	0	3,632,914	7.16	7.2
Total Base Rent	$35,410,474	$36,483,584	$39,155,754	$40,831,173	$43,137,711	$48,154,547	$94.94	95.9%
Total Reimbursements	1,873,752	1,743,738	2,817,823	2,437,444	1,358,522	1,358,522	2.68	2.7
Other Income(4)	769,413	778,233	1,533,729	2,599,339	690,573	690,573	1.36	1.4
Gross Potential Rent	$38,053,639	$39,005,554	$43,507,306	$45,867,955	$45,186,806	$50,203,641	$98.98	100.0%
(Vacancy/Credit Loss/Abatements)	0	(1,582,153)	(3,141,786)	(1,760,384)	0	(3,632,914)	(7.16)	(7.2)
Effective Gross Income	$38,053,639	$37,423,401	$40,365,521	$44,107,572	$45,186,806	$46,570,727	$91.82	92.8%
Total Expenses(5)	13,988,520	14,913,468	16,770,970	17,150,259	16,795,633	16,373,927	32.28	35.2
Net Operating Income	$24,065,119	$22,509,933	$23,594,550	$26,957,312	$28,391,172	$30,196,800	$59.54	64.8%
Capital Expenditures	0	9,178	0	0	0	101,441	0.20	0.2
TI/LC	0	0	0	0	0	0	0.00	0.0
Net Cash Flow	$24,065,119	$22,500,755	$23,594,550	$26,957,312	$28,391,172	$30,095,359	$59.34	64.6%
(1)	Based on the underwritten rent roll dated November 18, 2025, with contractual rent steps through December 2026.
(2)	TTM represents the trailing 12-month period ending October 31, 2025.
(3)	% column represents percent of Gross Potential Rent for revenue lines and percent of Effective Gross Income for all remaining fields.
(4)	Other Income is based on the borrower’s 2024 budget and is comprised of percentage rent, parking, direct billing, administrative fees, roof and telecom, late fees and deposit fees bad debt, and miscellaneous income.
(5)	Total Expenses includes management fees, real estate taxes, insurance, common area maintenance, repairs and maintenance, utilities, payroll, general and administrative, security, elevators and escalators, parking expenses, marketing and direct bill expenses.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 13 – 535 & 545 5th Avenue

Environmental. According to the Phase I environmental assessment dated April 24, 2025, there was no evidence of any recognized environmental conditions at the 535 & 545 5th Avenue Property.

The Market. The 535 & 545 5th Avenue Property is located in New York, New York within the Grand Central Office submarket of Midtown Manhattan and the 5th Avenue retail submarket. The Grand Central Office submarket is the largest and oldest submarket in Manhattan. According to the appraisal, the submarket has an existing inventory of 47.2 million square feet with asking rents of $71.20 per square foot, a $3.53 PSF increase over the prior year. Additionally, availability ended the third quarter of 2025 at 12.9%, the lowest availability in five years. The Grand Central Office submarket’s proximity to major forms of public transportation (Grand Central Terminal, Port Authority Bus Terminal and Penn Station) as well as accessibility to multiple subway lines has allowed the submarket to remain strong with relatively limited spikes in availability and vacancy rates in comparison to the remainder of Manhattan.

According to the appraisal, the 535 & 545 5th Avenue Property is also located in the 5th Avenue Retail submarket. Over the last 12 months, there has been investment activity from luxury brands decreasing availability particularly along the Upper 5th Avenue corridor. Retailers such as Uniqlo, Prada, Kering, Tiffany, Louis Vuitton, Apple, Harry Winston and Gucci have reestablished long-term flagship locations along the corridor. The average asking rent on Lower 5th Avenue where the 535 & 545 5th Avenue Property is located is $650 per square foot. According to the appraisal, there are 111 storefronts as of the third quarter of 2025 with an availability rate of 13.0%, down 2.3% from the prior year.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
141

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No. 13 – 535 & 545 5th Avenue

The following table presents certain information relating to comparable retail leases for the 535 & 545 5th Avenue Property:

Comparable Retail Rental Summary(1)
Property / Location	Tenant Size (SF)	Tenant Name	Base Rent PSF(2)	Commencement	Lease Term (Months)
535 & 545 5th Avenue	25,562(3)	The NBA Store	$330.08(3)	Q4 2014(3)	253(3)
New York, NY
785 5th Avenue	12,215	Audemars Piguet	$498.66	Q2 2025	144
New York, NY
640 5th Avenue	1,624	This Bowl	$221.67	Q1 2025	120
New York, NY
500 5th Avenue	1,580	Calzedonia	$560.90	Q1 2025	122
New York, NY
511 5th Avenue	27,459	The North Face	$454.67	Q3 2024	120
New York, NY
597 5th Avenue	12,865	Club Monaco	$415.52	Q2 2024	120
New York, NY
510 5th Avenue	19,323	GU	$636.34	Q2 2024	120
New York, NY
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Showing ground floor rent per square foot.
(3)	Based on the underwritten rent roll dated November 18, 2025.

The following table presents certain information relating to comparable office leases for the 535 & 545 5th Avenue Property:

Comparable Office Rental Summary(1)
Property Address/Location	Tenant Size (SF)	Tenant Name	Base Rent PSF	Commencement	Lease Term (Months)
535 & 545 5th Avenue	29,662(2)(3)	Empire Offices	$60.73(2)	Dec-25(2)	127(2)
New York, NY
666 Third Avenue	9,907	Graintree Lending	$72.00	Nov-25	60
New York, NY
60 East 42nd Street	16,402	Haver Analytics, Inc.	$80.00	Sep-25	136.7
New York, NY
360 Lexington Avenue	15,214	Citymeals-on-Wheels	$60.00	Aug-25	192
New York, NY
360 Madison Avenue	35,142	EOS Products	$65.00	July-25	133
New York, NY
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated November 18, 2025.
(3)	Empire Offices already occupied 19,096 SF at the 535 & 545 5th Avenue Property since September 1, 2011.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C41
No. 14 – Georgia MHC Pool 3
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$14,000,000	Title:	Fee
Cut-off Date Principal Balance:	$14,000,000	Property Type – Subtype:	Manufactured Housing
% of IPB:	2.6%	Net Rentable Area (Pads):	396
Loan Purpose:	Refinance	Location(3):	Various, GA
Borrowers(1):	Various	Year Built / Renovated(3):	Various / NAP
Borrower Sponsors(2):	Various	Occupancy:	98.7%
Interest Rate:	6.63000%	Occupancy Date:	3/2/2026
Note Date:	3/3/2026	4th Most Recent NOI (As of)(4):	$507,325 (12/31/2022)
Maturity Date:	3/6/2031	3rd Most Recent NOI (As of)(4):	$746,537 (12/31/2023)
Interest-Only Period:	60 months	2nd Most Recent NOI (As of)(4):	$1,233,676 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(4):	$1,588,282 (12/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	94.6%
Amortization Type:	Interest Only	UW Revenues:	$2,231,902
Call Protection:	L(26),D(30),O(4)	UW Expenses:	$731,805
Lockbox / Cash Management:	Springing	UW NOI:	$1,500,097
Additional Debt:	No	UW NCF:	$1,480,297
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$24,700,000 / $62,374
Additional Debt Type:	N/A	Appraisal Date(5):	Various

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$35,354
Taxes:	$17,531	$4,412	N/A	Maturity Date Loan / Unit:	$35,354
Insurance:	$6,319	$6,319	N/A	Cut-off Date LTV:	56.7%
Replacement Reserves:	$0	$1,650	N/A	Maturity Date LTV:	56.7%
Deferred Maintenance:	$1,061,576	$0	N/A	UW NCF DSCR:	1.57x
				UW NOI Debt Yield:	10.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$14,000,000	100.0%	Loan Payoff	$9,175,159	65.5%
			Return of Equity	3,175,481	22.7
			Upfront Reserves	1,085,425	7.8
			Closing Costs	563,935	4.0
Total Sources	$14,000,000	100.0%	Total Uses	$14,000,000	100.0%
(1)	The borrowers under the Georgia MHC Pool 3 Mortgage Loan are Orchard Hill MHP LLC, 315 Sanders Street, LLC, 55 Rose Hill Drive LLC, Northwood Estates MHP LLC and Ashworth Glen MHP, LLC.
(2)	The borrower sponsors under the Georgia MHC Pool 3 Mortgage Loan are Richard Jordan Blackshear and Michael Robert Watson, II.
(3)	See “The Properties” below for more information.
(4)	Historical NOI reflects partial financial information for certain of the Georgia MHC Pool 3 Properties (as defined below) given that three mortgaged properties were acquired in 2020, one mortgaged property was acquired in 2022, two mortgaged properties were acquired in 2023 and two mortgaged properties were acquired in 2024.
(5)	Appraisal Dates range from December 29, 2025 to January 2, 2026.

The Loan. The Georgia MHC Pool 3 mortgage loan (the “Georgia MHC Pool 3 Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $14,000,000 and is secured by a first mortgage lien on the borrowers’ fee interest in eight manufactured housing properties, totaling 396 pads, located in Georgia (the “Georgia MHC Pool 3 Properties”). The Georgia MHC Pool 3 Mortgage Loan was originated on March 3, 2026 by SMC. The Georgia MHC Pool 3 Mortgage Loan has a five-year, interest-only term accruing interest at a fixed rate of 6.63000% per annum on an Actual/360 basis. The scheduled maturity date of the Georgia MHC Pool 3 Mortgage Loan is March 6, 2031.

The Properties. The Georgia MHC Pool 3 Properties are comprised of eight manufactured housing properties built between 1953 and 1980.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C41
No. 14 – Georgia MHC Pool 3

The following table presents certain information relating to the Georgia MHC Pool 3 Properties:

Portfolio Summary
Property Name	City, State	Year Built / Renovated(1)	Units(2)	Occupancy %(2)	Allocated Cut-off Date Loan Amount (“ALA”)(3)	% of ALA	Appraised Value(1)	% of Appraised Value	UW NOI	% of UW NOI
Cedar Village MHC	Hephzibah, GA	1970 / NAP	81	100.0%	$2,494,703	17.8%	$4,800,000	19.4%	$273,674	18.2%
Ashworth Glen MHC	Commerce, GA	1971 / NAP	55	100.0%	2,017,500	14.4	3,700,000	15.0	210,869	14.1
Northwoods MHC	Barnesville, GA	1980 / NAP	51	100.0%	1,950,299	13.9	3,100,000	12.6	205,290	13.7
Town & Country MHC	Thomaston, GA	1965 / NAP	46	97.8%	1,781,401	12.7	3,300,000	13.4	188,343	12.6
McDonalds MHC	Thomaston, GA	1966 / NAP	46	100.0%	1,717,651	12.3	2,800,000	11.3	182,066	12.1
Willow Lake MHC	Byron, GA	1953 / NAP	48	91.7%	1,668,776	11.9	2,800,000	11.3	173,875	11.6
Jones Court MHP	Orchard Hill, GA	1970 / NAP	34	100.0%	1,204,348	8.6	2,000,000	8.1	134,552	9.0
Pine Mountain MHP	Pine Mountain, GA	1966 / NAP	35	100.0%	1,165,322	8.3	2,200,000	8.9	131,428	8.8
Total/Wtd. Avg.			396	98.7%	$14,000,000	100.0%	$24,700,000	100.0%	$1,500,097	100.0%
(1)	Source: Appraisals.
(2)	As provided by the borrowers as of March 2, 2026.
(3)	There are no mortgaged property releases permitted under the Georgia MHC Pool 3 Mortgage Loan documents.

Cedar Village MHC. The Cedar Village MHC property is an 81-pad manufactured housing property built in 1970 on 10.01 acres and located in Hephzibah, Georgia. The Cedar Village MHC property was 100.0% occupied as of March 2, 2026. The unit mix consists of 41 tenant-owned homes, 39 park-owned homes and one single family home. The Cedar Village MHC property is connected to public water and uses a septic sewer system. The borrower sponsors purchased the Cedar Village MHC property in May 2024 for $2.5 million and have spent $472,000 in capital expenditures.

Ashworth Glen MHC. The Ashworth Glen MHC property is a 55-pad manufactured housing property built in 1971 on 19.50 acres and located in Commerce, Georgia. The Ashworth Glen MHC property was 100.0% occupied as of March 2, 2026. The unit mix consists of 55 single-wide tenant-owned homes. The Ashworth Glen MHC property is connected to public water and sewer systems. The borrower sponsors purchased the Ashworth Glen MHC property in November 2023 for $1.7 million and have spent approximately $382,000 in capital expenditures.

Northwoods MHC. The Northwoods MHC property is a 51-pad manufactured housing property built in 1980 on 25.00 acres and located in Barnesville, Georgia. The Northwoods MHC property has 50 tenant-owned homes and one park-owned home, of which 95% are single-wide and 5% are double-wide. The Northwoods MHC property was 100.0% occupied as of March 2, 2026. The Northwoods MHC property is connected to public water and sewer systems. The borrower sponsors purchased the Northwoods MHC property in November 2020 for $600,000 and have spent $564,000 in capital expenditures.

Town & Country MHC. The Town & Country MHC property is a 46-pad manufactured housing property built in 1965 on 10.91 acres and located in Thomaston, Georgia. The Town & Country MHC property consists of 43 tenant-owned homes and one park-owned home, of which 95% of single-wide and 5% are double-wide, and two single family homes. The Town & Country MHC property was 97.8% occupied as of March 2, 2026. The Town & Country MHC property is connected to public water and uses a septic sewer system. The borrower sponsors purchased the Town & Country MHC property in June 2020 for $1.0 million and have spent approximately $151,000 in capital expenditures.

McDonalds MHC. The McDonalds MHC property is a 46-pad manufactured housing property built in 1966 on 29.97 acres and located in Thomaston, Georgia. The McDonalds MHC property consists of 40 tenant-owned homes and three park-owned homes, of which 90% of single-wide and 10% are double-wide, and three single family homes. The McDonalds MHC property was 100.0% occupied as of March 2, 2026. The McDonalds MHC property is connected to public water and uses a septic sewer system. The borrower sponsors purchased the McDonalds MHC property in September 2020 for $1.0 million and have spent approximately $391,000 in capital expenditures.

Willow Lake MHC. The Willow Lake MHC property is a 48-pad manufactured housing property built in 1953 on 33.65 acres and located in Byron, Georgia. The Willow Lake MHC property consists of 47 tenant-owned homes, of which 100% are single-wide, and one single family home. The Willow Lake MHC property was 91.7% occupied as of March 2, 2026. The

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 14 – Georgia MHC Pool 3

Willow Lake MHC property is connected to public water and uses a septic sewer system. The borrower sponsors purchased the Willow Lake MHC property in May 2024 for $1.3 million and have spent approximately $693,000 in capital expenditures.

Jones Court MHP. The Jones Court MHP property is a 34-pad manufactured housing property built in 1970 on 10.39 acres and located in Orchard Hill, Georgia. The Jones Court MHP property consists of 31 tenant-owned homes and three park-owned homes, of which 100% are single-wide. The Jones Court MHP property was 100.0% occupied as of March 2, 2026. The Jones Court MHP property uses private well water and septic sewer system. The borrower sponsors purchased the Jones Court MHP property in December 2022 for $1.0 million and have spent approximately $281,000 in capital expenditures.

Pine Mountain MHP. The Pine Mountain MHP property is a 35-pad manufactured housing property built in 1966 on 3.49 acres and located in Pine Mountain, Georgia. The Pine Mountain MHP property consists of 24 tenant-owned homes and 11 park-owned homes, of which 100% are single-wide. The Pine Mountain MHP property was 100.0% occupied as of March 2, 2026. The Pine Mountain MHP property is connected to public water and septic sewer. The borrower sponsors purchased the Pine Mountain MHP property in September 2023 for $1.0 million and have spent approximately $30,000 in capital expenditures.

Additionally, across seven of the Georgia MHC Pool 3 Properties, a single third-party operator owns 83 tenant-owned homes with, of which the tenant-owned homes are further subleased to third party tenants (the “Occupancy Leases”). Four of the borrowers have entered into a master lease with affiliated tenants for seven of the Georgia MHC Pool 3 Properties with respect to pads at the applicable property where such affiliated tenant owns mobile homes that are rented to third parties.  The Georgia MHC Pool 3 Mortgage Loan documents restrict amendments, modifications and terminations of such master leases and Occupancy Leases (to the extent that such Occupancy Lease in the aggregate (i) covers more than 60 pads at one or more individual Georgia MHC Pool 3 Properties or (ii) constitutes more than 20% of total annual rents) and the total number of affiliate-owned mobile homes. Any additional affiliate-owned mobile homes or Occupancy Leases located at a Georgia MHC Pool 3 property must be subject to a master lease for such property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 14 – Georgia MHC Pool 3

The Markets. The following table presents certain market information relating to the Georgia MHC Pool 3 Properties:

Market Summary(1)
Property Name	Location	2025 1-mile Population	2025 3-mile Population	2025 5-mile Population	2025 1-mile Average Household Income	2025 3-mile Average Household Income	2025 5-mile Average Household Income	Monthly In Place Rent Per Pad(2)	Monthly Market Rent Per Pad
Cedar Village MHC	Hephzibah, GA	6,010	40,599	78,593	$79,829	$80,259	$73,760
Standard								$413	$500
Single Family Home								$700	$750
Ashworth Glen MHC	Commerce, GA	3,520	10,605	15,853	$76,183	$77,426	$77,250
Standard								$425	$500
Northwoods MHC	Barnesville, GA	2,493	8,835	13,091	$53,298	$74,818	$80,042
Standard								$417	$500
Town & Country MHC	Thomaston, GA	2,962	10,084	20,936	$75,161	$71,970	$69,686
Standard								$425	$500
Single Family Home								$800	$850
McDonalds MHC	Thomaston, GA	1,664	8,359	20,983	$73,640	$71,919	$71,093
Standard								$423	$500
Single Family Home								$733	$800
Willow Lake MHC	Byron, GA	1,882	11,396	32,013	$83,677	$94,278	$91,198
Standard								$425	$475
Single Family Home								$425	$750
Jones Court MHP	Orchard Hill, GA	789	6,610	23,195	$106,997	$114,543	$104,409
Standard								$421	$500
Pine Mountain MHP	Pine Mountain, GA	296	2,698	3,945	$86,030	$92,226	$94,595
Standard								$409	$450
(1)	Source: Appraisals.
(2)	Based on the borrowers’ rent rolls dated March 2, 2026.

The following table presents certain information relating to the historical and current occupancy of the Georgia MHC Pool 3 Properties:

Historical and Current Occupancy
Property	12/1/2023(1)	12/1/2024	12/1/2025	Current(2)
Cedar Village MHC	NAV	98.8%	100.0%	100.0%
Ashworth Glen MHC	98.2%	98.2%	100.0%	100.0%
Northwoods MHC	96.1%	96.1%	100.0%	100.0%
Town & Country MHC	97.8%	97.8%	97.8%	97.8%
McDonalds MHC	93.5%	97.8%	100.0%	100.0%
Willow Lake MHC	NAV	81.3%	91.7%	91.7%
Jones Court MHP	94.1%	100.0%	100.0%	100.0%
Pine Mountain MHP	97.1%	100.0%	97.1%	100.0%
Wtd. Avg.	96.3%	96.2%	98.5%	98.7%
(1)	The borrower sponsors acquired the Cedar Village MHC and Willow Lake MHC properties in May of 2024.
(2)	Current Occupancy is as of March 2, 2026.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 14 – Georgia MHC Pool 3

The following table presents certain information relating to the operating history and underwritten cash flows of the Georgia MHC Pool 3 Properties:

Operating History and Underwritten Net Cash Flow(1)
	2022	2023	2024	2025	Underwritten	Per Pad	%(2)
Gross Potential Rent	$665,571	$863,786	$1,578,726	$1,909,001	$2,012,460	$5,082	105.7%
(Vacancy/Credit Loss)	0	0	0	0	(108,783)	(275)	(5.7)
Net Rental Income	$665,571	$863,786	$1,578,726	$1,909,001	$1,903,677	$4,807	100.0%
Other Income(3)	55,505	197,869	220,340	328,226	328,226	829	17.2
Effective Gross Income	$721,076	$1,061,655	$1,799,066	$2,237,228	$2,231,902	$5,636	117.2%

Real Estate Taxes	17,846	22,917	55,990	53,810	52,948	134	2.4
Insurance	26,565	31,804	61,151	51,344	75,825	191	3.4
Other Expenses(4)	169,340	260,397	448,249	543,791	603,031	1,523	27.0
Total Expenses	$213,751	$315,119	$565,390	$648,946	$731,805	$1,848	32.8%

Net Operating Income	$507,325	$746,537	$1,233,676	$1,588,282	$1,500,097	$3,788	67.2%

Capital Expenditures	0	0	0	0	19,800	50	0.9

Net Cash Flow	$507,325	$746,537	$1,233,676	$1,588,282	$1,480,297	$3,738	66.3%
(1)	Historical Net Operating Income reflects partial financial information for certain of the Georgia MHC Pool 3 Properties given that three mortgaged properties were acquired in 2020, one mortgaged property was acquired in 2022, two mortgaged properties were acquired in 2023 and two mortgaged properties were acquired in 2024.
(2)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remainder of fields.
(3)	Other Income is primarily composed of utility reimbursements.
(4)	Other Expenses include management fee, utilities, repairs and maintenance, general and administrative and payroll and benefits.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 15 – City Line Midwest Portfolio - Pool B
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$11,100,000	Title:	Fee
Cut-off Date Principal Balance:	$11,100,000	Property Type - Subtype:	Self Storage - Self Storage
% of IPB:	2.1%	Net Rentable Area (SF):	121,125
Loan Purpose:	Acquisition	Location(2):	Various, IL
Borrowers:	American WPC Storage (Multi) I, LLC and National Storage 17 (Multi) II, LLC	Year Built / Renovated(2):	Various / Various
Borrower Sponsors(1):	Lawrence Charles Kaplan, George Thacker, Peter J. Veltri and Richard Schontz	Occupancy:	84.6%
Interest Rate:	6.45100%	Occupancy Date:	12/31/2025
Note Date:	3/25/2026	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	4/6/2031	3rd Most Recent NOI (As of):	$1,039,924 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$900,202 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$1,004,700 (12/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	84.3%
Amortization Type:	Interest Only	UW Revenues:	$1,558,634
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$547,954
Lockbox / Cash Management:	Springing	UW NOI:	$1,010,680
Additional Debt:	No	UW NCF:	$998,567
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$15,650,000 / $129
Additional Debt Type:	N/A	Appraisal Date:	2/10/2026
			Portfolio

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$92
Taxes:	$56,527	$8,318	N/A	Maturity Date Loan / SF:	$92
Insurance(4):	$0	Springing	N/A	Cut-off Date LTV:	70.9%
Replacement Reserves(5):	$434,500	Springing	N/A	Maturity Date LTV:	70.9%
Immediate Repair Reserve:	$205,609	$0	N/A	UW NCF DSCR:	1.38x
				UW NOI Debt Yield:	9.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$11,100,000	64.5%	Purchase Price	$15,529,500	90.2%
Sponsor Equity	6,110,151	35.5	Closing Costs	984,016	5.7
			Upfront Reserves	696,636	4.0
Total Sources	$17,210,151	100.0%	Total Uses	$17,210,151	100.0%
(1)	The borrower sponsors for the City Line Midwest Portfolio - Pool B Mortgage Loan (as defined below) are the same borrower sponsors for the following loans in the BBCMS 2026-5C41 pool: City Line Midwest Portfolio - Pool A, City Line Midwest Portfolio - Pool C, City Line Midwest Portfolio - Pool D, City Line Midwest Portfolio - Pool E and City Line Midwest Portfolio - Pool F.
(2)	See “The Properties” below.
(3)	4th Most Recent NOI is not available due to the borrowers not being provided financials in connection with the acquisition of the City Line Midwest Portfolio - Pool B Properties (as defined below).
(4)	So long as a blanket policy is not in effect, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that would be sufficient to pay the insurance premiums.
(5)	The borrowers are required to deposit $1,009.38 monthly if the Replacement Reserve account is equal to or less than $43,450.00, which represents 10% of the initial deposit at loan origination of the City Line Midwest Portfolio – Pool B Mortgage Loan.

The Loan. The City Line Midwest Portfolio - Pool B mortgage loan (the “City Line Midwest Portfolio - Pool B Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $11,100,000 and is secured by the borrowers’ fee interests in two self storage properties located in Illinois (the “City Line Midwest Portfolio - Pool B Properties”). The City Line Midwest Portfolio - Pool B Mortgage Loan has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 6.45100% per annum on an Actual/360 basis.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 15 – City Line Midwest Portfolio - Pool B

The Properties. The City Line Midwest Portfolio - Pool B Properties are comprised of two self storage properties located in Loves Park, Illinois and Rockford, Illinois. The portfolio totals 926 storage units (121,125 SF) that are currently 84.6% occupied as of December 31, 2025. The unit mix across the portfolio consists of 65.9% climate-controlled units, 32.9% non-climate controlled units, and 1.2% parking units.

The following table presents certain information relating to the City Line Midwest Portfolio - Pool B Properties:

Portfolio Summary
Property Name	Location	Allocated Loan Amount (“ALA”)	% of ALA	Occupancy(1)(2)	Year Built / Renovated	Net Rentable Area (SF)(1)	Units(1)	Loan/Unit	Appraised Value	% of UW NOI
CubeSmart Loves Park - Forest Hills Rd	Loves Park, IL	$4,450,000	40.1%	78.8%	1980 / NAP	58,061	352	$12,642	$6,350,000	40.2%
CubeSmart Rockford - Main St	Rockford, IL	$6,650,000	59.9%	89.9%	1958 / 1990	63,064	574	$11,585	$9,300,000	59.8%
Total	Various	$11,100,000	100.0%	84.6%		121,125	926	$11,987	$15,650,000	100.0%
(1)	Occupancy, Net Rentable Area (SF) and Units are based on the underwritten rent rolls dated as of December 31, 2025.
(2)	Occupancy is calculated based on Net Rentable Area.

The following table presents detailed information with respect to the unit mix of the City Line Midwest Portfolio - Pool B Properties:

Unit Mix(1)
Unit Type	Square Feet	% of Total Square Feet	Annual UW Rent	Annual UW Rent / Unit	Units	% of Total Units
Climate	62,925	52.0%	$1,039,536	$1,704	610	65.9%
Non-Climate	57,300	47.3	$672,420	$2,205	305	32.9
Parking	900	0.7	$12,696	$1,154	11	1.2
Total / Wtd. Avg.	121,125	100.0%	$1,724,652	$1,862	926	100.0%
(1)	Based on the underwritten rent rolls dated as of December 31, 2025.

Environmental. According to the Phase I environmental assessments dated January 26, 2026 and January 28, 2026, there was no evidence of any recognized environmental conditions at the City Line Midwest Portfolio - Pool B Properties.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 15 – City Line Midwest Portfolio - Pool B
Historical and Current Occupancy(1)
2023	2024	Current(2)
86.3%	91.3%	84.6%
(1)	Historical Occupancy is the annual average occupancy of each respective year and based on net rentable area.
(2)	Current Occupancy is based on the underwritten rent rolls dated as of December 31, 2025.

The following table presents certain information relating to the operating history and underwritten cash flows at the City Line Midwest Portfolio – Pool B Properties:

Operating History and Underwritten Net Cash Flow
	2023	2024	2025	Underwritten	Per Square Foot	%(1)
Gross Potential Rent	$1,433,263	$1,364,959	$1,427,266	$1,724,984	$1,862.83	93.3%
Other Income(2)	112,521	119,208	123,897	123,897	133.80	6.7
Total Gross Potential Income	$1,545,784	$1,484,167	$1,551,163	$1,848,881	$1,996.63	100.0%
(Vacancy / Credit Loss)	0	0	0	(290,247)	(313.44)	(15.7)
Effective Gross Income	$1,545,784	$1,484,167	$1,551,163	$1,558,634	$1,683.19	84.3%
Management Fee	46,374	44,525	46,535	46,759	50.50	3.0
Payroll	142,719	147,944	158,400	157,039	169.59	10.1
Utilities	95,603	95,726	59,679	54,313	58.65	3.5
Repairs and Maintenance	22,937	21,662	23,326	23,486	25.36	1.5
General and Administrative	64,903	68,089	68,722	59,233	63.97	3.8
Marketing	53,617	69,812	62,926	61,184	66.07	3.9
Real Estate Taxes	91,027	93,094	96,903	111,219	120.11	7.1
Insurance	(11,320)	43,113	29,972	34,721	37.50	2.2
Total Expenses	$505,860	$583,965	$546,463	$547,954	$591.74	35.2%
Net Operating Income	$1,039,924	$900,202	$1,004,700	$1,010,680	$1,091.45	64.8%
Total Capex / RR	0	0	0	12,113	13.08	0.8
Net Cash Flow	$1,039,924	$900,202	$1,004,700	$998,567	$1,078.37	64.1%
(1)	% column represents percent of Total Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Other Income consists of fee income, tenant insurance commissions, and retail sales and is underwritten based on the TTM figures as of December 31, 2025.

The Markets. The City Line Midwest Portfolio - Pool B Properties are located in Illinois. The CubeSmart Loves Park – Forest Hills Rd property is located in Loves Park, Illinois, which is approximately 85 miles northwest of Chicago. The CubeSmart Rockford – Main St property is located in Rockford, Illinois, which is approximately 87 miles northwest of Chicago.

The following table presents Self Storage supply information within a three-mile radius for the City Line Midwest Portfolio - Pool B Properties:

Submarket Inventory Summary(1)
Property Name	City, State	Total Units	Total SF Available	Avg. Unit Size (SF)	Avg. Year Built	Avg. Occupancy	Total SF Occupied
CubeSmart Loves Park – Forest Hills Rd	Loves Park, IL	3,564	483,554	136	2002	88.1%	425,920
CubeSmart Rockford – Main St	Rockford, IL	3,212	406,994	127	1993	87.3%	355,478
(1)	Source: Appraisals.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Contacts
Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Schmidt – Managing Director	daniel.schmidt@barclays.com	(212) 528-7479
Kara Foley – Director	kara.foley@barclays.com	(212) 526-4972
Greg Baker – Vice President	gregory.baker@barclays.com	(212) 526-5248
Matthew Jacob – Assistant Vice President	matthew.jacob@barclays.com	(212) 526-7268
Barclays CMBS Trading
Wenfei Liu - Director	wenfei.liu@barclays.com	(212) 526-2615
Sophia Ouyang –Vice President	sophia.ouyang@barclays.com	(212) 526-2615
Barclays Securitized Products Syndicate
Brian Wiele – Managing Director	brian.wiele@barclays.com	(212) 412-5780
Sean Foley - Director	sean.foley@barclays.com	(212) 412-5780
Citigroup CMBS Capital Markets and Banking
Raul Orozco – Managing Director	raul.d.orozco@citi.com	(212) 723-1295
Rick Simpson – Managing Director	richard.simpson@citi.com	(212) 816-5343
KeyBank CMBS Capital Markets and Banking
Joe DeRoy, Jr. – Senior Vice President	joe_a_deroy@keybank.com	(913) 317-4230
Jeffrey Watzke – Senior Vice President	jeffrey_d_watzke@keybank.com	(312) 730-2795
Kathy Messmer – Vice President	kathy_messmer@keybank.com	(913) 317-4153
Societe Generale CMBS Capital Markets & Banking
Justin Cappuccino – Managing Director	justin.cappuccino@sgcib.com	(212) 278-6393
Jim Barnard - Director	jim.barnard@sgcib.com	(212) 278-6263
Russell Yu – Vice President	russell.yu@sgcib.com	(212) 278-5467
UBS CMBS Capital Markets and Banking
Nicholas Galeone – Managing Director	nicholas.galeone@ubs.com	(212) 713-8832
Siho Ham – Managing Director	siho.ham@ubs.com	(212) 713-1278
Andrew Lisa – Executive Director	andrew.lisa@ubs.com	(212) 713-3506
Wells Fargo Real Estate Securitization and Capital Markets
Brigid Mattingly – Managing Director	brigid.mattingly@wellsfargo.com	(312) 269-3062
Sean Duffy – Managing Director	sean.duffy@wellsfargo.com	(312) 827-1518
Dan Thomas – Vice President	daniel.p.thomas@wellsfargo.com	(212) 214-2813

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
151